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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233159

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 10, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated August 9, 2019)

€

WPC Eurobond B.V.

% Senior Notes due 20

Fully, Unconditionally and Irrevocably Guaranteed by
W. P. Carey Inc.

Interest payable on

                   WPC Eurobond B.V. (the "Issuer") is offering €            aggregate principal amount of its        % Senior Notes due 20            (the "notes"). The notes will be issued in book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Issuer will pay interest annually in arrears on                        of each year, beginning on                        , 2020. The notes will mature on                        , 20            . However, the Issuer may, at its option, redeem the notes, in whole at any time or in part from time to time, at the applicable redemption price described in this prospectus supplement under the caption "Supplemental description of the notes and guarantee—Optional redemption." The notes will be senior unsecured obligations of the Issuer and will rank equally in right of payment with all of its other senior unsecured indebtedness from time to time outstanding. The notes will be fully, unconditionally and irrevocably guaranteed (the "guarantee") on a senior unsecured basis by W. P. Carey Inc. (the "Company"), the indirect parent company of the Issuer. The Company's guarantee will rank equally in right of payment with its other senior unsecured indebtedness and guarantees.

                   Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully read the information under the caption "Risk factors" beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the "SEC") on February 25, 2019, and subsequent Quarterly Reports on Form 10-Q, as well as the other information in this prospectus supplement and the accompanying prospectus and in the reports that we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

                   Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price(1)		Underwriting discount		Proceeds, before expenses, to us
Per note		%		%		%
Total	€		€		€

(1)
Plus accrued interest, if any, from September                     , 2019, if settlement occurs after that date.

                   The notes are a new issue of securities with no established trading market. Application has been made for the notes to be admitted to the Official List of the Irish Stock Exchange plc, trading as Euronext Dublin ("Euronext Dublin") and traded on the Global Exchange Market ("GEM") of Euronext Dublin. The listing application will be subject to approval by Euronext Dublin. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time.

                   The underwriters expect to deliver the notes in book-entry form under the New Safekeeping Structure (the "NSS") through Euroclear Bank SA/NV, as operator of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (together, Euroclear and Clearstream are referred to herein as the "ICSDs"), on or about                    , 2019, which is the seventh business day following the date of this prospectus supplement (such settlement cycle being referred to as "T+7"). Upon issuance, the notes will be represented by a global note in registered form (the "Global Note"), which is expected to be deposited with a common safekeeper ("Common Safekeeper") for Euroclear and Clearstream and registered in the name of the nominee of the Common Safekeeper.

                   The notes are intended to be held in a manner that will allow for Eurosystem eligibility. This means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.

Joint Book Running Managers

BofA Merrill Lynch	J.P. Morgan	Barclays

The date of this prospectus supplement is September                     , 2019.

Prospectus Supplement

              You should rely only on the information contained in, or incorporated, or deemed to be incorporated, by reference in, this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it as being so authorized. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated, or deemed to be incorporated, by reference herein or therein is accurate as of any date other than the respective dates of such documents or such other dates as may be specified herein or therein. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

              We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides certain information about us, and describes certain terms of the notes and the related guarantee and the offer and sale of the notes and the related guarantee. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time, some of which does not apply to the notes, the related guarantee or this offering. If there is a conflict between the description of the notes, the related guarantee or this offering in this prospectus supplement and that provided in the accompanying prospectus, the description in this prospectus supplement shall control. Additionally, we have incorporated by reference into this prospectus supplement and the accompanying prospectus specified documents that we have filed with the SEC. Certain other documents that we may file with the SEC prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to documents filed by us with the SEC. See "Where You Can Find More Information; Incorporation by Reference" in this prospectus supplement.

              Any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated, or deemed to be incorporated, by reference herein or therein will be deemed to have been modified or superseded to the extent that a statement subsequently contained in this prospectus supplement, in any free writing prospectus we may provide to you in connection with this offering, or in any document we file with the SEC under or pursuant to the Exchange Act, that is also incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering, together with the documents incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus as described under the caption "Where you can find more information; Incorporation by reference" beginning on page S-52 of this prospectus supplement. You should not consider any information contained or incorporated, or deemed to be incorporated, by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we may provide, to be investment, accounting, legal or tax advice. You should consult your own counsel, accountants and other advisors for investment, accounting, legal, tax and related advice regarding an investment in the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

              Unless the context otherwise requires or as otherwise specified, references in this prospectus supplement to "W. P. Carey," "we," "us" and "our" refer, collectively, to W. P. Carey Inc. and its consolidated subsidiaries, including WPC Eurobond B.V.; references to the "Company" refer only to W. P. Carey Inc., and not to any of its subsidiaries or affiliates; and references to the "Issuer" refer only to WPC Eurobond B.V., and not to its parent or subsidiaries or affiliates.

              References in this prospectus supplement to "$," "dollars," "USD" and "U.S. dollars" are to the currency of the United States of America; and references to "€" and "euro" are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

              IN CONNECTION WITH THE ISSUANCE OF THE NOTES, MERRILL LYNCH INTERNATIONAL (IN THIS CAPACITY, THE "STABILIZING MANAGER") (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT

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NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF (I) 30 DAYS AFTER THE ISSUE OF THE NOTES AND (II) 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED MUST BE CARRIED OUT IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

              None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus (i) is a prospectus for the purposes of the European Union's Regulation (EU) 2017/1129 (the "Prospectus Regulation") or (ii) has been reviewed by the Central Bank of Ireland or (ii) has been reviewed by the Central Bank of Ireland.

              This prospectus supplement and the accompanying prospectus constitute "listing particulars" (the "Listing Particulars") for the purposes of listing on the GEM. The notes are a new issue of securities with no established trading market. Application has been made for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM (which is not a regulated market for the purposes of Directive 2014/65/EU (as amended, "MiFID II") of Euronext Dublin). If such listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time.

              The communication of this prospectus supplement, the accompanying prospectus and any related free writing prospectus relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, in the United Kingdom, this prospectus supplement, the accompanying prospectus and any related free writing prospectus are for distribution only to, and are only directed at, persons who (i) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 ("Financial Promotion") Order 2005, as amended, (the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order or (iii) are any other persons to whom they may otherwise lawfully be communicated under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). This prospectus supplement, the accompanying prospectus and any related free writing prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.

MiFID II Product governance / Professional investors and ECPs only target market

              Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

S-iii

Prohibition of Sales to EEA retail investors

              The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

              Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying prospectus, and the documents incorporated, or deemed to be incorporated, by reference herein and therein contain statements that are based on our current expectations, our estimates and forecasts, our projections about our future performance, our expectations for our business, our beliefs and our management's assumptions and other matters, and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding: the impact of the CPA:17 Merger and the potential UPREIT Reorganization (each as hereinafter defined); the amount and timing of any future dividends; statements regarding our corporate strategy and estimated or future economic performance and results, including our projected assets under management, underlying assumptions about our portfolio (e.g., occupancy rate, lease terms, and tenant credit quality, including our expectations about tenant bankruptcies and interest coverage), possible new acquisitions and dispositions, and our international exposure (including the effects of the United Kingdom invoking Article 50 of the Treaty on European Union on March 29, 2017, initiating the process to leave the European Union) and acquisition volume; our capital structure, future capital expenditure levels (including any plans to fund our future liquidity needs), and future leverage and debt service obligations; our capital markets program, including our credit ratings and ability to sell shares under our "at-the-market" program and the use of proceeds from this program; the outlook for the investment programs that we manage, including their earnings, as well as possible liquidity events for those programs; statements that we make regarding our ability to remain qualified for taxation as a real estate investment trust ("REIT"), and the Tax Cuts and Jobs Act; the impact of recently issued accounting pronouncements; other regulatory activity, such as the General Data Protection Regulation in the European Union or other data privacy initiatives; and the general economic outlook. Forward-looking statements are generally identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors.

              The information under the caption "Risk factors" beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019, and subsequent Quarterly Reports on Form 10-Q, as well as any additional information and risks that we disclose in reports that we have filed (since the filing of such reports, in each instance) with the SEC pursuant to the Exchange Act, which are incorporated, or deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus, identify important factors with respect to forward-looking statements, including certain risks

S-iv

and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements.

              Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also materially and adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects.

              In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated, or deemed to be incorporated, by reference herein and therein will in fact transpire. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, potential investors are cautioned not to place undue reliance on forward-looking statements as a prediction of future results. We do not undertake any obligation to update or revise any forward-looking statements except as required by applicable law. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

              The following summary highlights information more fully described elsewhere or incorporated, or deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. Before making a decision to invest in the notes and the related guarantee, you should carefully read this entire prospectus supplement, including the matters set forth under the caption "Risk factors" beginning on page S-8, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering, and the documents incorporated, or deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated, or deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus.

The Issuer

              WPC Eurobond B.V. was formed for the sole purpose of issuing debt obligations and is wholly-owned by WPC Holdco LLC, a Maryland limited liability company ("WPC Holdco") that is wholly-owned by W. P. Carey Inc. WPC Eurobond B.V. is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands on October 14, 2016, with its corporate seat in Amsterdam, the Netherlands and office address at Strawinskylaan 741, Tower C, 7th Floor, 1077 XX Amsterdam, the Netherlands, and is registered with the Trade Register under number 67078028. The Issuer is and is expected to remain an indirect wholly-owned subsidiary of the Company until such time as any proposed UPREIT Reorganization takes place, as described in "Risk Factors—If we consummate the UPREIT Reorganization and the Operating Partnership (as hereinafter defined) issues a guarantee with respect to the notes, under specific circumstances, the guarantee could be void and holders of notes could be required to return any payments received from the Operating Partnership." The relationship between the Issuer and the Company is governed by the respective constituent documents of the Issuer and the Company and the applicable laws of the Netherlands and the state of Maryland.

The Company

              W. P. Carey Inc. was incorporated on February 15, 2012 as a Maryland corporation (registration number D14517007). W. P. Carey Inc. will fully, unconditionally and irrevocably guarantee the payment of the principal of, and premium, if any, and interest on the notes offered hereby when due and payable.

Overview

              W. P. Carey Inc. is an internally-managed diversified REIT and a leading owner of commercial real estate net-leased to companies located primarily in the United States and Europe on a long-term basis. As of June 30, 2019, we owned a diversified investment portfolio that included full or partial ownership interests in 1,198 net-leased properties, with an occupancy rate of 98.2% and a weighted average lease term of 10.4 years.

              W. P. Carey's net-leased real estate portfolio is diversified by geography, tenant, asset type and tenant industry. It is comprised primarily of single-tenant industrial, warehouse, office, and retail facilities that are essential to our corporate tenants' operations. As of June 30, 2019, we had 320 tenants that operate in a wide variety of sectors, providing additional diversification to the portfolio. Approximately two-thirds of our contractual minimum annualized base rent ("ABR") was from properties located in the United States and approximately one-third was from properties located outside the United States, primarily in Western and Northern Europe. Our European portfolio consisted of 504 net-leased properties located in 21 countries, with the largest concentrations in Germany, Poland, the Netherlands, Spain and the United Kingdom.

              The majority of W. P. Carey's leases specify a base rent with scheduled rent increases (either tied to inflation or fixed) and require the tenant to pay substantially all of the costs associated with operating and maintaining the property. As of June 30, 2019, 63% of ABR was derived from leases with built-in rent escalations linked to inflation.

              In addition to the lease revenues from our real estate portfolio, we earn fee revenue by advising certain non-traded public and private investment programs through our investment management business (the "Managed Programs"). In June 2017, we exited non-traded retail fundraising activities and no longer sponsor new investment programs. On October 31, 2018, we acquired one of our former investment programs, Corporate Property Associates 17—Global Incorporated, for approximately $5.9 billion (the "CPA:17 Merger"). As of June 30, 2019, we managed approximately $7.6 billion of total assets on behalf of the Managed Programs. We currently expect to continue to manage all existing Managed Programs through the end of their respective life cycles.

Recent developments

At-the-Market ("ATM") Equity Issuance

              During the six months ended June 30, 2019, we utilized our "at-the-market" program ("Prior ATM Program"), to issue 5,169,840 shares of common stock at a weighted-average price of $77.06 per share, for net proceeds of approximately $392.1 million. On August 9, 2019, we terminated the Prior ATM Program, and entered into a new equity sales agreement with the various sales agents and forward purchasers named therein. In accordance with the terms of such sales agreement, W. P. Carey may offer and sell shares of common stock from time to time with an aggregate gross sales price of up to $750,000,000 (the "New ATM Program"). Through September 3, 2019, we issued 1,399,353 shares of common stock under the New ATM Program at a weighted-average price of $88.58 per share, for net proceeds of approximately $122.4 million bringing our total ATM issuance to 6,569,193 shares of common stock for net proceeds of approximately $514.5 million year-to-date. Proceeds were primarily used to repay debt, including secured mortgage debt, and to fund acquisitions.

Secured Debt Repayment Activity

              In the six months ended June 30, 2019, we prepaid $493.3 million of secured mortgage debt, with a weighted average interest rate of 5.1%, and repaid $18.8 million of secured mortgage debt at maturity, with a weighted average interest rate of 6.0%. Subsequent to quarter end through September 3, 2019, we prepaid $13.8 million of secured mortgage debt, with a weighted average interest rate of 5.7%, and repaid $20.6 million of secured mortgage debt at maturity, with a weighted average interest rate of 6.1%. The total ABR associated with debt repaid during the six months ended June 30, 2019 and subsequent to quarter end through September 3, 2019 on our net lease properties was approximately $66.4 million. These prepayments and repayments were primarily funded with proceeds received from issuance under our Prior ATM Program and amounts drawn on our Unsecured Revolving Credit Facility (the "Unsecured Revolving Credit Facility"). As of September 3, 2019, the amount outstanding under our Unsecured Revolving Credit Facility was approximately $175.9 million, which included USD borrowings of $70.0 million, $83.1 million USD equivalent euro-denominated borrowings and $22.8 million USD equivalent JPY borrowings.

Investment and Disposition Activity

              In the six months ended June 30, 2019, we completed investments totaling $394.7 million, which consisted of: (i) 17 properties, totaling approximately 2.8 million square feet, for an aggregate purchase price of $311.5 million, and (ii) five capital investment projects, totaling 1.5 million square feet, for an aggregate investment of $83.2 million. The completed investments have a weighted average lease term of 18.4 years. Subsequent to quarter end through September 3, 2019, we completed investments totaling $45.2 million, which consisted of five properties, totaling approximately 0.9 million square feet. Since the beginning of 2018 through September 3, 2019, we completed investments in Europe totaling $572.7 million USD equivalent.

              As of June 30, 2019, we had six active capital investment projects, with a total commitment of $183.7 million, including $30.5 million of projects located in Europe. All six remaining capital investment projects are unencumbered and are expected to have a weighted average lease term of 21 years. The commencement date, completion date and final cost of these six capital investment projects are subject to various factors, and we can make no assurances regarding the ultimate timing, cost or terms of such projects.

              We disposed of six properties in the six months ended June 30, 2019 for gross proceeds of approximately $21.9 million. Subsequent to quarter end through September 3, 2019, we disposed of an additional four properties for approximately $6.3 million.

 THE OFFERING

              The following summary contains basic information about the notes and related guarantee and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes and related guarantee, please refer to the sections entitled "Supplemental description of the notes and guarantee" in this prospectus supplement and "Description of WPC Finance Debt Securities and the Guarantee" in the accompanying prospectus.

Issuer	WPC Eurobond B.V.
Guarantor	W. P. Carey Inc.
Securities offered	€ aggregate principal amount of % Senior Notes due 20 .
ISIN and Common Code	ISIN: Common Code:
Stated maturity date	The notes will mature on , 20 , unless redeemed prior to such date.
Interest rate	% per year, accruing from September , 2019.
Interest payment dates	of each year, beginning on , 2020.
Guarantee

All payments on the notes, including the principal of, and premium, if any, and interest on, the notes will be fully, unconditionally and irrevocably guaranteed by the Company. Under certain circumstances, our operating partnership, WPC Holdco LLC, that currently owns all or substantially all of our assets, may be required to execute a guarantee in favor of the notes. See "Supplemental Description of the Notes and Guarantee—Possible Future Guarantee."

Optional redemption

The notes will be redeemable, at the Issuer's sole option, in whole at any time or in part from time to time, in each case prior to                , 20      (        prior to the stated maturity date of the notes), for cash, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) a "make-whole" amount, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption. See "Supplemental description of the notes and guarantee—Optional redemption" in this prospectus supplement.

In addition, at any time on or after                , 20      (        prior to the stated maturity date of the notes), the notes will be redeemable, at the Issuer's sole option, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption.

Use of proceeds

We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement and the accompanying prospectus, after deducting the underwriting discount and other estimated expenses payable by us, will be approximately €          million, or $        million based on the euro/U.S. dollar exchange rate as of September 3, 2019 (see "Currency conversion"). We intend to use the net proceeds from this offering for general corporate purposes, to repay indebtedness, including reducing amounts outstanding under the Company's Unsecured Revolving Credit Facility and the repayment of certain secured debt and to fund potential future acquisitions. See "Use of proceeds" in this prospectus supplement.

Restrictive covenants

The indenture contains covenants that, among other things, require the Company to maintain at all times a specified ratio of unencumbered assets to unsecured debt and limit the Company from incurring secured and unsecured indebtedness. However, those covenants are subject to significant exceptions. In addition, the ability of the Issuer and the Company to consummate a merger, consolidation or a transfer of all or substantially all of their respective consolidated assets to another person is limited unless certain conditions are satisfied. For additional information, see "Supplemental description of the notes and guarantee—Certain covenants" in this prospectus supplement and "Description of WPC Finance Debt Securities and the Guarantee—Merger, Consolidation and Transfer of Assets" in the accompanying prospectus.

Ranking

The notes will be senior unsecured obligations of the Issuer and will rank equally in right of payment with all of the Issuer's other senior unsecured indebtedness from time to time outstanding. The Issuer presently has no indebtedness outstanding other than (i) €500,000,000 aggregate principal amount of its 2.250% Senior Notes due 2024, (ii)  €500,000,000 aggregate principal amount of its 2.125% Senior Notes due 2027, and (iii) €500,000,000 aggregate principal amount of its 2.250% Senior Notes due 2026.

The Company's guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all of the Company's other senior unsecured indebtedness and guarantees from time to time outstanding and structurally subordinated to all of the indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the Company's subsidiaries (other than the Issuer) and effectively subordinated to all of the Company's indebtedness that is secured by the Company's assets to the extent of the value of the collateral securing such indebtedness. As of June 30, 2019, W. P. Carey had consolidated indebtedness of $6.2 billion outstanding, of which $2.2 billion was secured indebtedness issued by certain of its subsidiaries (other than the Issuer).

Further issuances

The Issuer may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of the notes and issue such additional debt securities, in which case any additional debt securities so issued will have the same form and terms (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the notes and such additional debt securities will form a single series of debt securities under the indenture with the notes, provided that any additional debt securities must be fungible with the previously outstanding notes for U.S. federal income tax purposes.

Additional amounts

Subject to certain exceptions and limitations set forth herein, the Issuer or the Company, as applicable, will pay to a holder who is not a U.S. person (as defined below) additional amounts on the notes as are necessary so that the net payment by us or the paying agent of the principal of, and premium, if any, and interest on, the notes, after withholding or deduction for, or on account of, any present or future tax, duty, assessment or governmental charge of whatever nature imposed or levied by the Netherlands or the United States or any taxing authority thereof or therein, as applicable, will not be less than the amount provided in the notes to be then due and payable. See "Supplemental description of the notes and guarantee—Payment of additional amounts" in this prospectus supplement.

Redemption for tax reasons

The Issuer may redeem all, but not less than all, of the notes in the event of certain changes in the tax laws of the Netherlands or the United States or any taxing authority thereof or therein, as applicable, that would obligate the Issuer or the Company to pay additional amounts as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest on the notes to, but not including, the date fixed for redemption. See "Supplemental description of the notes and guarantee—Redemption for tax reasons" in this prospectus supplement.

Currency of payments

All payments of the principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, or if the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See "Supplemental description of the notes and guarantee—Issuance in euro" in this prospectus supplement.

Denominations

The Issuer will issue the notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be represented on issue by the Global Note and will be delivered to the Common Safekeeper.

Listing

The notes are a new issue of securities with no established trading market. Application has been made for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin. If such a listing is obtained, we have no obligation to maintain such listing and may delist the notes at any time. The underwriters have advised us that they intend to make a market in the notes after this offering is completed, but they are not obligated to do so and may discontinue any market-making activity at any time without notice to, or the consent of, noteholders.

Book-entry form

The notes will be issued in the form of a permanent Global Note in registered form intended to be held under the NSS. The Global Note will be deposited with, or on behalf of, the Common Safekeeper for Clearstream and Euroclear and issued to and registered in the name of the nominee of the Common Safekeeper. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the ICSDs. Investors may hold their beneficial interests in the Global Note directly through an ICSD if they have an account with an ICSD or indirectly through organizations that have accounts with the ICSDs. See "Supplemental description of the notes and guarantee—Book-entry procedures, delivery and form" in this prospectus supplement.

Eurosystem eligibility

The notes are intended to be held in a manner that will allow for Eurosystem eligibility. This means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem, either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.

Risk factors

You should carefully read the "Risk factors" beginning on page S-7 of this prospectus supplement and in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019, and subsequent Quarterly Reports on Form 10-Q, as well as all other information, in each case included and incorporated, or deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

Trustee, Transfer Agent and Registrar	U.S. Bank National Association
Paying Agent	Elavon Financial Services DAC
Governing law	State of New York

RISK FACTORS

              In addition to the risks incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019, and subsequent Quarterly Reports on Form 10-Q, and the other information included or incorporated, or deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before making a decision to invest in the notes. The risks and uncertainties included or incorporated, or deemed to be incorporated, by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our business, financial condition, liquidity, results of operations, and prospects. The realization of any of these risks could have a material adverse effect on our business, financial condition, liquidity, results of operations, and prospects, as well as our ability to service our indebtedness, including the notes. In addition, the market price of your notes could be adversely affected, potentially significantly, and you could lose all or a substantial part of your investment in the notes.

The Issuer is a finance company and investors should therefore consider the financial condition and liquidity of the Company rather than that of the Issuer.

              The main purpose of the Issuer is to act as a finance company for the Company and its other subsidiaries. As such, the Issuer's main activity is to borrow funds and lend those funds to the Company and its other subsidiaries. The Issuer's ability to pay interest and repay principal in respect of its borrowings depends upon the financial condition and liquidity of the Company and its other subsidiaries. Therefore, investors should consider the financial condition and liquidity of the Company rather than that of the Issuer.

We may not be able to meet all of our debt service obligations, including those under the notes and the guarantee, and our existing debt obligations.

              The Issuer's ability to make required payments on the notes depends on the ability of the Company and its other subsidiaries to generate sufficient cash flow and their ability to pay amounts due to the Issuer under the intercompany receivable, or alternatively the ability to contribute additional funds to the Issuer. Such contributions may be restricted by, among other things, the Unsecured Revolving Credit Facility, the Company's other outstanding indebtedness (including its unsecured senior notes) and applicable laws and regulations. See "—We may not be able to generate sufficient cash flow to meet all of our debt service obligations, including those under the notes and the guarantee."

              If we are unable to obtain the funds necessary to pay the principal amount at maturity of the notes, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes.

              The notes will be fully, unconditionally and irrevocably guaranteed on a senior unsecured basis by the Company. As of June 30, 2019, W. P. Carey had consolidated indebtedness of approximately $6.2 billion outstanding. Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:

  •
  our cash flow may be insufficient to meet our debt service obligations with respect to the notes and the guarantee and our other indebtedness, which would enable lenders and other debtholders to accelerate the maturity of their indebtedness, or may be insufficient to fund other important business uses after meeting such obligations;

  •
  we may violate restrictive covenants in our debt agreements, which would entitle lenders and other debtholders to accelerate the maturity of their indebtedness;

  •
  debt service requirements and financial covenants relating to our indebtedness may limit our ability to maintain our REIT qualification;

  •
  we may be unable to hedge our debt, counterparties may fail to honor their obligations under any of our hedge agreements, such agreements may not effectively hedge interest rate or currency fluctuation risk, and, upon the expiration of any of our hedge agreements, we would be exposed to then-existing market rates of interest or currency exchange rates and future rate volatility;

  •
  we may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of our original indebtedness or otherwise be generally unfavorable;

  •
  because a portion of our debt bears interest at variable rates, increases in interest rates could materially increase our interest expense;

  •
  we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

  •
  upon any default on our secured indebtedness, the lenders may foreclose on our properties or our interests in the entities that own the properties that secure such indebtedness and receive an assignment of rents and leases; and

  •
  we may be unable to raise additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon acquisition opportunities or meet operational needs.

              If any one of these events were to occur, our business, financial condition, liquidity, results of operations, and prospects, as well as our ability to satisfy our debt obligations, including those under the notes, could be materially and adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, a circumstance that could hinder the Company's ability to meet the REIT distribution requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code").

The notes will be effectively subordinated to any of the Issuer's secured debt.

              The notes will be senior unsecured obligations of the Issuer and will rank equally in right of payment with all of the Issuer's other senior unsecured indebtedness from time to time outstanding. The notes are not secured by any of our assets and would be effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Issuer had no secured indebtedness outstanding as of the date of this prospectus supplement.

The guarantee will be effectively subordinated to the Company's secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the indebtedness and any preferred equity of the Company's subsidiaries (other than the Issuer).

              The Company's guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all of the Company's other senior unsecured indebtedness (including its outstanding unsecured senior notes). The guarantee will be effectively subordinated to all of the Company's secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of June 30, 2019, W. P. Carey had approximately $2.2 billion of secured indebtedness outstanding. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

              The Company's guarantee (and its outstanding unsecured senior notes) will also be structurally subordinated to all indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the Company's subsidiaries (other than the Issuer), which is important since the Company has no significant operations or assets other than its equity interests in its subsidiaries. As of June 30, 2019, the Company's subsidiaries, other than the Issuer, had approximately $2.2 billion of secured indebtedness outstanding. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of the Company's subsidiaries, the Company, as a common equity owner of such subsidiary, will be subject to the prior claims of such subsidiary's creditors (including trade creditors) and preferred equity holders. Therefore, holders of the Company's debt, including the guarantee, will be subject to the prior payment of these claims. Furthermore, while the indentures governing the notes and the Company's outstanding unsecured senior notes limit the ability of the Company's subsidiaries to incur additional indebtedness in the future, the indentures do not prohibit the Company's subsidiaries from incurring such indebtedness if we are in compliance with certain financial ratios and other requirements at the time of its incurrence.

              Similarly, if we consummate the UPREIT Reorganization and the Operating Partnership issues a guarantee with respect to the notes (see "Supplemental Description of the Notes and Guarantee—Possible Future Guarantee"), the Operating Partnership's guarantee will be (i) effectively subordinated to all of the Operating Partnership's secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and (ii) structurally subordinated to all indebtedness and other liabilities whether secured or unsecured, and any preferred equity of the Operating Partnership's subsidiaries (other than the Issuer).

We may not be able to generate sufficient cash flow to meet all of our debt service obligations, including those under the notes and the guarantee.

              Our ability to meet all of our debt service obligations (including those under the notes and the guarantee), to refinance our indebtedness (including the notes), and to fund our operations, working capital, acquisitions, capital expenditures and other business uses, depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

              We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us on favorable terms, or at all, in an amount sufficient to enable us to meet all of our debt service obligations, including those under the notes and the guarantee, or to fund our other business needs. Furthermore, if we incur additional indebtedness in connection with future acquisitions or development projects, or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.

              We may need to refinance all or a portion of our indebtedness, including the notes, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

  •
  our business, financial condition, liquidity, results of operations, and prospects and market conditions at the time; and

  •
  restrictions in the agreements governing our indebtedness.

              As a result, we may not be able to refinance any of our indebtedness, including the notes, or obtain additional financing on favorable terms, or at all.

              If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings are not available to us, we may be unable to meet all of our debt service obligations, including those under the notes and the guarantee. As a result, we would be forced to take other actions to meet those obligations, such as selling properties, raising equity or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot assure you that we will be able to effect any of these actions on favorable terms, or at all.

We may incur significantly more indebtedness in the future, which would exacerbate any or all of the risks that we face.

              We may incur substantial additional indebtedness in the future. Although the agreements governing our indebtedness, including the indenture governing the notes, will limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur substantial additional indebtedness in the future, the risks associated with our substantial leverage, including our inability to meet all of our debt service obligations, including those under the notes and the guarantee, would be exacerbated.

The indenture governing the notes contains restrictive covenants that restrict our ability to expand or fully pursue our business strategies.

              The indenture governing the notes contains financial and operating covenants that, among other things, will restrict the ability of the Issuer and the Company to take specific actions, even if they believe them to be in their respective best interest, including (subject to various exceptions) restrictions on the ability of the Issuer and the Company to consummate a merger, consolidation or a transfer of all or substantially all of their respective consolidated assets to another person.

              In addition, our current debt agreements require us to meet specified financial ratios and the indenture governing the notes requires us to limit the amount of our total debt and the amount of our secured debt before incurring new debt, to maintain at all times a specified ratio of unencumbered assets to unsecured debt and to meet a debt service coverage ratio before incurring new debt. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of our debt agreements may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could result in the acceleration of the maturity of such indebtedness and potentially other indebtedness. If any of our indebtedness is accelerated prior to maturity, we may not be able to repay such indebtedness or refinance such indebtedness on favorable terms, or at all.

If an active trading market does not develop or is not maintained for the notes, you may not be able to resell them on favorable terms when desired, or at all.

              Application has been made for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin. The notes are a new issue of securities with no established trading market. Accordingly, even if the notes are listed, we cannot assure you that an active trading market will ever develop for the notes or, if one develops, that it will be maintained. Further, while the underwriters have advised us that they intend to make a market in the notes after this offering is completed, they are not obligated to do so and may discontinue any market-making activity at any time without notice to, or the consent of, noteholders. The lack of an active trading market could adversely affect your ability to sell the notes when desired, or at all, and the price at which you may be able to sell the notes. The liquidity of the trading market, if any, and future market prices of the notes will depend on many factors, including, among other things, prevailing interest rates, credit ratings, our business, financial condition, liquidity, results of operations, and prospects, the market for similar securities, and overall conditions in the securities markets, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on noteholders, regardless of our business, financial condition, liquidity, results of operations, or prospects.

The market price of the notes may be volatile.

              The market price of the notes may be volatile and be subject to wide fluctuations. The market price of the notes may fluctuate as a result of factors that are beyond our control or unrelated to our historical and projected business, financial condition, liquidity, results of operations, and prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

An increase in interest rates could result in a decrease in the market price of the notes.

              In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market price of the notes is likely to decline. We cannot predict the future level of market interest rates.

The Issuer is a company incorporated under the laws of the Netherlands. Judgments rendered by a court in the United States will not be directly enforced by the Netherlands courts.

              As the Issuer is a company incorporated under the laws of the Netherlands, and there is no treaty between the United States and the Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not be directly enforced by the Netherlands courts. However, if a person has obtained a final and conclusive judgment for the payment of money based on civil liability rendered by a U.S. court that is enforceable in the United States (a "foreign judgment") and files such claim with the competent Netherlands court, the Netherlands court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Netherlands public policy.

Insolvency laws of jurisdictions outside of the United States may preclude holders of the notes from recovering payments due on the notes.

              The Issuer is organized under the laws of the Netherlands. The insolvency laws of the Netherlands may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar.

Holders of the notes will receive payments solely in euro except under the limited circumstances provided herein.

              All payments of the principal of, premium, if any, and interest on the notes will be made in euro except under the limited circumstances provided herein. See "Currency conversion." In addition, any additional amounts, as described in "Supplemental description of the notes and guarantee—Payment of additional amounts" and "Currency conversion" in this prospectus supplement, will be made in euro. We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of the notes in converting, any payments of interest, principal, premium, if any, redemption price or any additional amounts made with respect to the notes into U.S. dollars or any other currency.

An investment in the notes by a purchaser whose home currency is not the euro entails significant risks.

              An investment in securities that are denominated and payable in a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser primarily conducts its business or activities (in each case, the "home currency") entails significant risks not associated with securities denominated and payable in the home currency. Accordingly, an investment in the notes by a purchaser whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the noteholder's home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events, as well as the supply of and demand for the relevant currencies. In recent years, rates of exchange between the euro and certain currencies, including the U.S. dollar, have been highly volatile and noteholders should be aware that such volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against a noteholder's home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the noteholder.

If, as permitted by the notes, we make payments in U.S. dollars when we are unable to obtain euro, you will be exposed to significant risks if your home currency is not U.S. dollars.

              If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, or if the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the market exchange rate for euro on the second business day before payment is due, or if such market exchange rate is not then available, on the then most recently available market exchange rate for euro. See "Supplemental description of the notes and guarantee—Issuance in euro." Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above under "—An investment in the notes by a purchaser whose home currency is not the euro entails significant risks."

In a lawsuit for payment on the notes, a noteholder may bear currency exchange risk.

              The notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York, and a lawsuit for payment on the notes may be heard in a state or federal court in New York state. A New York state statute presently in effect, but subject to amendment, would require a New York state court hearing such a lawsuit to render its decision or award in euro. The judgment entered on that award, however, will be denominated in U.S. dollars and converted at the exchange rate prevailing on the date of the judgment's entry. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant period of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would be expected to apply the foregoing New York law.

              In courts outside of New York, noteholders may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment.

Noteholders are exposed to the consequences of denomination of a minimum specified denomination plus a higher integral multiple.

              The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. However, it is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denomination or that are not integral multiples of €1,000 in excess thereof. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant Global Note, a holder who does not have the minimum denomination or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the denomination requirements.

Your investment has various U.S. federal income tax risks.

              Although the provisions of the Code generally relevant to an investment in the notes are described in "Additional material U.S. federal income tax considerations" in this prospectus supplement and "Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Debt Securities" in the accompanying prospectus, we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws on you with regard to an investment in the notes.

The Global Note will be held by or on behalf of Euroclear and Clearstream and, therefore, investors will have to rely on their procedures for transfer, payment and communication with us.

              The notes will be represented by a Global Note that will be held under the NSS with a Common Safekeeper for Euroclear and Clearstream. Except in certain limited circumstances described in the Global Note, investors will not be entitled to receive definitive notes in exchange for interests in the Global Note. While the notes are represented by the Global Note, investors will be able to trade their beneficial interests only through Euroclear and Clearstream.

              We will discharge our payment obligations under the notes by making payments to or to the order of the Common Safekeeper for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Note.

              Holders of beneficial interests in the Global Note will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.

              Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee by the Company in respect of the notes or a guarantee that may be issued by the Operating Partnership under certain circumstances in respect of the notes, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of a guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee, and one of the following is true:

  •
  it was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

  •
  it was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  it intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

              In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

              The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they become due.

              A court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

              A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited from the issuance of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor. If the court were to void such guarantee, neither the Issuer nor the Company can assure you that funds would be available to make any and all required payments in respect of the notes. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor.

              The Company currently intends to reorganize (the "UPREIT Reorganization") into an umbrella partnership real estate investment trust (an "UPREIT"). In connection therewith, the Company intends to convert WPC Holdco LLC, its direct wholly-owned subsidiary that currently owns all or substantially all of its assets, into a limited partnership (the "Operating Partnership"). Following the consummation of the UPREIT Reorganization, the Company would initially own all or substantially all of the equity interests in the Operating Partnership, including all of the non-economic equity interests of the general partner thereof, and the Operating Partnership is expected to own all or substantially all of the assets that the Company and WPC Holdco LLC owned prior to the UPREIT Reorganization. The Company believes the UPREIT structure will provide it with multiple benefits, including flexibility to acquire assets using units of the Operating Partnership, which would be a tax-deferred currency. There can be no assurance if or when the UPREIT Reorganization will occur. Under certain circumstances, the Operating Partnership may be required to execute a guarantee in favor of the notes. See "Supplemental description of the notes and guarantee—Possible Future Guarantee" herein. Accordingly, under the same logic set forth above, if the Company consummates the UPREIT Reorganization and the Operating Partnership issues a guarantee with respect to the notes, it is possible that the Operating Partnership's obligations under the guarantee could be voided, or claims in respect of any such guarantee could be subordinated to all other debts of the Operating Partnership, or any payments made by the Operating Partnership pursuant to the guarantee could be required to be returned to the Operating Partnership. The risk that a guarantee provided by the Operating Partnership in the future may be voided or otherwise impaired may be exacerbated due to the fact that any such guarantee would be issued after the issuance of the notes, making it more likely that a court would find that the Operating Partnership did not receive reasonably equivalent value or fair consideration for its guarantee or that it did not benefit from the issuance of the notes.

OUR PORTFOLIO

              As of June 30, 2019, we owned a diversified investment portfolio that included full or partial ownership interests in 1,198 properties totaling approximately 136.6 million square feet net-leased to 320 tenants with an occupancy rate of 98.2% and generating $1.1 billion of ABR. Our European owned real estate portfolio was comprised of full or partial ownership interests in 504 properties totaling approximately 42.5 million square feet net-leased to 79 tenants with an occupancy rate of 99.8% and generating $381.8 million of ABR. The weighted average lease terms for our total owned portfolio and our European portfolio were 10.4 years and 11.0 years, respectively. As of June 30, 2019, approximately 53% of the Managed Programs' ABR was derived from net-lease properties located in Europe.

              W. P. Carey has purchased approximately $3.2 billion USD equivalent of net-lease assets in Europe from January 1, 2014 through September 3, 2019 for its owned real estate portfolio and on behalf of the Managed Programs.

Geographic Diversification

              Information regarding the geographic diversification of our net-leased properties as of June 30, 2019 is set forth below:

(In thousands, except percentages. Pro rata(1).)

	W. P. Carey
	Total Net Lease		Unencumbered Net Lease(2)
Region	ABR	ABR %	ABR	ABR %
U.S.
South	$211,409	18.9%	$131,505	19.6%
East	189,719	17.1%	96,173	14.4%
Midwest	160,601	14.4%	94,584	14.1%
West	151,933	13.6%	76,442	11.5%

U.S. Total	713,662	64.0%	398,704	59.6%
Europe
Germany	65,246	5.9%	57,724	8.6%
Poland	51,418	4.6%	24,356	3.7%
The Netherlands	49,647	4.4%	30,097	4.5%
Spain	49,580	4.4%	41,211	6.2%
United Kingdom	38,383	3.5%	34,224	5.1%
Other(3)	127,503	11.4%	62,222	9.3%

Europe Total	381,777	34.2%	249,834	37.4%
Other International(4)	20,382	1.8%	20,382	3.0%

Total	$1,115,821	100.0%	$668,920	100.0%

(1)
This table contains certain metrics prepared under the pro rata consolidation method, as defined in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

(2)
Represents properties unencumbered by mortgage debt.

(3)
Includes assets in Italy, France, Denmark, Finland, Croatia, Lithuania, Norway, Hungary, Austria, Portugal, Czech Republic, Slovakia, Latvia, Sweden, Belgium, and Estonia.

(4)
Includes assets in Canada, Mexico, and Japan.

Property Type Diversification

              Information regarding the property diversification of our net-leased properties as of June 30, 2019 is set forth below:

(In thousands, except percentages. Pro rata(1).)

	W. P. Carey
	Total Net Lease		Unencumbered Net Lease(2)
Region	ABR	ABR %	ABR	ABR %
U.S.
Office	$186,922	16.8%	$75,748	11.3%
Industrial	196,441	17.6%	126,405	18.9%
Warehouse	133,924	12.0%	54,538	8.2%
Retail	44,560	4.0%	31,869	4.8%
Self Storage (net lease)	49,627	4.4%	49,627	7.4%
Other(3)	102,188	9.2%	60,517	9.0%

U.S. Total	713,662	64.0%	398,704	59.6%
International
Office	90,948	8.1%	52,417	7.8%
Industrial	64,716	5.8%	54,596	8.2%
Warehouse	95,106	8.5%	49,318	7.4%
Retail	151,379	13.6%	113,885	17.0%
Self Storage (net lease)	—	0.0%	—	0.0%
Other(3)	10	0.0%	—	0.0%

International Total	402,159	36.0%	270,216	40.4%
Total
Office	277,870	24.9%	128,165	19.1%
Industrial	261,157	23.4%	181,001	27.1%
Warehouse	229,030	20.5%	103,856	15.6%
Retail	195,939	17.6%	145,754	21.8%
Self Storage (net lease)	49,627	4.4%	49,627	7.4%
Other(3)	102,198	9.2%	60,517	9.0%

Total	$1,115,821	100.0%	$668,920	100.0%

(1)
This table contains certain metrics prepared under the pro rata consolidation method, as defined in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

(2)
Represents properties unencumbered by mortgage debt.

(3)
Includes ABR from tenants within the following asset types : Education Facility, Hospitality (net lease), Fitness Facility, Laboratory, Theater and Student Housing (net lease).

Tenant Concentration

              Information regarding the tenant concentration of our net-leased properties as of June 30, 2019 is set forth below:

(In thousands, except percentages. Pro rata(1).)

		W. P. Carey
		Total Net Lease
Tenant / Lease Guarantor	Location	ABR	ABR %
U-Haul Moving Partners Inc. and Mercury Partners, LP	North America	$36,008	3.2%
Hellweg Die Profi-Baumarkte GmbH & Co. KG	Europe	35,895	3.2%
State of Andalucia	Europe	28,762	2.6%
The New York Times Company	North America	27,967	2.5%
Metro Cash & Carry Italia S.p.A.	Europe	27,468	2.5%
Pendragon PLC	Europe	21,460	1.9%
Marriott Corporation	North America	20,065	1.8%
Nord Anglia Education, Inc.	North America	18,734	1.7%
Forterra, Inc.	North America	18,387	1.7%
Advanced Auto Parts, Inc.	North America	18,345	1.6%

Total		$253,091	22.7%

(1)
This table contains certain metrics prepared under the pro rata consolidation method, as defined in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

DEBT MATURITY SCHEDULE

              Since achieving an initial investment grade rating from S&P Global Ratings and Moody's Investors Service, Inc. in 2014, we have replaced the majority of our maturing mortgages with unsecured debt and purchased new acquisitions unencumbered. As of December 31, 2013, our unencumbered ABR was $153 million, which was 23% of total ABR, and our total consolidated mortgage debt was $3.1 billion, or 36% of gross assets (pro forma for our acquisition of Corporate Property Associates 16—Global Incorporated on January 31, 2014). As of June 30, 2019, our unencumbered ABR was $669 million, which was approximately 60% of total ABR, and total consolidated mortgage debt was $2.2 billion, or 14.7% of gross assets.

              Information regarding our debt maturities as of June 30, 2019 includes our pro rata share of our consolidated debt and debt incurred by our unconsolidated joint ventures and is set forth below:

(Dollars in thousands. Pro rata(1))

	W. P. Carey
	Real Estate(2)		Debt
Year of Maturity	Number of Properties	ABR	WA Interest Rate	Balloon Payments	Total Outstanding Balance(4)	Percent
Non-Recourse Debt
2019 (remaining)	4	$6,397	6.1%	$20,214	$20,689	0.3%
2020	29	87,056	4.7%	372,240	386,325	6.0%
2021	82	99,925	4.2%	500,181	543,904	8.4%
2022	42	92,541	4.5%	493,198	532,236	8.3%
2023	41	72,678	4.0%	365,018	418,552	6.4%
2024	49	47,693	4.1%	180,718	240,961	3.7%
2025	23	20,893	6.2%	139,014	179,709	2.8%
2026	9	12,249	6.1%	31,535	54,861	0.9%
2027	2	3,566	4.7%	21,450	30,865	0.5%
2028	1	2,983	7.0%	—	10,659	0.2%
2031	1	920	6.0%	—	3,723	0.1%

Total Pro Rata Non-Recourse Debt	283	$446,901	4.5%	2,123,568	2,422,484	37.6%

Senior Unsecured Notes—EUR Bond (due Jan 20, 2023)			2.0%		569,000	8.8%
Senior Unsecured Notes—USD Bond (due April 1, 2024)			4.6%		500,000	7.9%
Senior Unsecured Notes—EUR Bond (due July 19, 2024)			2.3%		569,000	8.8%
Senior Unsecured Notes—USD Bond (due February 1, 2025)			4.0%		450,000	7.0%
Senior Unsecured Notes—EUR Bond (due April 9, 2026)			2.3%		569,000	8.8%
Senior Unsecured Notes—USD Bond (due October 1, 2026)			4.3%		350,000	5.5%
Senior Unsecured Notes—EUR Bond (due April 15, 2027)			2.1%		569,000	8.8%
Senior Unsecured Notes—USD Bond (due July 15, 2029)			3.9%		325,000	5.1%

Senior Unsecured Notes			3.0%		3,901,000	60.7%
Senior Unsecured Credit Facility—Revolver			1.0%		111,227	1.7%

Total Recourse Debt			3.0%		4,012,227	62.4%

Total Pro Rata Debt Outstanding			3.5%		$6,434,711	100.0%

(1)
This table contains certain metrics prepared under the pro rata consolidation method, as defined in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

(2)
Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(3)
Availability under our Unsecured Revolving Credit Facility was approximately $1.4 billion as of June 30, 2019.

(4)
Excludes unamortized discount, net totaling $38.8 million and unamortized deferred financing costs totaling $21.9 million as of June 30, 2019.

CURRENCY CONVERSION

              Principal, premium, if any, and interest payments on the notes, including any payments made upon any redemption of the notes, will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, or if the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. See "Supplemental description of the notes and guarantee—Issuance in euro." Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes.

              Investors will be subject to foreign exchange risks as to payments of principal of, and premium, if any, and interest on, the notes that may have important economic and tax consequences to them. See "Risk factors." You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

              On September 3, 2019, the euro/U.S. dollar rate of exchange was €1.00/U.S. $1.0937, as reported by the European Central Bank.

 USE OF PROCEEDS

              We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement and the accompanying prospectus, after deducting the underwriting discount and other estimated expenses payable by us, will be approximately €             million, or $             million based on the euro/U.S. dollar exchange rate as of September 3, 2019 (see "Currency conversion"). We intend to use the net proceeds from this offering for general corporate purposes, to repay indebtedness, including reducing amounts outstanding under the Company's Unsecured Revolving Credit Facility and the repayment of secured debt, including $289.1 million USD equivalent debt maturing through 2025, with a weighted average interest rate of 3.6% and to fund potential future acquisitions.

              As of September 3, 2019, the amount outstanding under the Company's Unsecured Revolving Credit Facility, was approximately $175.9 million, which included USD borrowings of $70.0 million, $83.1 million USD equivalent of euro-denominated borrowings and $22.8 million USD equivalent of JPY borrowings; such total borrowings bore a weighted average interest rate of approximately 1.9% per annum. The Company's Unsecured Revolving Credit Facility matures on February 22, 2021, subject to the Company's option to extend the maturity by two additional six-month periods (upon satisfaction of certain conditions provided therein).

              Affiliates of certain of the underwriters are lenders under the Company's Unsecured Revolving Credit Facility and may also hold positions in the Company's secured debt and will receive their proportionate share of the net proceeds from this offering used to reduce such indebtedness. See "Underwriting (Conflicts of interest)—Conflicts of interest."

 SUPPLEMENTAL DESCRIPTION OF THE NOTES AND GUARANTEE

              The following summary of certain terms of the notes and related guarantee supplements and, to the extent inconsistent, replaces the description in the accompanying prospectus of the general terms and provisions of the debt securities and related guarantee, to which description reference is hereby made. The following summary of certain provisions of the notes, the guarantee and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture. Certain terms used but not defined herein shall have the meanings given to them in the accompanying prospectus, the indenture or the notes, as the case may be. You can find definitions of certain capitalized terms used in this description under "—Certain Covenants—Definitions."

General

              The notes will be issued pursuant to an indenture, dated as of November 8, 2016 (the "base indenture"), by and among the Issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (the "trustee"), as supplemented by a supplemental indenture to be dated as of September                 , 2019 (together with the base indenture, the "indenture"), by and among the Issuer, the Company, as guarantor, and the trustee. You may request copies of the indenture and the form of the notes from the Issuer or the Company.

              The notes will be senior unsecured obligations of the Issuer and will rank equally in right of payment with all of the Issuer's other senior unsecured indebtedness from time to time outstanding. The Issuer presently has no indebtedness outstanding other than (i) €500,000,000 aggregate principal amount of its 2.250% Senior Notes due 2024, (ii) €500,000,000 aggregate principal amount of its 2.125% Senior Notes due 2027, and (iii) €500,000,000 aggregate principal amount of its 2.250% Senior Notes due 2026. The notes will be fully, unconditionally and irrevocably guaranteed by the Company. See "—Guarantee."

              The notes will initially be limited to an aggregate principal amount of €             million. The Issuer may, from time to time, without notice to or the consent of any note holders, create and issue additional debt securities having the same terms as the notes in all respects, except for the issue date, public offering price and, under certain circumstances, the date from which interest begins to accrue and the first payment of interest thereon, provided that (i) such issuance complies with the covenants described below under "—Certain covenants" and (ii) any additional debt securities must be fungible with the previously outstanding notes for U.S. federal income tax purposes. Additional debt securities issued in this manner will be consolidated with, and will form a single series of debt securities under the indenture with, the notes. The notes and any additional debt securities will rank equally and ratably in right of payment and will be treated as a single series of debt securities for all purposes under the indenture.

              The notes will be issued only in fully-registered, book-entry form, in minimum denominations of €100,000, and integral multiples of €1,000 in excess thereof. The book-entry system is described under "—Book-entry procedures, delivery and form" below and in the accompanying prospectus under the caption "Description of WPC Finance Debt Securities and the Guarantee—Book-Entry Procedures, Delivery and Form." The registered holder of a note will be treated as its owner for all purposes under the indenture, regardless of its beneficial ownership.

              The terms of the notes will provide that the Issuer is permitted to withhold from interest payments and payments upon the maturity or earlier redemption of notes any amounts it is required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on such notes. See "Additional material U.S. federal income tax considerations—U.S. federal income tax consequences to non-U.S. holders."

              Except as described in this prospectus supplement under the caption "—Certain covenants" and in the accompanying prospectus under the caption "Description of WPC Finance Debt Securities and the Guarantee—Merger, Consolidation and Transfer of Assets," the indenture does not contain any provisions that would limit the ability of the Issuer and the Company to incur indebtedness or substantially reduce or eliminate its consolidated assets.

              Accordingly, the Issuer's ability to service its indebtedness (including the notes) could be materially and adversely affected in the future. The Issuer or one of its affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any notes so purchased may not be reissued or resold and will be canceled promptly.

Guarantee

              The Company will fully, unconditionally and irrevocably guarantee to each holder and the trustee the full and punctual payment of the principal of, and premium, if any, and interest on, the notes, when and as the same become due and payable, whether at maturity, upon redemption, by acceleration or otherwise, including any additional amounts required to be paid in connection with certain taxes as described herein. Any obligation of the Company to make a payment may be satisfied by causing the Issuer to make such payment.

              The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all of the Company's other senior unsecured indebtedness and guarantees from time to time outstanding and structurally subordinated to all of the indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the Company's subsidiaries (other than the Issuer) and effectively subordinated to all of the Company's indebtedness that is secured by the Company's assets to the extent of the value of the collateral securing such indebtedness.

              See also in the accompanying prospectus under the caption "Description of WPC Finance Debt Securities and the Guarantee."

Possible Future Guarantee

              If we consummate the UPREIT Reorganization (see "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors"), we will form the Operating Partnership in connection therewith. If the Operating Partnership incurs or assumes any recourse Funded Debt (as defined below), or guarantees or otherwise becomes obligated with respect to any other entity's Funded Debt, then we will cause the Operating Partnership, within 10 business days of such incurrence, assumption, guarantee or other action, to (i) execute and deliver to the trustee a supplemental indenture, in form reasonably satisfactory to the trustee, pursuant to which the Operating Partnership will guarantee all of the payment and other obligations under the notes in a timely manner on a senior unsecured basis on terms consistent with the guarantee and (ii) deliver to the trustee an officer's certificate and an opinion of counsel to the effect that each of such supplemental indenture and such guarantee has been duly authorized, executed and delivered by, and constitutes a valid, legally binding and enforceable obligation of, the Operating Partnership, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws or by general principles of equity. Under the terms of any such guarantee, holders of the notes will be entitled to proceed directly against the Operating Partnership without exercising their remedies against any other obligor.

              Any guarantee of notes by the Operating Partnership would rank equally and ratably with all other existing and future unsecured and unsubordinated indebtedness of the Operating Partnership, would rank senior to any subordinated indebtedness of the Operating Partnership that is not secured, and would effectively rank junior to any secured indebtedness of the Operating Partnership to the extent of the value of the collateral securing such indebtedness.

              If and for so long as the Operating Partnership guarantees the notes, it agrees that it waives and will not in any manner whatsoever claim or take the benefit or advantage of any right of reimbursement, indemnity or subrogation or any other right as a result of any payment by the Operating Partnership under its guarantee until the notes have been paid in full.

              The Operating Partnership's guarantee will be automatically released if (i) we exercise our option to discharge our obligations with respect to the supplemental indenture or the notes, as applicable, as described under "—Defeasance" in this prospectus supplement and under "Description of WPC Finance Debt Securities and the Guarantee—Discharge, Legal Defeasance and Covenant Defeasance" in the accompanying prospectus, or (ii) the Operating Partnership is no longer obligated on any other Funded Debt.

              The supplemental indenture will provide that the obligations of the Operating Partnership under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. We cannot assure you that this limitation will protect any guarantee from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible thereunder would suffice, if necessary, to pay the notes in full when due. See "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors."

              "Funded Debt" means any indebtedness for borrowed money that is (i) in the form of, or represented by, bonds, notes, debentures or other debt securities and has an aggregate principal amount outstanding of at least $50 million or (ii) incurred pursuant to a credit agreement or other agreement providing for revolving credit loans, term loans or other debt and has an aggregate principal amount outstanding or committed of at least $50 million; excluding, in each instance, indebtedness of the Operating Partnership owed to the Issuer or the guarantor (i.e., the Company) of the notes.

Issuance in euro

              Initial noteholders will be required to pay for the notes in euro, and principal, premium, if any, and interest payments in respect of the notes will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second business day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture. Neither the trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling re-denominations. See "Risk factors" beginning on page S-8 of this prospectus supplement.

              "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

              Noteholders will be subject to foreign exchange risks as to payments of principal, premium and interest that may have important economic and tax consequences to them. See "Risk Factors" beginning on page S-8 of this prospectus supplement.

Interest

              Interest on the notes will accrue at the rate of        % per year from, and including, September                 , 2019 or the most recent interest payment date to which interest has been paid or provided for, as the case may be, and will be payable annually in arrears on                of each year, beginning on                 , 2020 (each, an "interest payment date"). Interest on the notes will be payable to the paying agent by electronic means, in euro. The interest payable on notes in global form registered in the name of the nominee of the Common Safekeeper will be made in immediately available funds to the ICSDs or to the nominee of the Common Safekeeper, as the case may be, as the registered holder of such Global Note. If any of the notes are no longer represented by Global Notes, payment of interest on the notes in definitive form may, at our option, be made by electronic means directly to holders at their registered addresses. Interest on the notes will be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of International Capital Markets Association) day count convention.

              If any interest payment date, the stated maturity date or any redemption date is not a "business day," which for purposes of the notes, means any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system) or any successor thereto, is open, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay.

Principal and maturity

              The notes will mature on                , 20      (the "stated maturity date"), unless redeemed prior to such date. The principal of and premium, if any, and interest on each note payable at maturity or earlier redemption will be paid against presentation and surrender of the note at the office or agency maintained for such purpose in London, initially the corporate trust office of the paying agent, or by electronic means, in euro. The principal of each note in global form registered in the name of the nominee of the Common Safekeeper will be made in the same manner as set out in "Interest" above. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Optional redemption

              The notes will be redeemable, at the Issuer's sole option, in whole at any time or in part from time to time, in each case prior to                 , 20      (                prior to the stated maturity date of the notes), for cash, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (exclusive of unpaid interest accrued to, but not including, the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association)) at the Comparable Government Bond Rate plus        %, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption.

              In addition, at any time on or after                , 20       (                prior to the stated maturity date of the notes), the notes will be redeemable, at the Issuer's sole option, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption. Notwithstanding the foregoing, interest will be payable to holders of the notes on the regular record date applicable to an interest payment date falling on or before a redemption date.

              The notes are also subject to redemption prior to maturity if certain events occur involving Netherlands or United States taxation. If any of these special tax events do occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to, but not including, the date fixed for redemption. See "—Redemption for tax reasons."

              The following definitions will apply with respect to the foregoing:

              "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if the Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by such Independent Investment Banker, determine to be appropriate for determining the Comparable Government Bond Rate.

              "Comparable Government Bond Rate" means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an Independent Investment Banker.

              "Independent Investment Banker" means each of Merrill Lynch International, J.P. Morgan Securities plc and Barclays Bank PLC and their respective successors, or, if such firm is unwilling or unable to select the Comparable Government Bond, an independent investment banking institution of international standing appointed by the Issuer.

              In order to exercise its right of optional redemption, the Issuer (or, at the Issuer's request, the paying agent on its behalf) must transmit a notice of redemption to each holder of notes to be redeemed at least 30 days but not more than 60 days prior to the redemption date. Such notice of redemption shall specify the principal amount of notes to be redeemed, the CUSIP, ISIN and Common Code numbers of the notes to be redeemed, the redemption date, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of such notes. Once notice of redemption is delivered to holders, the notes called for redemption will become due and payable on the redemption date at the redemption price. On or prior to the redemption date, the Issuer or the Company, as applicable, will deposit with the trustee or the paying agent an amount of money sufficient, as determined by the Issuer, to redeem on the redemption date all the notes so called for redemption at the redemption price.

              Unless there is a default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption from and including the redemption date.

              If less than all of the notes are to be redeemed, the trustee, upon prior notice from the Issuer, will select the notes to be redeemed, which, in the case of notes in book-entry form, will be in accordance with the procedures of the applicable depositary or Common Safekeeper. The trustee may select notes and portions of notes in amounts of €100,000 and integral multiples of €1,000 in excess thereof.

Payment of additional amounts

              All payments in respect of the notes will be made by the Issuer or the Company, as applicable, or the Operating Partnership, if it issues a guarantee in the future, without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the Netherlands or the United States or any taxing authority thereof or therein, as applicable, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Issuer or the Company, as applicable, or the Operating Partnership, if it issues a guarantee in the future, will pay to a holder who is not a United States person such additional amounts ("additional amounts") on the notes as are necessary in order that the net payment by us or a paying agent of the principal of, and premium, if any, and interest on, the notes to such holder, after such withholding or deduction, will not be less than the amount provided in the notes to be then due and payable, subject to the exceptions referred to in the accompanying prospectus under the caption "Description of WPC Finance Debt Securities and the Guarantee—Payment of Additional Amounts."

              As used under this caption "—Payment of additional amounts" and under the caption "—Redemption for tax reasons," the term "United States" means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term "United States person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes; a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for Unites States income tax purposes; or any estate or trust the income of which is subject to United States federal income taxation regardless of its source. Except as described in this prospectus supplement under the caption "Issuance in euro," any payments of additional amounts will be in euro.

Redemption for tax reasons

              If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the Netherlands or the United States or any taxing authority thereof or therein, as applicable, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the issuance of the notes, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described above in "—Payment of additional amounts," then the Issuer may redeem the notes, in whole, but not in part, at 100% of the principal amount thereof together with unpaid interest as described in the accompanying prospectus under the caption "Description of WPC Finance Debt Securities and the Guarantee—Redemption for Tax Reasons."

Certain covenants

    Limitation on the incurrence of debt

              The Company will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries' outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of its and its Subsidiaries' Total Asset Value.

              As of June 30, 2019, the aggregate principal amount of all of the Company's and its Subsidiaries' outstanding Debt (determined on a consolidated basis in accordance with GAAP) was 40.1% of its and its Subsidiaries' Total Asset Value.

    Limitation on the incurrence of secured debt

              The Company will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries' property or assets if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries' outstanding Debt (determined on a consolidated basis in accordance with GAAP) secured by a Lien on any of its or its Subsidiaries' property or assets is greater than 40% of its and its Subsidiaries' Total Asset Value.

              As of June 30, 2019, the aggregate principal amount of all of the Company's and its Subsidiaries' outstanding Debt (determined on a consolidated basis in accordance with GAAP) secured by a Lien on any of its or its Subsidiaries' property or assets was 14.3% of its and its Subsidiaries' Total Asset Value.

    Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge

              The Company will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of Consolidated EBITDA to Annual Debt Service Charge (determined on a consolidated basis in accordance with GAAP) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such Debt is to be incurred (for which consolidated financial statements have been filed with the SEC on Form 10-K or Form 10-Q, as the case may be, or, if such filing is not permitted under the Exchange Act, with the Trustee) shall have been less than 1.5:1, calculated on the following assumptions:

  •
  such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Company or any of its Subsidiaries since the first day of such four consecutive fiscal quarterly period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

  •
  the repayment or retirement of any other Debt of the Company or any of its Subsidiaries since the first day of such four consecutive fiscal quarterly period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

  •
  in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four consecutive fiscal quarterly period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

              If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire such four consecutive fiscal quarterly period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

              As of June 30, 2019, the Company's ratio of Consolidated EBITDA to Annual Debt Service Charge (determined on a consolidated basis in accordance with GAAP) was 4.7x.

    Maintenance of unencumbered asset value

              The Company will not have at any time Total Unencumbered Asset Value of less than 150% of the aggregate principal amount of all of its and its Subsidiaries' outstanding Unsecured Debt (determined on a consolidated basis in accordance with GAAP).

              As of June 30, 2019, the Company's Total Unencumbered Asset Value was 234.0% of the aggregate principal amount of all of its and its Subsidiaries' outstanding Unsecured Debt (determined on a consolidated basis in accordance with GAAP).

    Definitions

              As used in the indenture, the following terms have the respective meanings specified below:

              "Acquired Debt" means Debt of a person:

  •
  existing at the time such person is merged or consolidated with or into the Company or any of its Subsidiaries or becomes a Subsidiary of the Company; or

  •
  assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such person.

              Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the Company or any of its Subsidiaries or becomes a Subsidiary of the Company or the date of the related acquisition, as the case may be.

              "Annual Debt Service Charge" means, for any period, the interest expense of the Company and its Subsidiaries on a pro forma basis for such period (determined on a consolidated basis in accordance with GAAP).

              "Capitalization Rate" means 7.50%.

              "Consolidated EBITDA" means the Net Income (Loss) of the Company and its Subsidiaries on a pro forma basis for the applicable period, plus (a) the sum of the following amounts of the Company and its Subsidiaries on a pro forma basis for such period (determined on a consolidated basis in accordance with GAAP) to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses and other non-recurring charges (and other losses on asset sales not otherwise included in extraordinary losses and other non-recurring charges), (vi) non-controlling interests, and (vii) adjustments as a result of the straight lining of rents, less (b) extraordinary gains (including, without limitation, gains on asset sales and gains resulting from the early extinguishment of indebtedness, in each case not otherwise included in extraordinary gains) of the Company and its Subsidiaries on a pro forma basis for such period (determined on a consolidated basis in accordance with GAAP) to the extent included in the determination of such Net Income (Loss).

              "Debt" means, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of:

  •
  borrowed money or evidenced by bonds, notes, debentures, loan agreements or similar instruments;

  •
  indebtedness secured by any Lien on any property or asset owned by the Company or any Subsidiary, but only to the extent of the lesser of

  •
  the amount of indebtedness so secured, and

  •
  the fair market value (determined in good faith by the board of directors of the Company or a duly authorized committee thereof) of the property subject to such Lien;

  •
  reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

  •
  any lease of property by the Company or any Subsidiary as lessee which is required to be reflected on the consolidated balance sheet of the Company as a capitalized lease in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person other than the Company or any Subsidiary (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof).

              "GAAP" means generally accepted accounting principles in the United States of America as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States of America, that are applicable to the circumstances as of the date of determination, consistently applied.

              "Lease" means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

              "Lien" means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

              "Managed REIT" means a REIT managed or advised by the Company or any of its Subsidiaries.

              "Management Contract" means a management contract or advisory agreement under which the Company or any of its Subsidiaries provides management and advisory services to a third party, consisting of management of properties or provision of advisory services on property acquisition and dispositions, equity and debt placements and related transactional matters.

              "Management Revenues" means, for any period, an amount equal to the aggregate sum of revenues for such period earned by the Company and its Subsidiaries on a pro forma basis from providing management and advisory services under Management Contracts (determined on a consolidated basis in accordance with GAAP), including asset management revenue, performance revenue, structuring revenue, advisor's participation in cash flow (if any), interest income or any revenue earned as stipulated in a Management Contract and booked for financial reporting purposes, and distributions received for such period related to the ownership of equity in managed funds and Managed REITs but excluding revenue related to reimbursed costs; provided, however, that Management Revenues shall exclude any revenues earned under Management Contracts, or distributions received, by the Company and its Subsidiaries on a pro forma basis from a current Subsidiary that has not been a Subsidiary for the entirety of such period.

              "Net Income (Loss)" means the aggregate of net income (or loss) of the Company and its Subsidiaries on a pro forma basis for the applicable period (determined on a consolidated basis in accordance with GAAP).

              "Project" means any office, industrial/manufacturing facility, educational facility, retail facility, distribution/warehouse facility, assembly or production facility, hotel, day care center, storage facility, health care/hospital facility, restaurant, radio or TV station, broadcasting/communication facility (including any transmission facility), any combination of any of the foregoing, or any land to be developed into any one or more of the foregoing pursuant to a written agreement with respect to such land for a transaction involving a Lease (or franchise agreement, in the case of a hotel), in each case owned, directly or indirectly, by any of the Company or its Subsidiaries.

              "Property EBITDA" means, for any period, an amount equal to Consolidated EBITDA plus corporate level general and administrative expenses less Management Revenues.

              "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856 et seq. of the Code.

              "Subsidiary" means any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company and/or by one or more other Subsidiaries of the Company, as the case may be, that is consolidated in the financial statements of the Company in accordance with GAAP and any other persons that are consolidated with the Company for purposes of GAAP; provided, however, that calculations with respect to a current Subsidiary that has not been a Subsidiary for the entire period covered by such calculation applicable to the notes will be calculated on a pro forma basis as if such Subsidiary was a Subsidiary as of the first day of such period. For the purposes of this definition, "voting stock, partnership interests, membership interests or other equity interests" means stock or interests having voting power for the election of directors, trustees or managers (or similar members of the governing body of such person), as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

              "Total Asset Value" means, as of any date, the sum of, without duplication:

  •
  in respect of Projects owned or ground-leased by the Company and its Subsidiaries for at least four fiscal quarters (whether or not the applicable Subsidiary of the Company has been a Subsidiary of the Company for at least four fiscal quarters), the Property EBITDA (excluding any EBITDA attributable to investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities) for such Projects for the previous four consecutive fiscal quarters divided by the Capitalization Rate;

  •
  in respect of Projects owned or ground-leased by the Company and its Subsidiaries for less than four fiscal quarters, the cost (original cost plus capital improvements) of such Projects and related intangibles, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP; and

  •
  for all other assets of the Company and its Subsidiaries, excluding accounts receivable and intangible assets, the value as determined in accordance with GAAP.

              "Total Unencumbered Asset Value" means, as of any date, the sum of, without duplication:

  •
  in respect of Projects owned or ground-leased by the Company and its Subsidiaries for at least four fiscal quarters (whether or not the applicable Subsidiary of the Company has been a Subsidiary of the Company for at least four fiscal quarters) and which are not subject to a Lien, the Property EBITDA (excluding any EBITDA attributable to investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities) for such Projects for the previous four consecutive fiscal quarters divided by the Capitalization Rate;

  •
  in respect of Projects owned or ground-leased by the Company and its Subsidiaries for less than four fiscal quarters and which are not subject to a Lien, the cost (original cost plus capital improvements) of such Projects and related intangibles, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP; and

  •
  for all other assets of the Company and its Subsidiaries not subject to a Lien, excluding accounts receivable and intangible assets, the value as determined in accordance with GAAP; all determined on a consolidated basis in accordance with GAAP; provided, however, that, all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Asset Value.

              "Unsecured Debt" means Debt of the Company or any of its Subsidiaries that is not secured by a Lien on any property or assets of the Company or any of its Subsidiaries.

Defeasance

              The notes will be subject to legal defeasance and covenant defeasance as set forth in the indenture and described in "Description of WPC Finance Debt Securities and the Guarantee—Discharge, Legal Defeasance and Covenant Defeasance" in the accompanying prospectus. For purposes of the notes, "government obligations" means securities denominated in euro that are (i) direct obligations of the Federal Republic of Germany, the payments of which are supported by the full faith and credit of the German government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany the timely payments of which are unconditionally guaranteed as a full faith and credit obligation of the German government.

Trustee

              U.S. Bank National Association will initially act as the trustee, registrar and transfer agent for the notes, in each instance, subject to replacement upon certain events specified in the indenture. Elavon Financial Services DAC, will act as paying agent for the notes, subject to replacement upon certain events specified in the indenture.

Book-entry procedures, delivery and form

              We have obtained the information in this section from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

    Global clearance and settlement

              We will issue the notes in the form of permanent, registered securities in global form (the Global Note). The notes, when issued in global form, are intended to be eligible to be pledged as collateral in European central banking and monetary operations and to be held under the NSS. The global securities will be deposited with, or on behalf of, a Common Safekeeper for Euroclear and Clearstream and issued to and registered in the name of the nominee of the Common Safekeeper. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of the ICSDs. Investors may hold their beneficial interests in the global securities directly through an ICSD if they have an account with an ICSD or indirectly through organizations that have accounts with the ICSDs.

              The ICSDs hold securities of institutions that have accounts with the ICSDs ("participants") and to facilitate the clearance and settlement of securities transactions among their participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The ICSDs' participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the ICSDs' book-entry system is also available to others such as banks, brokers, dealers and trust companies ("indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

              We expect that pursuant to procedures established by the ICSDs, upon the deposit of the global securities with the Common Safekeeper, the ICSDs will credit, on their book-entry registration and transfer systems, the interest in the notes represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters of the notes. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the ICSDs (with respect to participants' interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.

              Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

              So long as the nominee of the Common Safekeeper is the registered holder and owner of the global securities, such nominee will be considered the sole legal owner and holder of the notes evidenced by the global certificates for all purposes of such notes. Except as set forth below as an owner of a beneficial interest in the global certificates, you will not be entitled to have the notes represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owner or holder of any notes under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the nominee of the Common Safekeeper, as the holder of the global securities, is entitled to take, the Common Safekeeper will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

              All payments on notes represented by the global securities registered in the name of the nominee of the Common Safekeeper and held by the Common Safekeeper will be made to the ICSDs or the nominee of the Common Safekeeper, as the case may be, as the registered owner and holder of the global securities.

              We expect that the ICSDs, upon receipt of any payment on the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interest in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the ICSDs and their participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

              Although the ICSDs customarily operate the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the ICSDs, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by either ICSD or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    Certificated note

              If:

  •
  the Issuer or the Company has been notified that Euroclear or Clearstream (or any additional or alternative clearing system approved by the Issuer the Company, the trustee, the registrar and the paying agent on behalf of which the Global Note may be held) has been closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or has announced an intention permanently to cease business or does in fact do so; or

  •
  an event of default in respect of the notes has occurred and is continuing and the registrar has received a request from Euroclear or Clearstream;

              then, upon surrender by an ICSD of the Global Note, certificated notes will be issued to each person that the ICSD identifies as the beneficial owner of the notes represented by the Global Note. Upon the issuance of certificated notes, the registrar is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

              None of the Issuer, the Company or the trustee will be liable for any delay by an ICSD or any participant or indirect participant in the ICSD in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the ICSD for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

    Eurosystem eligibility

              The notes are intended to be held in a manner that would allow for Eurosystem eligibility. This means that the notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper, and registered in the name of the nominee of one of the ICSDs acting as Common Safekeeper, and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intraday credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

              The following is a general summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes. This discussion is for Holders (as defined below) that hold the notes as capital assets within the meaning of Section 1221 of the Code, and does not purport to discuss all U.S. federal income tax consequences that may be applicable to the individual circumstances of Holders in special tax situations, including but not limited to banks, insurance companies, other financial institutions, certain former citizens or residents of the United States, tax-exempt organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, brokers, dealers or traders in securities or currencies, mutual funds, regulated investment companies, REITs, S corporations, estates and trusts, a person subject to alternative minimum tax, a U.S. expatriate, Holders that hold the notes as part of a hedge, straddle, or an integrated or conversion transaction, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, or are partnerships or other pass-through entities. In all cases, prospective investors are advised to consult their own tax advisors regarding the U.S. federal income tax consequences of purchasing, owning, and disposing of notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other taxing jurisdiction. In addition, this summary of certain U.S. federal income tax consequences is for general information only and is not tax advice for any particular Holder. Additionally, this summary does not address U.S. federal estate and gift tax consequences of holding the notes, the alternative minimum tax, or the tax laws of any state, locality or other political subdivision of the United States or other countries or jurisdictions.

              As we use the term, a "U.S. person" means any of the following:

  •
  an individual who, for U.S. federal income tax purposes, is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation without regard to its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration and at least one U.S. person has authority to control all substantial decisions of the trust. Certain trusts in existence on August 20, 1996, that were treated as "U.S. persons" within the meaning of Section 7701(a)(30) of the Code before that date may have in effect an election to continue to be treated as U.S. persons in each case, whose status as a U.S. Holder is not overridden by an applicable tax treaty.

              "U.S. Holder" means a U.S. person that beneficially owns a note. "Non-U.S. Holder" means a beneficial owner of a note that is an individual, a corporation, an estate, or a trust that is not a U.S. person. "Holder" means either a U.S. Holder or a Non-U.S. Holder.

              If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the treatment of a partner will generally depend upon the status of the particular partner and the activities of the partnership. If a partnership (or other entity or arrangement treated as such) holds notes, the partnership and its partners should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

              The discussion below is based upon the Code, U.S. Treasury regulations thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date of this Prospectus

Supplement and any of which may at any time be repealed, revoked or modified or subject to differing interpretations, potentially retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

              The summary of the U.S. federal income tax consequences set out below is for general information only. Prospective Holders should consult their own tax advisors regarding the tax consequences to them of purchasing, owning, and disposing of notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

Certain contingent payments

              In certain circumstances, we may redeem the notes at times earlier than the final maturity. In addition, in certain circumstances, we may be required to pay additional amounts to Non-U.S. Holders in respect of U.S. tax withholding or deductions. The possibility of such redemptions or the payment of such additional amounts may implicate the provisions of U.S. Treasury regulations relating to "contingent payment debt instruments." Under the applicable U.S. Treasury regulations, however, the possibility of redemption of the notes or the payment of additional amounts will not affect the amount, timing or character of income recognized by a Holder with respect to the notes if, as of the date the notes are issued, there is only a remote chance that we will redeem the notes or otherwise pay additional amounts on the notes, or certain other exceptions apply. We intend to take the position that the contingencies associated with any redemption or the payment of any additional amounts should not cause the notes to be subject to the contingent payment debt instrument rules. Our determination is binding on a Holder unless such Holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. Our determination is not, however, binding on the Internal Revenue Service ("IRS"), and if the IRS were to successfully challenge this determination, a Holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Prospective Holders should consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Potential change of issuer for U.S. federal income tax purposes

              The notes will be issued by the Issuer, a wholly-owned indirect subsidiary of the Company. Because the Issuer is currently disregarded as an entity separate from the Company, for U.S. federal income tax purposes, the Company will be treated as the issuer of the notes. If we consummate the anticipated UPREIT Reorganization, the Operating Partnership, instead of the Company, will be treated as the issuer of the notes for U.S. federal income tax purposes.

U.S. federal income tax consequences to U.S. holders

Payments of interest and principal

              Payments of stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder's usual method of accounting for U.S. federal income tax purposes.

              Stated interest paid in euro will be included in a U.S. Holder's gross income in an amount equal to the U.S. dollar value of euro regardless of whether such euro are converted into U.S. dollars.

              Generally, a U.S. Holder that uses the cash method of tax accounting will determine the U.S. dollar value of an interest payment (including amounts received upon the disposition of a note attributable to accrued but unpaid interest) using the spot rate of exchange on the date of receipt. A cash method U.S. Holder generally will not realize foreign currency gain or loss on the receipt of the interest payment but may have foreign currency gain or loss attributable to the actual disposition of euro received.

              Generally, a U.S. Holder that uses the accrual method of tax accounting will determine the U.S. dollar value of accrued interest income using the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within each taxable year). Alternatively, an accrual basis U.S. Holder may make an election (which must be applied consistently to all debt instruments from year-to-year and cannot be changed without the consent of the IRS) to translate accrued interest income at the spot rate of exchange on the last day of the accrual period (or the last day of the portion of the accrual period within each taxable year in the case of a partial accrual period) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss on the receipt of an interest payment if the exchange rate in effect on the date payment is received differs from the rate used in translating the accrual of that interest. The amount of foreign currency gain or loss to be recognized by such U.S. Holder will be an amount equal to the difference between the U.S. dollar value of the euro interest payment determined on the basis of the spot rate on the date of receipt and the U.S. dollar value of the interest income that has accrued during the accrual period (as determined above), regardless of whether the payment is in fact converted to U.S. dollars. This foreign currency gain or loss will be ordinary income or loss (generally U.S. source income or loss) and generally will not be treated as an adjustment to interest income or expense.

              Any payments of principal on the notes will be made in euro. With respect to payments of principal on a note, a U.S. Holder will recognize foreign exchange gain or loss measured by the difference between the U.S. dollar equivalent of the principal payment received (translated at the spot rate on the date such payment is received) and the U.S. dollar equivalent of such amount translated at the spot rate in effect on the date such U.S. Holder acquired the note.

Original issue discount

              It is expected that the issue price of the notes will equal the stated principal amount of the notes or the notes will be issued with no more than a de minimis amount of original issue discount ("OID") for U.S. federal income tax purposes.

              OID is treated as de minimis for U.S. federal income tax purposes if it is less than 0.25% of the principal amount of the notes multiplied by the number of complete years to maturity of the notes. If the notes are in fact issued at greater than de minimis OID or are treated as having been issued with OID under the U.S. Treasury regulations, then generally, the excess of the "stated redemption price at maturity" of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than "qualified stated interest payments" payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A Holder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

              OID on a note will be determined for any accrual period in euro and then translated into U.S. dollars, in the same manner as interest income accrued by a U.S. Holder on the accrual basis, as described above. Upon receipt of a payment attributable to OID (an "OID payment"), a U.S. Holder generally will recognize ordinary gain or loss with respect to each OID payment (including, upon the sale of a note, the receipt of proceeds attributable to OID previously included in income) equal to the U.S. dollar value of such OID payment (determined by translating euro received at the spot rate for such foreign currency on the date such payment is received), minus the U.S. dollar value of the accrued

OID previously included in income by such holder with respect to such OID payment (determined in the same manner as for accrued interest). For these purposes, all receipts on a note with OID will be viewed: (i) first, as the receipt of any stated interest payments called for under the terms of the note; (ii) second, as receipts of previously accrued OID (to the extent thereof), with such receipts attributed to the earliest accrual period in which OID has accrued and to which prior receipts have not been attributed; and (iii) third, as the receipt of principal.

              Under a provision enacted in the Tax Cut and Jobs Act applicable to taxable years beginning after December 31, 2018, a U.S. Holder using an accrual method of income tax accounting and issuing a financial statement for certain purposes may be required to accrue any OID on the notes in the manner reported on such financial statement (rather than under the provisions described above) if the financial statement reporting results in earlier inclusion of income. U.S. Holders reporting results of operations on financial statements should consult their tax advisors regarding the application of this provision to their particular circumstances.

Sale, exchange and redemption of notes

              When a U.S. Holder sells, exchanges or otherwise disposes of a note in a taxable transaction, including by retirement or redemption, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized on the disposition or retirement (not including any amount attributable to accrued but unpaid interest) and the U.S. Holder's adjusted tax basis in the note. Any amount realized on the disposition that is attributable to accrued but unpaid stated interest will be taxable to a U.S. Holder as ordinary interest income to the extent not previously included in the U.S. Holder's gross income in the manner described above under "—Payments of interest and principal."

              A U.S. Holder's adjusted tax basis in a note generally will equal the amount paid for the note, increased by the amount of any OID (if any) included in the U.S. Holder's income with respect to the note. If a U.S. Holder purchases a note with euro, then the U.S. dollar cost of such investment generally will be the U.S. dollar value of the purchase price on the date of purchase calculated at the spot rate of exchange on that date. However, if the notes are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the euro purchase price by translating the euro paid at the spot exchange rate in effect on the settlement date of the purchase. If an accrual basis U.S. Holder makes such an election, the election must be applied consistently to all debt instruments held by such U.S. Holder from year to year, and the election cannot be changed without the consent of the IRS. If an accrual basis U.S. Holder does not make such an election, such a holder will determine the U.S. dollar value of the euro purchase price by translating the euro amount paid at the spot exchange rate in effect on the date of the purchase.

              The amount realized upon the disposition of a note (other than amounts received upon the disposition of a note attributable to accrued but unpaid interest) generally will be the U.S. dollar value of the amount received on the date of the disposition calculated at the spot rate of exchange on that date; however, if the note is traded on an established securities market, a cash basis U.S. Holder (and, if it so elects, an accrual basis U.S. Holder) should determine the U.S. dollar value of the cost of or amount received on the note, as applicable, by translating the amount paid or received at the spot rate of exchange on the settlement date of the disposition. The election available to accrual basis U.S. Holders in respect of the disposition of notes traded on an established securities market must be applied consistently from year-to-year and cannot be changed without the consent of the IRS. Subject to the foreign currency rules discussed below, any gain or loss recognized by a U.S. Holder on the sale, exchange or other disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the note was held by the U.S. Holder for more than one year.

              Gain or loss recognized by a U.S. Holder on the sale, exchange, retirement or other disposition of a note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in foreign currency exchange rates during the period in which the U.S. Holder held such note. Such foreign currency gain or loss will equal the difference between: (a) the U.S. dollar value of the U.S. Holder's euro sale price for the note calculated at the spot rate of exchange on the date of the sale, exchange, retirement or other disposition and (b) the U.S. dollar value of the U.S. Holder's euro purchase price for the note calculated at the spot rate of exchange on the date of purchase of the note. If the note is traded on an established securities market, with respect to a cash basis U.S. Holder (and, if it so elects, an accrual basis U.S. Holder), such foreign currency gain or loss will equal the difference between: (i) the U.S. dollar value of the U.S. Holder's euro sale price for the note calculated at the spot rate of exchange on the settlement date of the disposition and (ii) the U.S. dollar value of the U.S. Holder's euro purchase price for the note calculated at the spot rate of exchange on the settlement date of the purchase of the note. The realization of any foreign currency gain or loss, including foreign currency gain or loss with respect to amounts attributable to accrued and unpaid stated interest, will be limited to the amount of overall gain or loss realized on the disposition of the notes. Foreign currency gain or loss or the disposition of notes generally will be treated as U.S. source income or loss and generally will not be treated as interest income or expense.

Exchange of amounts in other than U.S. dollars

              The tax basis in euro received as interest on a note will be the U.S. dollar value of the euro determined at the spot rate in effect on the date the euro is received. The tax basis in euro received on the sale, exchange, retirement, or other disposition of a note will be equal to the U.S. dollar value of the euro, determined at the time of the sale, exchange, retirement or other disposition. If the notes traded on an established securities market, a cash basis U.S. holder (or, upon election, an accrual basis U.S. holder) will determine the U.S. dollar value of the euro by translating the euro received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

Disclosure Requirements with Respect to Loss Transactions

              Applicable Treasury regulations require a U.S. Holder to report certain transactions that give rise to a foreign currency loss in excess of certain thresholds. Under these Treasury regulations, a U.S. Holder that recognizes a foreign currency loss with respect to the notes would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the Treasury regulations. In addition, these Treasury regulations also require a U.S. Holder to report certain other transactions, including certain other types of loss transactions. Each U.S. Holder should consult its own tax adviser regarding the application of the reportable transaction rules to their purchase, ownership and disposition of the notes.

Net investment income

              A tax of 3.8% is imposed on the "net investment income" of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

U.S. federal income tax consequences to non-U.S. holders

Potential change of issuer for U.S. federal income tax purposes

              The notes will be issued by the Issuer, a wholly-owned indirect subsidiary of the Company. Because the Issuer is currently disregarded as an entity separate from the Company, for U.S. federal income tax purposes, the Company will be treated as the issuer of the notes. If we consummate the anticipated UPREIT Reorganization, the Operating Partnership, instead of the Company, will be treated as the issuer of the notes for U.S. federal income tax purposes.

Interest

              The notes are intended to be treated as notes issued in registered form for U.S. federal income tax purposes. Payments of interest (including accrual of OID, if any) on a note held by a Non-U.S. Holder will be subject to a 30% U.S. federal income tax withheld at source, unless:

  •
  such Non-U.S. Holder meets the requirements for the portfolio interest exemption for Non-U.S. Holders described below;

  •
  such Non-U.S. Holder meets the requirements for a reduced rate of or exemption from withholding under a tax treaty or other statutory exemption (e.g., Section 892 of the Code); or

  •
  the interest is effectively connected with a trade or business conducted by such Non-U.S. Holder within the United States and the Non-U.S. Holder provides the required certification on IRS Form W-8ECI (or successor form).

              In some circumstances, you may be able to claim amounts that are withheld as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely provided to the IRS.

Portfolio interest exemption for non-U.S. holders

              Payments of interest on a note held by a Non-U.S. Holder that are not effectively connected with a trade or business of the Non-U.S. Holder within the United States generally will be exempt from U.S. federal income and withholding taxes if the following conditions are satisfied:

  •
  the person otherwise required to withhold (the "Withholding Agent") receives, in the manner provided by U.S. tax authorities, a certification that the Non-U.S. Holder is not a U.S. person. A Non-U.S. Holder may provide this certification either (a) by providing a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or other documentation as may be prescribed by U.S. tax authorities, (b) by holding its note directly through a qualified intermediary (generally, a foreign financial institution having a withholding agreement with the IRS) and certain conditions are satisfied or (c) if a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the Withholding Agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a United States person and provides the Withholding Agent with a copy of such statement. The appropriate documentation must be effective as to interest on the notes and be provided prior to the payment of such interest. If a change in circumstances makes any information on such documentation incorrect, then the Non-U.S. Holder must report the change within 30 days and provide new documentation to the Withholding Agent.

  •
  the Non-U.S. Holder (1) is not a bank that receives payments on the notes that are described in Section 881(c)(3)(A) of the Code, (2) is not a "10-percent shareholder" within the meaning of Section 871(h)(3) of the Code with respect to the Company (and WPC Holdco, if applicable), and (3) is not a controlled foreign corporation related to us within the meaning of Section 881(c)(3)(C) of the Code.

              Payments of interest on a note held by a Non-U.S. Holder that are effectively connected with a trade or business of the Non-U.S. Holder within the United States (and if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) may be exempt from U.S. federal withholding taxes, provided the Non-U.S. Holder provides a properly completed Form W-8ECI (or successor form) to the Withholding Agent. Although exempt from the 30% U.S. federal withholding tax, such payments may be subject to U.S. federal income tax on a net basis at graduated rates as if such Non-U.S. Holder were a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation, may also be subject to U.S. federal branch profits tax.

Sale, exchange and redemption of notes

              Generally, Non-U.S. Holders will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note (other than amounts attributable to accrued interest the treatment of which is governed by the rules discussed above under "—Interest" and "—Portfolio interest exemption for non-U.S. holders") unless:

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of sale, exchange, redemption, retirement or other taxable disposition and meets certain conditions;

  •
  such Non-U.S. Holder is subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates; or

  •
  the gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder, and if an income tax treaty applies, is attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder.

              If any gain realized on a taxable disposition of a note is effectively connected with a U.S. trade or business of a Non-U.S. Holder (and if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such payments may be subject to U.S. federal income tax on a net basis at graduated rates as if such Non-U.S. Holder were a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation, such gain may also be subject to U.S. federal branch profits tax.

Information reporting and backup withholding

              Payments of interest (including accrual of OID, if any) on notes held by non-exempt U.S. Holders are required to be reported to the IRS and the U.S. Holders. Payments of interest (including accrual of OID, if any) on notes held by Non-U.S. Holders generally will be reported to the IRS and the Non-U.S. Holders.

              Backup withholding of U.S. federal income tax at the applicable rate may apply to payments made on the notes and payments of proceeds from the sale of a note. Backup withholding will apply to such payments to beneficial owners who are not exempt recipients and that fail to provide certain identifying information, such as their respective taxpayer identification numbers in the manner required. Generally, individuals are not exempt recipients, while certain entities and Non-U.S. Holders who certify their status as such are exempt recipients.

              If a Holder (other than an exempt recipient) sells a note before the stated maturity to (or through) certain brokers, the broker must report the sale to the IRS and the Holder unless, in the case of a Non-U.S. Holder, the Non-U.S. Holder certifies that it is not a U.S. person (and certain other conditions are met). The broker may be required to withhold U.S. federal income tax at the applicable rate on the entire sale price unless such Holder provides certain information and, in the case of a Non-U.S. Holder, the Non-U.S. Holder certifies that it is not a U.S. person (and certain other conditions are met).

              Any amounts withheld under the backup withholding rules from a payment to a Holder would be allowed as a refund or credit against such Holder's U.S. federal income tax liability, provided the required information is timely provided to the IRS.

FATCA withholding

              Pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury regulations promulgated thereunder ("FATCA"), and subject to certain limitations, withholding tax of 30% will be imposed currently on interest paid on the notes or after December 31, 2018 (subject to the proposed Treasury Regulations below), on the gross proceeds from the sale or other disposition of the notes paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country; or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity certifies certain information regarding its direct and indirect U.S. owners. The requirements under FATCA may be modified by an intergovernmental treaty (an "IGA") between the United States and another country, such as the IGA between the United States and the Netherlands. Each investor is encouraged to consult with its tax advisor regarding the implications of this legislation and any applicable IGA on their investment in a note.

              While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of debt securities on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

The Tax Cuts and Jobs Act

              On December 22, 2017, the President signed into law the Tax Cuts and Jobs Act (the "Act"). The Act made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. In the case of individuals, the tax brackets were adjusted, the top federal income rate was reduced to 37%, special rules reduce taxation of certain business income earned directly or through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received that are not "capital gain dividends" or "qualified dividend income," subject to a holding period requirement and other complex limitations) and various deductions were eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The progressive corporate tax rate structure was replaced with a single 21% tax rate, and the corporate alternative minimum tax was repealed. Additionally, for taxable years beginning after December 31, 2017, the Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer's business interest income for the tax year and 30% of the taxpayer's adjusted taxable income for the tax year. This limitation could apply to our Operating Partnership, underlying partnerships and potential taxable REIT subsidiaries. This limitation does not apply to an "electing real property trade or business." We have not yet determined whether we or any of our subsidiaries will elect out of the new interest expense limitation or whether each of our subsidiaries is eligible to elect out. One consequence of electing to be an "electing real property trade or business" is that the certain new expensing rules will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and "qualified improvement property" are depreciated under the alternative depreciation system, with 40-year useful life for nonresidential real property and a 20-year useful life for qualified improvement property (although a potential drafting error makes the useful life for qualified improvement property uncertain). There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received).

              The Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us. For example, the Act amended the rules for accrual of income so that income is taken into account no later than when it is taken into account on applicable financial statements, even if financial statements take such income into account before it would accrue under the OID rules, market discount rules or other rules in the Code. Such rules may cause us to recognize income before receiving any corresponding receipt of cash, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which such income is recognized, although the precise application of this rule is unclear at this time. In addition, the Act reduced the limit for individual's residential mortgage interest expense to interest on $750,000 of mortgages and does not permit deduction of interest on home equity loans (after grandfathering all existing mortgages). Such change and the reduction in deductions for state and local taxes (including property taxes) may potentially (and negatively) affect the markets in which we may invest.

CERTAIN ASPECTS OF DUTCH TAXATION

General

              The following describes in general the principal Dutch tax consequences under current domestic laws of the acquisition, holding, redemption and disposal of the notes. This description of certain Dutch tax consequences is for general information only and does not purport to be exhaustive. It is not tax advice for any particular Holder and is not tailored to the specific situation of any Holder in particular, whether it be an individual or a corporate entity, and applies irrespective of whether the Holder is resident in the Netherlands, European Union, a tax treaty jurisdiction (such as the United States of America) or otherwise.

              In all cases, prospective investors should consult their own professional advisor with respect to the Dutch tax consequences of an investment in and earning income from the notes. The Dutch tax treatment of income in the hands of a Dutch resident Holder may differ significantly depending on the specific situation, capacity or nexus to the Netherlands of such Holder. In particular, Dutch corporate income tax (vennootschapsbelasting), personal income tax (inkomstenbelasting) and gift and inheritance tax (schenk- en erfbelasting) may be due depending on such capacity, situation or nexus.

Withholding tax

              No Netherlands withholding tax should be due upon payments on the notes.

Other taxes and duties

              No Netherlands Value Added Tax, capital duty, registration tax, customs duty, transfer tax, stamp duty or any other similar levy, tax or duty, should be due in the Netherlands by a Holder in respect of or in connection with the subscription, issue, placement, allotment or delivery of notes.

 UNDERWRITING (CONFLICTS OF INTEREST)

              We have entered into an underwriting agreement relating to the notes with the underwriters named below, for whom Merrill Lynch International, J.P. Morgan Securities plc and Barclays Bank PLC are acting as representatives. Subject to certain conditions, the Issuer has agreed to sell to the underwriters and each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table.

Underwriter	Principal amount of notes
Merrill Lynch International	€
J.P. Morgan Securities plc
Barclays Bank PLC

Total	€

              The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they are required to make in respect thereof.

              Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

              The notes will be a new issue of securities with no established trading market. Application has been made for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin (which is not a regulated marked for the purposes of MiFID II). If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Even if the notes are listed, no assurance can be given that a trading market for the notes will develop or be maintained. If an active trading market does not develop for the notes, noteholders may not be able to resell them at all or at prices acceptable to them. Although the underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering, they are not obligated to do so and may discontinue market making at any time. We cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable. This prospectus supplement and the accompanying prospectus constitute Listing Particulars for the purposes of listing on the GEM.

              In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering.

              Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

              These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

              We have agreed that we will not offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us having a term of more than one year until one day after settlement of the notes without the prior written consent of the representatives.

              We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately €            , or $            based on the euro/U.S. dollar exchange rate as of September                         , 2019 and will be payable by us. See "Currency conversion."

              It is expected that delivery of the notes will be made against payment therefor on or about September                         , 2019, which is the seventh business day following the date of this prospectus supplement (such settlement cycle being referred to as "T+7"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the closing date will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day preceding the closing date should consult their own advisors.

Other relationships

              The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Some of the underwriters or their affiliates have lending relationships with us. Certain of those underwriters or their affiliates routinely hedge, and certain others may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters or their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of interest

              Affiliates of certain of the underwriters, are agents or lenders under the Company's Unsecured Revolving Credit Facility and may also hold positions in the Company's secured debt and will receive their proportionate share of the net proceeds from this offering used to reduce amounts outstanding thereunder. Due to the fact that such underwriters have an interest in the successful completion of this offering beyond the underwriting discount they will receive, a conflict of interest exists. Accordingly, this offering will be made in compliance with FINRA Rule 5121 and any underwriter that has a conflict of interest pursuant to the rule will not confirm sales to accounts in which it exercises discretionary authority without the prior written consent of the customer. However, because the notes are investment grade rated, no "qualified independent underwriter" is required to be appointed in connection with this offering.

Prohibition of Sales to EEA Retail Investors

              The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression "retail investor" means a person who is one (or more) of the following:

  (i)
  a retail client as defined in point (11) of Article 4(1) of MiFID II; or

  (ii)
  a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Notice to prospective investors in the United Kingdom

              Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Company.

              All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Switzerland

              We have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the notes being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. They may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the notes on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange

Notice to Prospective Investors in Japan

              The notes have not been, and will not be, registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the "FIEA"). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity incorporated or organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and any other applicable law, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Hong Kong

              The notes may not be offered or sold by means of any document in the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") other than (i) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances that do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or that do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong); and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

 LEGAL MATTERS

              The validity of the notes offered hereby and certain other legal matters in connection with this offering will be passed upon for us by DLA Piper Nederland N.V. and DLA Piper LLP (US). Sidley Austin LLP will act as counsel for the underwriters.

 EXPERTS

              The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of W. P. Carey Inc. for the year ended December 31, 2018 and the audited historical financial statements of Corporate Property Associates 17—Global Incorporated included on Exhibit 99.1 of W. P. Carey Inc.'s Current Report on Form 8-K/A dated November 19, 2018 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC's website at www.sec.gov.

              Our filings with the SEC are also available to the public on our website at www.wpcarey.com. However, the contents of our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

              We have filed a registration statement on Form S-3 with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

              As described in the accompanying prospectus under the caption "Where You Can Find More Information; Incorporation by Reference," we have incorporated by reference into this prospectus supplement and the accompanying prospectus specified documents that we have filed or may file with the SEC prior to the termination of this offering. However, notwithstanding anything in this prospectus supplement or the accompanying prospectus to the contrary, no document, exhibit or information, or any portion thereof, that we have "furnished" or may in the future "furnish" to (rather than "file" with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 25, 2019;

  •
  our Definitive Proxy Statement filed with the SEC on April 4, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed on May 3, 2019 and August 2, 2019, respectively;

  •
  Exhibit 99.1 and Exhibit 99.2 of our Current Report on Form 8-K/A (excluding any information furnished therein) filed on November 19, 2018; and

  •
  our Current Reports on Form 8-K (excluding any information furnished therein) filed on February 28, 2019, June 14, 2019 (two reports) and August 12, 2019.

              Each of the documents incorporated by reference has been filed with Euronext Dublin.

SUPPLEMENTAL LISTING AND GENERAL INFORMATION

              As disclosed in "About this prospectus supplement" herein, application has been made to Euronext Dublin for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin. This prospectus supplement dated                , 2019 must be read in conjunction with the prospectus dated August 9, 2019. The prospectus and the prospectus supplement together comprise the Listing Particulars for the purposes of this application and have been approved by Euronext Dublin. For the avoidance of doubt, the Listing Particulars do not comprise a prospectus for the purposes of the Prospectus Regulation and has not been reviewed or approved by the Central Bank of Ireland.

              The Issuer accepts responsibility for the information contained in the Listing Particulars. To the best of the knowledge and belief of the Issuer (which has taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information.

Administrative, management and supervisory bodies

Directors of the Issuer

              The directors of the Issuer and their respective business addresses and their principal occupations are:

Name	Business Address	Principal Occupation
Ramses van Toor	Strawinskylaan 741, Tower C, 7th Floor, 1077 XX Amsterdam, the Netherlands	Tax Manager
Saskia Frederika Karlijn Winkes	Strawinskylaan 741, Tower C, 7th Floor, 1077 XX Amsterdam, the Netherlands	Attorney
Martin Vestergaard	Strawinskylaan 741, Tower C, 7th Floor, 1077 XX Amsterdam, the Netherlands	Controller
ToniAnn Sanzone	50 Rockefeller Plaza, New York, New York 10020, United States	Chief Financial Officer
Gregory Mark Butchart	Strawinskylaan 741, Tower C, 7th Floor, 1077 XX Amsterdam, the Netherlands	Asset Manager

              There are no material conflicts of interest or material potential conflicts of interest between the private interests of the directors and the management team, and their duties to the Issuer.

Directors of the Company

              The directors of the Company and their respective business addresses and their principal occupations are:

Name	Business Address	Principal Occupation
Benjamin H. Griswold, IV	50 Rockefeller Plaza, New York, New York 10020, United States	Business Executive
Jason E. Fox	50 Rockefeller Plaza, New York, New York 10020, United States	Business Executive
Mark A. Alexander	50 Rockefeller Plaza, New York, New York 10020, United States	Business Executive
Peter J. Farrell	50 Rockefeller Plaza, New York, New York 10020, United States	Business Executive
Robert J. Flanagan	50 Rockefeller Plaza, New York, New York 10020, United States	Business Executive
Axel K. A. Hansing	50 Rockefeller Plaza, New York, New York 10020, United States	Business Executive
Jean Hoysradt	50 Rockefeller Plaza, New York, New York 10020, United States	Business Executive
Margaret G. Lewis	50 Rockefeller Plaza, New York, New York 10020, United States	Business Executive
Christopher J. Niehaus	50 Rockefeller Plaza, New York, New York 10020, United States	Business Executive
Nick J. M. van Ommen	50 Rockefeller Plaza, New York, New York 10020, United States	Business Executive

              There are no material conflicts of interest or material potential conflicts of interest between the private interests of the directors and the management team, and their duties to the Company.

Auditors

              The financial year-end of the Issuer and the Company is December 31. The independent auditors of the Company are PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017, United States. PricewaterhouseCoopers LLP is an independent registered public accounting firm. The independent auditors of the Issuer are PricewaterhouseCoopers Accountants N.V., Thomas R. Malthusstraat 5, 1066 JR, AMSTERDAM, THE NETHERLANDS. PricewaterhouseCoopers Accountants N.V. is an independent registered public accounting firm.

Material contracts

              The Issuer has not entered into any material contracts other than in the ordinary course of its business. The Company has entered into the material contracts from time to time as set forth on the exhibit index in its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019, and in for the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 3, 2019, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 2, 2019, and in its subsequent Current Report on Form 8-K, filed with the SEC on August 12, 2019.

Legal and arbitration proceedings

              Except as set forth in Part I, Item 3—Legal Proceedings of the Annual Report on Form 10-K for the year ended December 31, 2018, the Company is not, and has not during the previous 12 months, been involved in any governmental, legal or arbitration proceedings that would have a significant effect on the Company's consolidated financial position or profitability, nor, to the knowledge of the Company, is any such governmental, legal or arbitration proceedings involving the Company pending or threatened.

              The Issuer is not, and has not since incorporation, been involved in any governmental, legal or arbitration proceedings that may have, or have had in the recent past, a significant effect on the Issuer's financial position or profitability nor, as far as the Issuer is aware, is any such governmental, legal or arbitration proceedings involving the Issuer pending or threatened.

No material adverse change

              Except as set forth in Part I, Item 1—Business—Narrative Description of Business, Part I, Item 1A—Risk Factors, Part I, Item 3—Legal Proceedings, Part II, Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8—Financial Statements and Supplementary Data of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019, and except as set forth in "Prospectus supplement summary," "Risk factors" and "Our portfolio" in this prospectus supplement, (i) there has been no material adverse change in the Company's prospects since December 31, 2018, and there has been no significant change in the financial or trading position of the Company since June 30, 2019 (the date to which the Company's most current unaudited financial statements have been prepared), or (ii) there has been no material adverse change in the Issuer's prospects since December 31, 2018, and there has been no significant change in the financial position of the Issuer since December 31, 2018 (the date to which the Issuer's most current audited financial statements have been prepared).

Financial statements incorporated by reference

              The following documents containing financial statements of the Company and the Issuer, as applicable, have been filed with Euronext Dublin and are incorporated by reference into the Listing Particulars:

  (1)
  Our Annual Report on Form 10-K for the year ended December 31, 2018 (filed with the SEC on February 25, 2019).

  (2)
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (filed with the SEC on May 3, 2019).

  (3)
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (filed with the SEC on August 2, 2019).

  (4)
  Exhibit 99.1 and Exhibit 99.2 of our Current Report on Form 8-K/A (filed with the SEC on November 19, 2018).

  (5)
  The audited financial statements of the Issuer for the period ended December 31, 2017.

  (6)
  The audited financial statements of the Issuer for the period ended December 31, 2018.

Documents available for inspection

              For as long as the notes are listed on the Official List and admitted to trading on the GEM, copies of the following documents will be available for inspection in electronic form (through the SEC's EDGAR site or on the website of the Company) or at the principal offices of the Company located at 50 Rockefeller Plaza, New York, New York 10020, United States:

  (a)
  Deed of Incorporation of the Issuer;

  (b)
  Articles of Incorporation and Bylaws of the Company;

  (c)
  the Indenture (including the Guarantee); and

  (d)
  the audited financial statements of each of the Company and the Issuer for the years ended December 31, 2017 and December 31, 2018.

Authorization of issuance

              The issuance of the notes was authorized by the board of directors of the Issuer by resolutions passed prior to the date of delivery of the notes.

ISIN and Common codes

              The International Securities Identification Number (ISIN) for the notes is as indicated below:

              The Common Code for the notes is as indicated below:

Listing agent

              Walkers Listing Services Limited is acting solely in its capacity as listing agent for the Issuer (and not on its own behalf) in connection with the application for admission of the notes to the Official List of Euronext Dublin and to trading on its GEM.

PROSPECTUS

W. P. CAREY INC.

Common Stock
Preferred Stock

Depositary Shares
Stock Purchase Contracts
Stock Purchase Unit
Warrants
Debt Securities
Guarantee of Debt Securities

WPC EUROBOND B.V.

Debt Securities
(fully, unconditionally and irrevocably guaranteed by W. P. Carey Inc.)

          W. P. Carey Inc. may from time to time, in one or more offerings, offer, issue and sell (i) shares of our common stock, $0.001 par value per share ("Common Stock"), (ii) one or more series of our preferred stock, $0.001 par value per share ("Preferred Stock," and together with the Common Stock, the "Capital Stock"), (iii) depositary shares, which may represent a fractional interest in a share of a particular class or series of our Preferred Stock (the "Depositary Shares"), (iv) stock purchase contracts and stock purchase units (collectively, the "Purchase Agreements"), (v) warrants ("Warrants"), (vi) debt securities ("Company Debt Securities"), and (vii) a guarantee ("Guarantee") of debt securities offered and sold by WPC Eurobond B.V. ("WPC Finance") (the Common Stock, Preferred Stock, Depositary Shares, Purchase Agreements, Warrants, Company Debt Securities and any such Guarantee, collectively, the "Company Securities"). One or more of the Company Securities, including but not limited to the Preferred Stock, Depositary Shares, Warrants and Company Debt Securities, may be convertible into or exercisable or exchangeable for shares of Common Stock, Preferred Stock or other Company Securities. WPC Finance may from time to time, in one or more offerings, offer, issue and sell securities ("WPC Finance Debt Securities," and collectively with the Company Debt Securities, the "Debt Securities," and collectively with the Company Securities, the "Securities"). Any WPC Finance Debt Securities will be fully, unconditionally and irrevocably guaranteed by W. P. Carey Inc., as described in this prospectus and in any applicable prospectus supplement.

          This prospectus describes some of the general terms that may apply to the Securities. When we decide to offer the Securities, we will prepare a prospectus supplement describing the offering and the particular terms of the Securities that we are selling, which terms will include, among other things, (i) in the case of Common Stock, any public offering price, (ii) in the case of Preferred Stock, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any initial public offering price, (iii) in the case of Depositary Shares, the fractional Preferred Stock represented by each Depositary Share and the applicable terms of the Preferred Stock, (iv) in the case of Purchase Agreements, the particular combination of Securities constituting any Purchase Agreement, (v) in the case of Warrants, the exercise price and other specific terms of the Warrants, including a description of the underlying Security, (vi) in the case of Debt Securities, the particular terms of the Debt Securities, which will include, among other things, the specific title of the Debt Securities, the aggregate amount of the offering and the offering price, and the denominations in which the Debt Securities may be offered, and (vii) in the case of any Guarantee, the particular terms of such Guarantee.

          The applicable prospectus supplement also will contain information, where applicable, about the material U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement, not contained in this prospectus. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to assist in maintaining our status as a real estate investment trust (a "REIT") for U.S. federal income tax purposes. You should read carefully this prospectus and the applicable prospectus supplement before you make your investment decision.

          Our Common Stock is listed on the New York Stock Exchange (the "NYSE"), under the symbol "WPC." On August 8, 2019, the last reported sale price of the Common Stock on the NYSE was $87.29 per share.

          The Securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in a prospectus supplement or other offering materials. See "Plan of Distribution" beginning on page 81. No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of such Securities.

          Investing in our Securities involves risks. See "Risk Factors" beginning on page 5 of this prospectus, in the documents incorporated by reference and in any applicable prospectus supplement or free writing prospectus. This prospectus may not be used to offer or sell any Securities unless it is accompanied by the applicable prospectus supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2019

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "W. P. Carey," "we," "us" and "our" refer, collectively, to W. P. Carey Inc. and its consolidated subsidiaries, including WPC Eurobond B.V.; references to the "Company" refer only to W. P. Carey Inc., and not to any of its subsidiaries or affiliates; and references to the "WPC Finance" refer only to WPC Eurobond B.V., and not to its parent or subsidiaries or affiliates.

        We have not authorized any person to give any information or to make any representations in connection with this offering, other than those contained or incorporated, or deemed to be incorporated, by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated, or deemed to be incorporated. by reference herein is correct as of any time subsequent to its date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer," as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). By using an automatic shelf registration statement, we may, at any time and from time to time, sell the Securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the Securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information; Incorporation by Reference" beginning on page 3.

        This prospectus only provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of those Securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated, or deemed to be incorporated, by reference in this prospectus and the additional information described under the heading "Where You Can Find More Information; Incorporation by Reference" beginning on page 3.

 FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein contain statements that are based on our current expectations, our estimates and forecasts, our projections about our future performance, our expectations for our business, our beliefs and our management's assumptions and other matters, and are "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements include, but are not limited to, statements regarding: the impact of the merger of one of our former investment programs, the CPA:17 Merger (defined and discussed herein) and the potential umbrella partnership real estate investment trust reorganization; the amount and timing of any future dividends; statements regarding our corporate strategy and estimated or future economic performance and results, including our projected assets under management, underlying assumptions about our portfolio (e.g., occupancy rate, lease terms, and tenant credit quality, including our expectations about tenant bankruptcies and interest coverage), possible new acquisitions and dispositions, and our international exposure (including the effects of Brexit) and acquisition volume; our capital structure, future capital expenditure levels (including any plans to fund our future liquidity needs), and future leverage and debt service obligations; prospective statements regarding our capital markets program, including our credit ratings and ability to sell shares under our "at-the-market" program and the use of proceeds from that program; the outlook for the investment programs that we manage, including their earnings, as well as possible liquidity events for those programs; statements that we make regarding our ability to remain qualified for taxation as a real estate investment trust ("REIT"), and the Tax Cuts and Jobs Act ("TCJA"); the impact of recently issued accounting pronouncements; other regulatory activity, such as the General Data Protection Regulation in the European Union or other data privacy initiatives; and the general economic outlook. Forward-looking statements are generally identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors.

        The cautionary statements under the caption "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as any additional information and risks that we disclose in reports that we have filed (since the filing of such reports, in each instance), with the SEC pursuant to the Exchange Act, which are incorporated, or deemed to be incorporated, by reference in this prospectus and other similar statements contained in or incorporated, or deemed to be incorporated, by reference in this prospectus and any related free writing prospectus prepared by us or on our behalf, identify important factors with respect to forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects.

        In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus and the documents incorporated, or deemed to be incorporated, by reference herein and therein will in fact transpire. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, potential investors are cautioned not to place undue reliance on forward-looking statements as a prediction of future results. We do not undertake any obligation to update or revise any forward-looking statements except as required by applicable law. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We are subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which is available at http://www.sec.gov. Our filings with the SEC are also available to the public on our website at http://www.wpcarey.com. However, the contents of our website are not incorporated by reference into this prospectus. We have filed this prospectus with the SEC as part of a registration statement on Form S-3. This prospectus does not contain all of the information set forth in the registration statement.

        We "incorporate by reference" certain information from filings with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated, or deemed to be incorporated, by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, or in any other document we subsequently file with the SEC that also is incorporated, or deemed to be incorporated, by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

        We incorporate by reference the documents listed below and any future filings made by W. P. Carey with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of Securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

W. P. Carey SEC Filings (File No. 001-13779)	Period and/or Date Filed
Annual Report of W. P. Carey on Form 10-K	Fiscal Year ended December 31, 2018, filed on February 25, 2019
Current Reports on Form 8-K	Filed on the following dates: November 19, 2018 (Exhibit 99.1 and Exhibit 99.2), February 28, 2019, June 14, 2019 and June 14, 2019
Definitive Proxy Statement on Schedule 14A	Filed on April 4, 2019
Definitive Additional Materials on Schedule 14A	Filed on April 4, 2019
Quarterly Reports on Form 10-Q	For the quarter ended March 31, 2019, filed on May 3, 2019 and for the quarter ended June 30, 2019, filed on August 2, 2019

        You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:

W. P. Carey Inc.
Attention: Investor Relations
50 Rockefeller Plaza
New York, New York 10020
Tel: 212-492-1100

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement.

 THE REGISTRANTS

W. P. Carey Inc.

        W. P. Carey is an internally-managed diversified REIT and a leading owner of commercial real estate, net-leased to companies located primarily in the United States and Northern and Western Europe on a long-term basis. The vast majority of our revenues originate from lease revenue provided by our real estate portfolio, which is comprised primarily of single-tenant industrial, warehouse, office, retail, and self-storage facilities that are critical to our tenants' operations. Our portfolio is comprised of 1,198 properties, net-leased to 320 tenants in 25 countries. As of June 30, 2019, approximately 64% of our contractual minimum annualized base rent was generated by properties located in the United States and approximately 34% was generated by properties located in Europe. In addition, our portfolio includes 26 operating properties, comprised of 24 self-storage properties and two hotels, substantially all of which we acquired in connection with the CPA:17 Merger, as described below.

        The vast majority of our net leases specify a base rent with scheduled rent increases (either fixed or tied to inflation) and require the tenant to pay substantially all of the costs associated with operating and maintaining the property. We actively manage our real estate portfolio to try to mitigate risk with respect to changes in tenant credit quality and the likelihood of lease renewal.

        We also earn fees and other income by managing the portfolios of certain non-traded investment programs through our investment management business. In June 2017, we exited non-traded retail fundraising activities and no longer sponsor new investment programs. On October 31, 2018, one of our former investment programs, Corporate Property Associates 17—Global Incorporated ("CPA:17"), merged into one of our wholly-owned subsidiaries (the "CPA:17 Merger"), which added approximately $5.6 billion of assets to our portfolio. The unaudited pro forma statement of income for the year ended December 31, 2018 reflecting W. P. Carey's results as if the CPA:17 Merger occurred as of January 1, 2018 has been filed as Exhibit 99.1 to the registration statement of which this prospectus is a part.

        Our shares of Common Stock are listed on the NYSE under the ticker symbol "WPC." Headquartered in New York, we also have offices in Dallas, London and Amsterdam. At June 30, 2019, we employed 199 individuals globally. Our principal executive offices are located at 50 Rockefeller Plaza, New York, New York 10020. Our telephone number is (212) 492-1100. Investors can find press releases, financial filings and other information about us on our website at http://www.wpcarey.com. However, the contents of our website are not incorporated by reference into this prospectus.

WPC Eurobond B.V.

        WPC Finance is an indirect, 100%-owned subsidiary of the Company. Its telephone number is +31 (0)20 333 1450. WPC Finance is a finance subsidiary and currently has no assets, operations, revenues or cash flows, other than those relating to the issuance of the WPC Finance Debt Securities being registered that are guaranteed by the Company. WPC Finance is incorporated under Dutch law as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with its corporate seat in Amsterdam, the Netherlands and office address at Strawinskylaan 741, Tower C, 7th Floor, 1077 XX Amsterdam, the Netherlands, registered with the Trade Register under number 67078028.

RISK FACTORS

        Investing in our Securities involves risks. In evaluating an investment in our Securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such Securities. The risks and uncertainties included or incorporated, or deemed to be incorporated, by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our business, financial condition, liquidity, results of operations, AFFO and prospects. The realization of any of these risks could have a material adverse effect on our business, financial condition, liquidity, results of operations, AFFO and prospects as well as our ability to service our existing and future indebtedness. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Securities. Please also refer to the section above entitled "Forward Looking Statements."

 USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the Securities offered by us for working capital and other general business purposes, which may include, among other things, the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time, acquisitions, investments, share repurchases and capital expenditures. We may provide additional information on the use of the net proceeds from the sale of Securities in an applicable prospectus supplement. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade Securities.

DESCRIPTION OF CAPITAL STOCK

        The following contains a summary of certain material provisions of the W. P. Carey's Articles of Amendment and Restatement (as amended, the "Charter") and W. P. Carey's Fifth Amended and Restated Bylaws (as amended, the "Bylaws") relating to the shares of our Common Stock that are incorporated by reference into this Prospectus. The following description of the shares of Common Stock does not purport to be complete and is qualified in its entirety by reference to the Charter and Bylaws.

General

        Our Charter provides that we have authority to issue 500,000,000 shares of Capital Stock, consisting of 450,000,000 shares of Common Stock, $0.001 par value per share, and 50,000,000 shares of Preferred Stock, $0.001 par value per share. A majority of our entire board of directors, without any action by our stockholders, may amend our Charter from time to time to increase or decrease the aggregate number of shares of our Capital Stock or the number of shares of our Capital Stock of any class or series that we have authority to issue.

Common Stock

        Subject to the provisions of our Charter restricting the transfer and ownership of shares of our stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including one vote for each director to be elected in the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election (and the holders of the remaining shares will not be able to elect any directors).

        In accordance with Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our Charter requires the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter to approve such matters, except that any amendment to the sections of the Charter concerning the removal of directors, restrictions on transfer and ownership of shares, and the voting requirements for the amendment of such provisions must be declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

        Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided (i) the charter of the successor is not amended other than in certain minor respects and (ii) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, including where a substantial number of operating assets are held by the subsidiary, as in our situation, our subsidiaries may be able to merge or sell all or substantially all of their assets without a vote of our stockholders.

        Holders of shares of our Common Stock are entitled to receive distributions paid ratably on the Common Stock if and when authorized by our board of directors and declared by us out of assets legally available for the payment of distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision has been made for all of our known debts and liabilities. These rights are subject to the preferential rights in respect of distributions or upon liquidation, dissolution or winding up of any other class or series of our stock that we may subsequently classify or reclassify, and to the provisions of our Charter regarding restrictions on transfer and ownership of our stock.

        Holders of shares of our Common Stock generally have no appraisal, preference, conversion, exchange, sinking fund, redemption or preemptive rights to subscribe for any of our Securities, except as may be provided under the terms of any class or series of stock that we may subsequently classify or reclassify. Subject to the restrictions on transfer and ownership of stock contained in our Charter and the rights of any other class or series of stock that we may subsequently classify or reclassify, each share of Common Stock has equal distribution, liquidation and other rights.

        We may offer additional shares of our Common Stock for sale, in which case, we will describe the aggregate number of shares of Common Stock offered and the offering price or prices of the shares in a prospectus supplement.

Preferred Stock; Power to Reclassify Shares of Our Stock

        Our Charter authorizes our board of directors to classify any unissued shares of Common Stock or Preferred Stock and to reclassify any previously classified, but unissued, shares of Common Stock or Preferred Stock into one or more classes or series of stock. Prior to the issuance of shares of any class or series of stock, our board of directors is required by Maryland law and our Charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock, in all cases, subject to the restrictions on transfer and ownership set forth in our Charter. Therefore, our board of directors could authorize the issuance of shares of Common Stock or Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our Company that might involve a premium price for you or otherwise be in your best interests.

        We may sell shares of Preferred Stock in one or more class or series. In a prospectus supplement, we will describe the specific designation; the aggregate number of shares offered; the dividend rate or manner of calculating the dividend rate; the dividend periods or manner of calculating the dividend periods; the ranking of the shares of the series with respect to dividends; liquidation and dissolution; the stated value of the shares of the series; the voting rights of the shares of the series; if any, whether and on what terms the shares of the series will be convertible or exchangeable; whether and on what terms we can redeem the shares of the series; whether we will list the shares of Preferred Stock on a securities exchange and any other specific terms of the class or series of Preferred Stock.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Common Stock and Preferred Stock

        Our board of directors has the power (i) to amend our Charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue, (ii) to issue additional shares of Common Stock or Preferred Stock and (iii) to classify unissued shares of our Common Stock or Preferred Stock or reclassify any previously classified, but unissued, shares of Common Stock or Preferred Stock into other classes or series of stock, and thereafter to issue the classified or reclassified shares of stock. We believe this ability provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of stock, as well as our Common Stock, are available for issuance without further action by our stockholders (unless stockholder action is required by applicable law, or the rules of any stock exchange on which our securities may be listed, or the terms of any classes or series of stock that we may subsequently classify or reclassify). Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of Common Stock or Preferred Stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our Company that might involve a premium price for you or otherwise be in your best interests.

Restrictions on Ownership and Transfer

        Our Charter provides that our board of directors may decide whether it is in the best interests of our Company to qualify and maintain status as a REIT under the Internal Revenue Code, as amended (the "Code"). In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year. Neither the requirement to be held by 100 or more persons or the provision disallowing ownership by five or fewer individuals apply to the first taxable year of a REIT.

        To help us qualify as a REIT, among other purposes, our Charter, contains restrictions on the number of shares of our stock that a person may own, subject to certain exceptions. Our Charter provides that generally no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of our stock excluding any outstanding shares of our stock not treated as outstanding for U.S. federal income tax purposes, or (ii) more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of our Common Stock, excluding any outstanding shares of Common Stock not treated as outstanding for U.S. federal income tax purposes.

        Our Charter also prohibits any person from (i) beneficially or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Code; (ii) transferring shares of our stock if such transfer would result in our stock being beneficially owned by fewer than 100 persons; (iii) beneficially or constructively owning shares of our stock that would cause us to own, directly or indirectly; 10% or more of the ownership interests in a tenant of our Company (or a tenant of any entity owned or controlled by us); (iv) beneficially or constructively owning shares of our stock that would cause any independent contractor to not be treated as such under Section 856(d)(3) of the Code; or (v) beneficially or constructively owning shares of stock that will otherwise cause us to fail to qualify as a REIT. Any person who (i) acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or (ii) who would have owned shares of our stock that resulted in a transfer of shares to a charitable trust (as described below), will be required to (A) give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice to us, and (B) provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer required for us to qualify as a REIT.

        Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the above ownership limits and the restrictions described in clauses (iii) and (iv) above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the

United States Internal Revenue Service ("IRS") or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

        Our board of directors may increase or decrease the Common Stock ownership limit and/or the aggregate stock ownership limit so long as the change would not result in five or fewer persons beneficially owning more than 49.9% in value of our outstanding stock. Any decrease in the Common Stock ownership limit and/or the aggregate stock ownership limit shall not apply to any person whose percentage ownership of stock is in excess of the decreased ownership limits, until such time as such person's percentage ownership of stock equals or falls below the decreased ownership limits. Absent an exemption from the ownership limits, any further acquisition of shares of our stock by such person will be in violation of the ownership limits, unless and until such person's percentage ownership of stock falls below the ownership limit (in which case such person may acquire shares up to such ownership limits).

        Pursuant to our Charter, if any transfer of our shares of stock occurs that, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above ownership limitations or restrictions on transfer (a "Prohibited Owner"), then that number of shares of stock, the beneficial or constructive ownership of which would otherwise cause such person to violate the ownership limitations or restrictions on transfer (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary and the Prohibited Owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that would otherwise cause any person to violate the above limitations will be null and void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The Prohibited Owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any Prohibited Owner and will have all voting rights and rights to distributions with respect to the shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust's charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust's charitable beneficiary. The Prohibited Owner will have no voting rights with respect to shares of stock held in the charitable trust, and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

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  rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the trustee; and

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  recast such vote in accordance with the desires of the trustee acting for the benefit of the trust's beneficiary.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our Charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary. The Prohibited Owner will receive the lesser of:

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  the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

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  the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

        The trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the trustee. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a Prohibited Owner, then:

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  such shares will be deemed to have been sold on behalf of the charitable trust; and

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  to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that the Prohibited Owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

        In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

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  the market price on the date we, or our designee, accept such offer.

        We may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate, the trustee will distribute the net proceeds of the sale to the Prohibited Owner and any distributions held by the trustee will be paid to the charitable beneficiary.

        All certificates, if any, representing shares of our stock will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns, and a description of the manner in which the shares are held. Each such owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the owner's beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each of our stockholders, whether or not an owner of 5% or more of our stock, must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure our compliance with the ownership restrictions in our Charter.

        The ownership and transfer limitations in our Charter could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our stock or might otherwise be in the best interests of our stockholders.

Business Combinations

        Maryland law prohibits "business combinations" between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

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  any person or entity who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock; or

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  an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then-outstanding stock.

        A person is not an interested stockholder if our board of directors approves the transaction by which the person otherwise would have become an interested stockholder in advance. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

        After the five-year prohibition and in addition to any vote otherwise required by Maryland law and our Charter, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least:

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  80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

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  two-thirds of the votes entitled to be cast by holders of our voting stock, other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

        The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

        Pursuant to the statute, our board of directors, by resolution, has exempted any business combinations between us and any person who is an existing, or becomes in the future an, "interested stockholder." Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any such person. As a result, such persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. Additionally, this resolution may be altered, revoked or repealed in whole or in part at any time and we may opt back into the business combination provisions of the Maryland General Corporation Law (the "MGCL"). If this resolution is revoked or repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights, except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by employees who are also our directors are excluded from the shares entitled to vote on the matter. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders' meeting.

        If voting rights are not approved at the stockholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares for fair value, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our Charter or Bylaws.

        Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock and, consequently, the control share acquisition statute will not apply to us unless our board of directors later amends our Bylaws to modify or eliminate this provision, which it may do without stockholder approval, and which it may make effective prospectively or retrospectively.

Maryland Unsolicited Takeovers Act

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with (i) a class of equity securities registered under the Exchange Act and (ii) at least three independent directors, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of directors;

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  a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

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  a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

        In our Charter, we have elected under Section 3-804(c) of the MGCL that vacancies on our board of directors be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred.

        Through provisions in our Charter and Bylaws unrelated to Subtitle 8 of Title 3 of the MGCL, we (i) require the affirmative vote of the stockholders entitled to cast at least two-thirds of all votes entitled to be cast generally in the election of directors for the removal of any director from the board of directors, (ii) vest in the board of directors the exclusive power to fix the number of directorships and (iii) provide that unless called by the Chairman of our board of directors, our President, our Chief Executive Officer or our board of directors, a special meeting of stockholders may only be called by our Corporate Secretary upon the written request of (and satisfaction of certain procedural and information requirements by) the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may be properly considered at the meeting.

        In January 2015, our board of directors resolved to opt out of the provision of the Maryland Unsolicited Takeover Act that, absent such resolution, would have permitted our board of directors to unilaterally divide itself into classes without stockholder approval (commonly referred to as a "classified board"). Although we did not have a classified board at that time, by opting out of this provision our board of directors cannot elect to become a classified board in the future without approval of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our Common Stock is Computershare Investor Services.

Authorized but Unissued Capital Stock

        The listing requirements of the NYSE, which applies so long as our shares of Common Stock are listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of our Common Stock.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue Depositary Shares, each of which will represent a fractional interest in a share of a particular class or series of our Preferred Stock, as specified in the applicable prospectus supplement. Shares of a class or series of Preferred Stock represented by Depositary Shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary (such depositary receipts will evidence the Depositary Shares). Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of Preferred Stock represented by the Depositary Shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of Preferred Stock represented by those Depositary Shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

        Some of the particular terms of the Depositary Shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

        Copies of the applicable form of deposit agreement and depositary receipt will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related Depositary Shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

        In a prospectus supplement, we will describe the particular combination of Securities constituting any Depositary Shares and any other specific terms.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        The following summarizes the general terms of stock purchase contracts and stock purchase units that we may issue. The particular terms of any stock purchase contracts or stock purchase units that we offer will be described in the applicable prospectus supplement. This description is subject to the stock purchase contracts, and any collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. We may fix the consideration per share of our Common Stock or Preferred Stock at the time we issue the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of stock purchase units consisting of a stock purchase contract and Company Debt Securities, preferred securities, Warrants or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the Common Stock or Preferred Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

        In a prospectus supplement, we will describe the particular combination of Securities constituting any Purchase Agreement and any other specific terms.

 DESCRIPTION OF WARRANTS

        We may issue separately, or together with shares of our Preferred Stock or Common Stock offered by any prospectus supplement, Warrants for the purchase of additional shares of Preferred Stock or Common Stock. The Warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, and may be represented by certificates evidencing the Warrants, all as set forth in the applicable prospectus supplement relating to the particular series of Warrants.

        The following summaries of certain provisions of the Warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant agreement and Warrant certificate, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. A prospectus supplement will describe the terms of the Warrants in respect to which this prospectus is being delivered including, where applicable, the following:

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  the title of the Warrants;

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  the aggregate number of the Warrants;

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  the price or prices at which the Warrants will be issued;

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  the designation, terms and number of shares of our Common Stock or Preferred Stock that may be purchased upon exercise of the Warrants;

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  the designation and terms of the Securities, if any, with which the Warrants are issued and the number of the Warrants issued with each such offered Security;

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  the date, if any, on and after which the Warrants and related shares of our Common Stock or Preferred Stock with which the Warrants are issued will be separately transferable;

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  the price (or manner of calculation of the price) at which each share of our Common Stock or Preferred Stock may be purchased upon exercise of the Warrant;

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  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of the Warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material U.S. federal income tax considerations; and

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  any other terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

        The exercise of any Warrants will be subject to, and limited by, the transfer and ownership restrictions in our Charter. See "Description of Capital Stock—Restrictions on Ownership and Transfer."

        We may sell Warrants to purchase our Common Stock or Preferred Stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the Warrants, including whether our or your obligations, if any, under any Warrants may be satisfied by delivering or purchasing the underlying Securities or their cash value.

DESCRIPTION OF COMPANY DEBT SECURITIES

        The Company Debt Securities will be issued in one or more series under an indenture between the Company and U.S. Bank National Association, as trustee. We have filed a copy of the indenture with the SEC. References herein to the "Company Indenture" refer to such indenture and references to the "Trustee" in this "Description of Company Debt Securities" refer to such trustee or any other trustee for any particular series of Company Debt Securities issued under the Company Indenture. The terms of the Company Debt Securities of any series will be those specified in or pursuant to the Company Indenture and in the applicable Company Debt Securities of that series and those made part of the Company Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description of Company Debt Securities describes general terms and provisions of the series of Company Debt Securities to which any prospectus supplement may relate. When the Company Debt Securities of a particular series are offered for sale, the specific terms of such Company Debt Securities will be described in the applicable prospectus supplement. If any terms of such Company Debt Securities described in a prospectus supplement are inconsistent with any of the terms of the Company Debt Securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

        The following description of selected provisions of the Company Indenture and the Company Debt Securities is not complete, and the description of selected terms of the Company Debt Securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Company Indenture and the form of the applicable Company Debt Securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents that have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Company Indenture or the form of the applicable Company Debt Securities, see "Where You Can Find More Information; Incorporation by Reference" in this prospectus. The following description of Company Debt Securities and the description of the Company Debt Securities of a particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Company Indenture and the applicable Company Debt Securities, which provisions, including defined terms, are, or will be, incorporated by reference in this prospectus, and to those made part of the Company Indenture by the Trust Indenture Act. Capitalized terms used but not defined in the following description shall have the meanings assigned to those terms in the Company Indenture or, if applicable, the Company Debt Securities.

        The Company Debt Securities will be obligations solely of the Company and will not be obligations of, or directly or indirectly guaranteed by, any of its subsidiaries or any other entity. Accordingly, the Company Debt Securities are structurally subordinated to the liabilities of, and any preferred equity in, its subsidiaries and, as a result, the Company's right to participate as a common equity holder of a subsidiary in any distribution of assets of such subsidiary upon such subsidiary's liquidation or otherwise, and thus the ability of the holders of the Company Debt Securities to benefit from such distribution, is junior to creditors and any preferred equity holders of such subsidiary, except to the extent that any claims the Company may have as a creditor or preferred equity holder of such subsidiary are recognized. The Company may also guarantee obligations of its direct or indirect subsidiaries. Any liability the Company may have for its subsidiaries' obligations could reduce its assets that are available to satisfy its direct creditors, including holders of the Company Debt Securities. In addition, the Company Debt Securities will rank junior to the Company's secured debt to the extent of the value of the collateral security securing the same.

General

        The Company Debt Securities will constitute the unsecured and unsubordinated obligations of the Company and will rank on parity in right of payment among themselves and with all of the Company's other existing and future unsecured and unsubordinated indebtedness. The Company may issue an unlimited principal amount of the Company Debt Securities under the Company Indenture. The Company Indenture provides that the Company Debt Securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by the Company. Please read the applicable prospectus supplement relating to the Company Debt Securities of the particular series being offered thereby for selected terms of such Company Debt Securities, including, without limitation, where applicable:

  •
  the title of such series of the Company Debt Securities;

  •
  the aggregate principal amount of the Company Debt Securities of such series and any limit thereon;

  •
  the date or dates on which the Company will pay the principal of, and premium, if any, on, the Company Debt Securities of such series, or the method or methods, if any, used to determine such date or dates;

  •
  the rate or rates, which may be fixed or variable, at which the Company Debt Securities of such series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

  •
  the basis used to calculate interest, if any, on the Company Debt Securities of such series if other than a 360-day year of twelve 30-day months;

  •
  the date or dates, if any, from which interest on the Company Debt Securities of such series will accrue, or the method or methods, if any, used to determine such date or dates;

  •
  the date or dates, if any, on which interest on the Company Debt Securities of such series will be payable and the record dates for any such payment of interest;

  •
  the terms and conditions, if any, upon which the Company is required to, or may, at its option, redeem the Company Debt Securities of such series;

  •
  the terms and conditions, if any, upon which the Company will be required to repurchase the Company Debt Securities of such series at the option of holders of the Company Debt Securities of such series;

  •
  the terms of any sinking fund or analogous provision applicable to the Company Debt Securities of such series;

  •
  the portion of the principal amount of the Company Debt Securities of such series payable upon acceleration of the maturity thereof, if other than the full principal amount;

  •
  the authorized denominations in which the Company Debt Securities of such series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  the place or places where (i) amounts due on the Company Debt Securities of such series will be payable, (ii) the Company Debt Securities of such series may be surrendered for registration of transfer and exchange and (iii) notices or demands to or upon the Company or the Trustee in respect of the Company Debt Securities of such series or the Company Indenture may be served, if different than the corporate trust office of the Trustee;

  •
  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the Company Debt Securities of such series must be made;

  •
  whether the amount of payments due on the Company Debt Securities of such series may be determined with reference to an index, formula, or other method or methods (any of those

    Company Debt Securities being referred to as Indexed Securities) and the manner used to determine those amounts;

  •
  any addition to, modification of, or deletion of, any covenant or Event of Default (as defined below) with respect to the Company Debt Securities of such series;

  •
  the identity of the depositary for the global Company Debt Securities if other than The Depository Trust Company ("DTC") and the terms of the depositary arrangement if other than as specified below;

  •
  the circumstances under which the Company will pay additional amounts on the Company Debt Securities of such series in respect of any tax, assessment, or other governmental charge ("Additional Amounts") and whether the Company will have the option to redeem such Company Debt Securities rather than pay the Additional Amounts; and

  •
  any other terms of the Company Debt Securities of such series.

        As used in this prospectus, references to the principal of, and premium, if any, and interest, if any, on, the Company Debt Securities of a series include Additional Amounts, if any, payable on the Company Debt Securities of such series in that context.

        The Company may issue the Company Debt Securities as original issue discount ("OID") securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any OID security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important U.S. federal income tax and other considerations applicable to OID securities will be described in the applicable prospectus supplement.

        The terms of the Company Debt Securities of any series may be inconsistent with the terms of the Company Debt Securities of any other series. Unless otherwise specified in the applicable prospectus supplement, the Company may, without the consent of, or notice to, the holders of the Company Debt Securities of any series, reopen an existing series of the Company Debt Securities and issue additional Company Debt Securities of that series.

        Other than to the extent provided in "—Merger, Consolidation and Transfer of Assets" below or to the extent provided with respect to the Company Debt Securities of a particular series and described in the applicable prospectus supplement, the Company Indenture will not contain any provisions that would limit the Company's ability to incur indebtedness or to substantially reduce or eliminate its consolidated assets or that would afford holders of the Company Debt Securities protection in the event of:

  •
  a recapitalization or other highly leveraged or similar transaction involving the Company, any of its subsidiaries or affiliates or its management;

  •
  a change of control involving the Company or its subsidiaries or affiliates; or

  •
  a reorganization, restructuring, merger, or similar transaction involving the Company, its subsidiaries or its affiliates.

        Accordingly, the Company's ability to service its indebtedness (including the Company Debt Securities) could be materially and adversely affected in the future.

Registration, Transfer, Payment and Paying Agent

        Unless otherwise specified in the applicable prospectus supplement, each series of the Company Debt Securities will be issued in registered form only, without coupons.

        Unless otherwise specified in the applicable prospectus supplement, the Company Debt Securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Company or an agent of the Company in The City of New York. However, the Company, at its option, may make payments of interest on any interest payment date for a Company Debt Security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

        Any interest not punctually paid, or duly provided for, on any interest payment date with respect to the Company Debt Securities of any series will forthwith cease to be payable to the holders of those Company Debt Securities on the applicable regular record date and may be paid to the persons in whose names those Company Debt Securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee or the Company, notice whereof shall be given to the holders of those Company Debt Securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely set forth in the Company Indenture.

        Subject to certain limitations imposed on the Company Debt Securities issued in book-entry form, the Company Debt Securities of any series will be exchangeable for other Company Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations, upon surrender of those Company Debt Securities at the designated place or places. In addition, subject to certain limitations imposed upon the Company Debt Securities issued in book-entry form, the Company Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repurchase of the Company Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

        Unless otherwise specified in the applicable prospectus supplement, the Company will not be required to:

  •
  issue, register the transfer of, or exchange the Company Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of the Company Debt Securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any Company Debt Security, or portion of any Company Debt Security, called for redemption, except the unredeemed portion of any Company Debt Security being redeemed in part; or

  •
  issue, register the transfer of or exchange a Company Debt Security that has been surrendered for repurchase at the option of the holder, except the portion, if any, of the Company Debt Security not to be repurchased.

Outstanding Company Debt Securities

        In determining whether the holders of the requisite principal amount of outstanding Company Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Company Indenture:

  •
  the principal amount of an OID security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the OID security that would be due and payable upon acceleration of the maturity of such OID security as of the date of the determination;

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance;

  •
  the principal amount of a Company Debt Security denominated in a currency other than U.S. Dollars shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of such Company Debt Security; and

  •
  a Debt Security owned by the Company or any other obligor of such Company Debt Security or any affiliate of the Company or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

        The Company Debt Securities of any series may be redeemable at the Company's option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the Company Debt Securities of any series may be subject to repurchase by the Company at the option of the holders thereof. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or optional repurchase of the Company Debt Securities of the particular series.

Merger, Consolidation and Transfer of Assets

        The Company Indenture provides that the Company may not, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other person or (ii) sell, lease, assign, transfer or otherwise convey all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other person, in each case, unless:

  •
  in such transaction or transactions, either (i) the Company shall be the continuing person (in the case of a merger) or (ii) the successor person (if other than the Company) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred or otherwise conveyed (A) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof, and (B) shall, by a supplemental indenture, expressly assume the due and punctual performance of all of the Company's payment and other obligations under the Company Indenture and all of the Company Debt Securities outstanding thereunder;

  •
  immediately after giving effect to such transaction or transactions, no Event of Default under the Company Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Company Indenture, shall have occurred and be continuing; and

  •
  the Trustee shall have received an officer's certificate and opinion of counsel from the Company to the effect that all conditions precedent to such transaction or transactions have been satisfied.

        Upon any consolidation or amalgamation by the Company with, or the Company's merger into, any other person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person, in each case in accordance with the provisions of the Company Indenture described above, the successor person formed by the consolidation or amalgamation or into which the Company is merged or to which such sale, lease, assignment, transfer or other conveyance is made, as applicable, shall succeed to, and be substituted for, the Company and may exercise every right and power of the Company under the Company Indenture with the same effect as if such successor person had been named as the Company in the Company Indenture; and thereafter, the predecessor person shall be released from all of its obligations and covenants under the Company Indenture and the outstanding Company Debt Securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the Company Debt Securities of any series is defined in the Company Indenture as being:

  i.
  default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Company Debt Security of that series;

  ii.
  default in payment of any principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of, or premium, if any, on, any Company Debt Security of that series when due, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

  iii.
  default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any Company Debt Security of that series;

  iv.
  default in the performance or observance, or breach, of any covenant or other agreement of the Company in the Company Indenture or any Company Debt Security of that series not covered elsewhere in this section, other than a covenant or other agreement included in the Company Indenture solely for the benefit of a series of the Company Debt Securities other than that series, which shall not have been remedied for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Company Debt Securities of that series then outstanding;

  v.
  default by the Company to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any indebtedness for money borrowed by the Company in excess of $50,000,000 principal amount, or a default under any such indebtedness resulting in the acceleration prior to the stated maturity of the principal amount of such indebtedness in excess of $50,000,000, and such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days thereafter;

  vi.
  specified events of bankruptcy, insolvency, or reorganization with respect to the Company or its significant subsidiaries (as defined in Regulation S-X under the Securities Act); or

  vii.
  any other Event of Default established for the Company Debt Securities of that series.

        No Event of Default with respect to any particular series of the Company Debt Securities necessarily constitutes an Event of Default with respect to any other series of the Company Debt Securities. The Trustee is required to give notice to holders of the Company Debt Securities of the applicable series within 90 days after a responsible officer of the Trustee has actual knowledge of a default relating to such Company Debt Securities.

        If an Event of Default specified in clause (vi) above occurs, then the principal amount of all the outstanding Company Debt Securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding Debt Securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Company Debt Securities of that series then outstanding may declare the principal amount of, or if the Company Debt Securities of that series are OID securities such lesser amount as may be specified in the terms of, the Company Debt Securities of that series, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the Company

Debt Securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

        The Company Indenture provides that no holders of the Company Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Company Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding Company Debt Securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding Company Debt Securities of that series. Notwithstanding any other provision of the Company Indenture, each holder of a Company Debt Security will have the right, which is absolute and unconditional, to receive payment of principal of, and premium, if any, and interest, if any, and any Additional Amounts on, that Company Debt Security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right shall not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Company Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Company Indenture at the request or direction of any of the holders of the Company Debt Securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding Company Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Company Indenture or with any series of the Company Debt Securities, such direction would not be unduly prejudicial to the rights of any other holder of the Company Debt Securities of that series (or the Company Debt Securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee an officer's certificate stating whether or not the certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Company Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

        The Company Indenture permits the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Company Debt Securities of each series issued under the Company Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Company Indenture or of the Company Debt Securities of the applicable series or the rights of the holders of the Company Debt Securities of the applicable series under the Company Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding Company Debt Security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Company Debt Security; or

  •
  reduce the principal of, or premium, if any, on, any Company Debt Security or reduce the rate (or modify the calculation of such rate) of interest, if any, on, or the redemption or repurchase price of, or any Additional Amounts with respect to, any Company Debt Security or change the Company's obligation to pay Additional Amounts; or

  •
  reduce the amount of principal of any OID security that would be due and payable upon acceleration of the maturity thereof; or

  •
  change the date(s) on which, or period(s) in which, any Company Debt Security is subject to redemption or repurchase or otherwise alter the provisions with respect to the redemption or repurchase of any Company Debt Security in a manner that is adverse to the interests of the holder of such Company Debt Security; or

  •
  change any place where, or the currency in which, any Company Debt Security is payable; or

  •
  impair the holder's right to institute suit to enforce the payment of any Company Debt Security on or after their stated maturity, or in the case of redemption, on or after the redemption date, or in the case of repurchase, on or after the date for repurchase; or

  •
  reduce the percentage of the outstanding Company Debt Securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Company Indenture or specified defaults under the Company Indenture and their consequences; or

  •
  modify the provisions relating to the requirements for the modification or amendment of the Company Indenture with the consent of each holder, of the waiver of compliance with specific provisions of the Company Indenture or specified defaults under the Company Indenture, except to increase the percentage of holders of the Company Debt Securities of any series outstanding under the Company Indenture required to effect that action or to provide that certain other provisions of the Company Indenture may not be modified or waived without the consent of the holder of each outstanding Company Debt Security affected thereby; or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable Company Debt Securities.

        The Company Indenture also contains provisions permitting the Company and the Trustee, without the consent of the holders of any Company Debt Securities, to modify or amend the Company Indenture, among other things:

  •
  to add to the Events of Default for all or any series of the Company Debt Securities;

  •
  to add to the covenants for the benefit of the holders of all or any series of the Company Debt Securities;

  •
  to provide for security of the Company Debt Securities of all or any series or to add guarantees in favor of the Company Debt Securities of all or any series;

  •
  to establish the form or terms of the Company Debt Securities of any series, and the form of the guarantees, if any, of the Company Debt Securities of any series;

  •
  to cure any mistake or ambiguity or correct or supplement any provision in the Company Indenture which may be defective or inconsistent with other provisions in the Company Indenture, or to make any other provisions with respect to matters or questions arising under the Company Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Company Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any Company Debt Securities;

  •
  to amend or supplement any provision contained in the Company Indenture, provided that the amendment or supplement does not apply to any outstanding Company Debt Securities issued before the date of the amendment or supplement and entitled to the benefits of that provision;

  •
  to conform the terms of the Company Indenture or the Company Debt Securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of those Company Debt Securities; or

  •
  to modify, alter, amend or supplement the Company Debt Securities in any other respect that shall not adversely affect the interests of any of the holders of any the Company Debt Securities.

        The holders of a majority in aggregate principal amount of the outstanding Company Debt Securities of any series may, on behalf of all holders of the Company Debt Securities of that series, waive any continuing default under the Company Indenture with respect to the Company Debt Securities of that series and its consequences, except a default (i) in the payment of principal of, or premium, if any, or interest, if any, on, the Company Debt Securities of that series, or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Company Debt Security of the affected series.

        The Company Indenture contains provisions for convening meetings of the holders of the Company Debt Securities. A meeting may be called at any time by the Trustee, the Company or the holders of at least 10% in aggregate principal amount of the outstanding Company Debt Securities of any series. Notice of a meeting must be given in accordance with the provisions of the Company Indenture. Except for any consent or waiver that must be given by the holder of each outstanding Company Debt Security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding Company Debt Securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding Company Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding Company Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of the Company Debt Securities of any series duly held in accordance with the Company Indenture will be binding on all holders of the Company Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding Company Debt Securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver that may be given by the holders of a supermajority in aggregate principal amount of the outstanding Company Debt Securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding Company Debt Securities of that series will constitute a quorum.

Book-Entry Procedures

  Global Notes

        Company Debt Securities of a series may be represented by one or more Company Debt Securities of such series in global form. References to "global note" in this "Description of Company Debt Securities" refer to such global note(s). Unless otherwise provided in the applicable prospectus supplement, global notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee. Each global note will be credited to the account of a direct or indirect participant in DTC as described below.

        Except as set forth below, a global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note may not be exchanged for Company Debt Securities in certificated form except as described below under "Exchanges of Global Note for Certificated Company Debt Securities."

  Exchanges of Global Note for Certificated Company Debt Securities

        A beneficial ownership interest in a global note may not be exchanged for the Company Debt Securities of the same series in certificated form unless:

  •
  DTC notifies the Company that it is unwilling or unable to continue as depositary for the global note or has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 60 days;

  •
  the Company, at its option, notifies the Trustee in writing that it has elected to issue the Company Debt Securities in certificated form; or

  •
  an Event of Default with respect to the Company Debt Securities represented by the global note has occurred and is continuing.

  Book-Entry Procedures

        DTC has indicated that it intends to use the following procedures for the global notes. DTC may change these procedures from time to time. Neither the Company nor WPC Finance is responsible for these procedures. You should contact DTC or its participants directly to discuss these matters.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This system eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("Indirect Participants"). DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of the Company Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC's records. The beneficial ownership interest of each actual purchaser ("Beneficial Owner") is in turn to be recorded on the direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of beneficial ownership interests in a global note are to be accomplished by entries made on the books of Direct Participant and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their Beneficial Ownership interests in a global note, except in the event that use of the book-entry system for their Company Debt Securities are discontinued.

        To facilitate subsequent transfers, all global notes deposited by Direct Participants with DTC will be registered in the name of DTC's partnership nominee, ("Cede & Co."), or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in

Beneficial Ownership. DTC has no knowledge of the actual Beneficial Owners of global notes; DTC's records reflect only the identity of the Direct Participants to whose accounts a global note is credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE COMPANY DEBT SECURITIES REPRESENTED BY THE GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE COMPANY DEBT SECURITIES.

        The laws of some U.S. states require that persons take physical delivery in definitive form of securities that they own. The ability to transfer beneficial ownership interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its Direct Participants, which in turn act on behalf of Indirect Participants and banks, the ability of a person having a beneficial ownership interest in a global note to pledge such interest to persons that do not participate in the DTC system, or take other actions in respect of such interest, may be affected by the lack of a physical certificate.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to a global note unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts a global note is credited on the record date (identified in a listing attached to the omnibus proxy).

        Payments of principal of, and premium, if any, and interest, if any, on, global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of, and premium, if any, and interest, if any, on the global notes to DTC will be the responsibility of the Company, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of the Direct Participants and the Indirect Participants.

        The Company will send any redemption or repurchase notices to DTC. If less than all of the Company Debt Securities of a particular series are being redeemed or repurchased, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed or repurchased.

        DTC may discontinue providing its services as depositary with respect to global notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor depositary is not obtained, Company Debt Securities in certificated form are required to be printed and delivered.

        The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, the Company Debt Securities in certificated form will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but it takes no responsibility for the accuracy or completeness thereof.

        Neither the Company, the Trustee nor their respective agents are responsible for the performance by DTC or its Direct Participants or Indirect Participants of their obligations under the rules and procedures governing their operations.

Discharge, Legal Defeasance and Covenant Defeasance

  Satisfaction and Discharge

        Upon the Company's direction, the Company Indenture shall cease to be of further effect with respect to the Company Debt Securities of any series specified by the Company, subject to the survival of specified provisions of the Company Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Company's obligation to repurchase such Company Debt Securities at the option of the holders thereof, if applicable, and the Company's obligation to pay Additional Amounts in respect of such Company Debt Securities to the extent described below, when:

  •
  either

  i.
  all outstanding Company Debt Securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

  ii.
  all Company Debt Securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, funds in the currency in which the Company Debt Securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the Company Debt Securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the Company Debt Securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the Company Debt Securities of that series have become due and payable, or to the stated maturity or redemption date of the Company Debt Securities of that series, as the case may be;

  •
  the Company has paid all other sums payable under the Company Indenture with respect to the Company Debt Securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officer's certificate and an opinion of counsel from the Company to the effect that all conditions precedent to the satisfaction and discharge of the Company Indenture in respect of the Company Debt Securities of such series have been satisfied.

        If the Company Debt Securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those Company Debt Securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

  Legal Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, the Company may elect with respect to the Company Debt Securities of the particular series either:

  •
  to defease and discharge itself from any and all obligations with respect to those Company Debt Securities ("Company Legal Defeasance"), except for, among other things:

  i.
  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those Company Debt Securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

  ii.
  the obligations to register the transfer or exchange of those Company Debt Securities,

  iii.
  the obligation to replace temporary or mutilated, destroyed, lost, or stolen Company Debt Securities,

  iv.
  the obligation to maintain an office or agent of the Company in The City of New York in respect of those Company Debt Securities,

  v.
  the obligation to hold moneys for payment in respect of those Company Debt Securities in trust, and

  vi.
  the obligation, if applicable, to repurchase those Company Debt Securities at the option of the holders thereof; or

  •
  to be released from its obligations with respect to those Company Debt Securities under any covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those Company Debt Securities ("Company Covenant Defeasance"), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of funds in the currency in which those Company Debt Securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Company Indenture) in an amount that, through the payment of principal and interest in accordance with their terms, will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank, to pay the principal thereof and premium, if any, and interest, if any, thereon, and, to the extent that (x) those Company Debt Securities provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, the Additional Amounts with respect to those Company Debt Securities, and any mandatory sinking fund or analogous payments on those Company Debt Securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

        The Company Legal Defeasance or Company Covenant Defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the Company Indenture or any other agreement or instrument to which the Company or any significant subsidiary is a party or is bound;

  •
  in the case of Company Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel confirming that:

  i.
  the Company has received from, or there has been published by, the IRS a ruling, or

  ii.
  since the date of the Company Indenture, there has been a change in applicable U.S. federal income tax law;

    in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the Company Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Company Legal Defeasance had not occurred;

  •
  in the case of Company Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the Company Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Company Covenant Defeasance had not occurred;

  •
  if the cash and government obligations deposited are sufficient to pay the outstanding Company Debt Securities of the applicable series on a particular redemption date, the Company shall have given the Trustee irrevocable instructions to redeem those Company Debt Securities on that date;

  •
  no Event of Default or default that with notice or lapse of time or both would become an Event of Default with respect to the Company Debt Securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of Company Legal Defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Company or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  the Company shall have delivered to the Trustee an officer's certificate and opinion of counsel to the effect that all conditions precedent to the Company Legal Defeasance or Company Covenant Defeasance, as the case may be, have been satisfied.

        In the event the Company effects Company Covenant Defeasance with respect to the Company Debt Securities of any series and those Company Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which Company Covenant Defeasance has been effected, which covenants would no longer be applicable to the Company Debt Securities of that series after Company Covenant Defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect Company Covenant Defeasance may not be sufficient to pay amounts due on the Company Debt Securities of that series at the time of any acceleration resulting from that Event of Default. However, the Company would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting Company Legal Defeasance or Company Covenant Defeasance with respect to the Company Debt Securities of a particular series.

Concerning the Trustee

        There may be more than one Trustee under the Company Indenture, each with respect to one or more series of the Company Debt Securities. If there are different Trustees for different series of the Company Debt Securities, each Trustee will be a trustee separate and apart from any other Trustee under the Company Indenture. Unless otherwise specified in the applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of Debt Securities for which it is the Trustee under the Company Indenture. Any Trustee under the Company Indenture may resign or be removed with respect to one or more series of the Company Debt Securities. All payments of principal of, and premium, if any, and interest, if any, on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the Company Debt Securities) of, the Company Debt Securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

        U.S. Bank National Association is the trustee under the Company Indenture. The Company may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Company Indenture at the request of any holder of the Company Debt Securities unless offered indemnity or security reasonably acceptable to it by the holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the Company Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Company. If it acquires any conflicting interest relating to any of its duties with respect to the Company Debt Securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

        The Company Indenture and the Company Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

        All notices to holders of Company Debt Securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee or by electronic means in the case of global securities.

DESCRIPTION OF WPC FINANCE DEBT SECURITIES AND THE GUARANTEE

        The WPC Finance Debt Securities will be issued in one or more series under an indenture between WPC Finance, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. We have filed a copy of the indenture with the SEC. References herein to the "WPC Finance Indenture" refer to such indenture and references to the "Trustee" in this "Description of WPC Finance Debt Securities and the Guarantee" refer to such trustee or any other trustee for any particular series of WPC Finance Debt Securities issued under the WPC Finance Indenture. The terms of the WPC Finance Debt Securities of any series will be those specified in or pursuant to the WPC Finance Indenture and in the applicable WPC Finance Debt Securities of that series and those made part of the WPC Finance Indenture by the Trust Indenture Act.

        The following description of WPC Finance Debt Securities describes general terms and provisions of the series of WPC Finance Debt Securities to which any prospectus supplement may relate. When the WPC Finance Debt Securities of a particular series are offered for sale, the specific terms of such WPC Finance Debt Securities will be described in the applicable prospectus supplement. If any terms of such WPC Finance Debt Securities described in a prospectus supplement are inconsistent with any of the terms of the WPC Finance Debt Securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

        The following description of selected provisions of the WPC Finance Indenture and the WPC Finance Debt Securities is not complete, and the description of selected terms of the WPC Finance Debt Securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the WPC Finance Indenture and the form of the applicable WPC Finance Debt Securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part, or as exhibits to documents that have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the WPC Finance Indenture or the form of the applicable WPC Finance Debt Securities, see "Where You Can Find More Information; Incorporation by Reference" in this prospectus. The following description of WPC Finance Debt Securities and the description of the WPC Finance Debt Securities of a particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the WPC Finance Indenture and the applicable WPC Finance Debt Securities, which provisions, including defined terms, are, or will be, incorporated by reference in this prospectus, and to those made part of the WPC Finance Indenture by the Trust Indenture Act. Capitalized terms used but not defined in the following description will have the meanings assigned to those terms in the WPC Finance Indenture or, if applicable, the WPC Finance Debt Securities.

        WPC Finance may also guarantee obligations of its direct or indirect subsidiaries. Any liability WPC Finance may have for its subsidiaries' obligations could reduce its assets that are available to satisfy its direct creditors, including holders of the WPC Finance Debt Securities. In addition, any unsecured WPC Finance Debt Securities will be effectively junior to WPC Finance's secured debt to the extent of the value of the collateral security securing the same.

General

        The WPC Finance Debt Securities will constitute the unsecured and unsubordinated obligations of WPC Finance and will rank on parity in right of payment among themselves and with all of WPC Finance's other existing and future unsecured and unsubordinated indebtedness. WPC Finance may issue an unlimited principal amount of WPC Finance Debt Securities under the WPC Finance Indenture. The WPC Finance Indenture provides that WPC Finance Debt Securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by WPC Finance. Please read the applicable prospectus supplement relating to the WPC Finance Debt

Securities of the particular series being offered thereby for selected terms of such WPC Finance Debt Securities, including, without limitation, where applicable:

  •
  the title of such series of the WPC Finance Debt Securities;

  •
  the aggregate principal amount of the WPC Finance Debt Securities of such series and any limit thereon;

  •
  the date or dates on which WPC Finance will pay the principal of, and premium, if any, on, the WPC Finance Debt Securities of such series, or the method or methods, if any, used to determine such date or dates;

  •
  the rate or rates, which may be fixed or variable, at which the WPC Finance Debt Securities of such series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

  •
  the basis used to calculate interest, if any, on the WPC Finance Debt Securities of such series if other than a 360-day year of twelve 30-day months;

  •
  the date or dates, if any, from which interest on the WPC Finance Debt Securities of such series will accrue, or the method or methods, if any, used to determine such date or dates;

  •
  the date or dates, if any, on which interest on the WPC Finance Debt Securities of such series will be payable and the record dates for any such payment of interest;

  •
  the terms and conditions, if any, upon which WPC Finance is required to, or may, at its option, redeem WPC Finance Debt Securities of such series;

  •
  the terms and conditions, if any, upon which WPC Finance will be required to repurchase WPC Finance Debt Securities of such series at the option of holders of WPC Finance Debt Securities of such series;

  •
  the terms of any sinking fund or analogous provision applicable to the WPC Finance Debt Securities of such series;

  •
  the portion of the principal amount of the WPC Finance Debt Securities of such series payable upon acceleration of the maturity thereof if other than the full principal amount;

  •
  the authorized denominations in which the WPC Finance Debt Securities of such series will be issued;

  •
  the place or places where (i) amounts due on the WPC Finance Debt Securities of such series will be payable (ii) the WPC Finance Debt Securities of such series may be surrendered for registration of transfer and exchange and (iii) notices or demands to or upon WPC Finance or the Trustee in respect of the WPC Finance Debt Securities of such series or the WPC Finance Indenture may be served;

  •
  the currency or currencies in which purchases of, and payments on, the WPC Finance Debt Securities of such series must be made;

  •
  whether the amount of payments due on the WPC Finance Debt Securities of such series may be determined with reference to an index, formula, or other method or methods (any of those WPC Finance Debt Securities being referred to as Indexed Securities) and the manner used to determine those amounts;

  •
  any addition to, modification of, or deletion of, any covenant or Event of Default (as defined below) with respect to the WPC Finance Debt Securities of such series;

  •
  the identity of the depositary for the global WPC Finance Debt Securities and the terms of the depositary arrangement if other than as specified below;

  •
  the circumstances under which WPC Finance will pay Additional Amounts on the WPC Finance Debt Securities of such series in respect of any Additional Amounts and whether WPC Finance will have the option to redeem such WPC Finance Debt Securities rather than pay the Additional Amounts; and

  •
  any other terms of the WPC Finance Debt Securities of such series.

        As used in this prospectus, references to the principal of, and premium, if any, and interest, if any, on, the WPC Finance Debt Securities of a series include Additional Amounts, if any, payable on the WPC Finance Debt Securities of such series in that context.

        WPC Finance may issue WPC Finance Debt Securities as OID securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any OID security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important U.S. federal income tax and other considerations applicable to OID securities will be described in the applicable prospectus supplement.

        The terms of the WPC Finance Debt Securities of any series may be inconsistent with the terms of the WPC Finance Debt Securities of any other series. Unless otherwise specified in the applicable prospectus supplement, WPC Finance may, without the consent of, or notice to, the holders of the WPC Finance Debt Securities of any series, reopen an existing series of WPC Finance Debt Securities and issue additional WPC Finance Debt Securities of that series.

        Other than to the extent provided in "—Merger, Consolidation and Transfer of Assets" below or to the extent provided with respect to the WPC Finance Debt Securities of a particular series and described in the applicable prospectus supplement, the WPC Finance Indenture will not contain any provisions that would limit WPC Finance's ability to incur indebtedness or to substantially reduce or eliminate its consolidated assets, or that would afford holders of the WPC Finance Debt Securities protection in the event of:

  •
  a recapitalization or other highly leveraged or similar transaction involving the Company, any of its subsidiaries (including WPC Finance) or affiliates or its management;

  •
  a change of control involving the Company or its subsidiaries (including WPC Finance) or affiliates; or

  •
  a reorganization, restructuring, merger, or similar transaction involving the Company, its subsidiaries (WPC Finance) or its affiliates.

        Accordingly, WPC Finance's ability to service its indebtedness (including the WPC Finance Debt Securities) could be materially and adversely affected in the future.

Guarantee of the WPC Finance Debt Securities

        The Company will fully, unconditionally and irrevocably guarantee to each holder and the Trustee the full and punctual payment of principal of, premium, if any, and interest on the WPC Finance Debt Securities and any of the other obligations of WPC Finance under the WPC Finance Indenture with respect to the WPC Finance Debt Securities, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, of acceleration or otherwise, including any Additional Amounts required to be paid in connection with certain taxes. Any obligation of the Company to make a payment may be satisfied by causing WPC Finance to make such payment.

        The Company's Guarantee will be an unsecured and unsubordinated obligation of the Company and will rank equally in right of payment with all of the Company's other senior unsecured and unsubordinated indebtedness and guarantees from time to time outstanding.

        The WPC Finance Indenture provides that in the event of a default in payment of principal of, premium, if any, and interest on senior WPC Finance Debt Securities of a particular series, the holder of such series of WPC Finance Debt Securities may institute legal proceedings directly against the Company to enforce the applicable Guarantee without first proceeding against WPC Finance.

Registration, Transfer, Payment and Paying Agent

        Unless otherwise specified in the applicable prospectus supplement, each series of WPC Finance Debt Securities will be issued in registered form only, without coupons.

        Unless otherwise specified in the applicable prospectus supplement, the WPC Finance Debt Securities may be surrendered for registration of transfer or exchange at an office of WPC Finance or an agent of WPC Finance in the City of New York. Unless otherwise specified in the applicable prospectus supplement, the WPC Finance Debt Securities will be payable at the office of the paying agent named in the applicable prospectus supplement. However, WPC Finance, at its option, may make payments of interest on any interest payment date for a WPC Finance Debt Security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to the WPC Finance Debt Securities of any series will forthwith cease to be payable to the holders of those WPC Finance Debt Securities on the applicable regular record date. Such interest may be paid to the persons in whose names those WPC Finance Debt Securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee or WPC Finance, notice whereof will be given to the holders of those WPC Finance Debt Securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely set forth in the WPC Finance Indenture.

        Subject to certain limitations imposed on WPC Finance Debt Securities issued in book-entry form, the WPC Finance Debt Securities of any series will be exchangeable for other WPC Finance Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations, upon surrender of those WPC Finance Debt Securities at the designated place or places. In addition, subject to certain limitations imposed upon WPC Finance Debt Securities issued in book-entry form, the WPC Finance Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange, redemption or repurchase of WPC Finance Debt Securities, but WPC Finance may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

        Unless otherwise specified in the applicable prospectus supplement, WPC Finance will not be required to:

  •
  issue, register the transfer of, or exchange WPC Finance Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of WPC Finance Debt Securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any WPC Finance Debt Security, or portion of any WPC Finance Debt Security, called for redemption, except the unredeemed portion of any WPC Finance Debt Security being redeemed in part; or

  •
  issue, register the transfer of or exchange a WPC Finance Debt Security that has been surrendered for repurchase at the option of the holder, except the portion, if any, of the WPC Finance Debt Security not to be repurchased.

Outstanding WPC Finance Debt Securities

        In determining whether the holders of the requisite principal amount of outstanding WPC Finance Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the WPC Finance Indenture:

  •
  the principal amount of an OID security that will be deemed to be outstanding for these purposes will be that portion of the principal amount of the OID security that would be due and payable upon acceleration of the maturity of such OID security as of the date of the determination;

  •
  the principal amount of any Indexed Security that will be deemed to be outstanding for these purposes will be the principal amount of the Indexed Security determined on the date of its original issuance;

  •
  the principal amount of a WPC Finance Debt Security denominated in a currency other than U.S. Dollars will be the U.S. Dollar equivalent, determined on the date of its original issuance, of the principal amount of such WPC Finance Debt Security; and

  •
  a WPC Finance Debt Security owned by WPC Finance or any other obligor of such WPC Finance Debt Security or any affiliate of WPC Finance or such other obligor will be deemed not to be outstanding.

Payment of Additional Amounts

        All payments in respect of the WPC Finance Debt Securities will be made by WPC Finance or the Company, as applicable without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the Netherlands or the United States or any taxing authority thereof or therein, as applicable, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, WPC Finance or the Company, as applicable, will pay to a holder who is not a U.S. person (as defined below) such Additional Amounts on such WPC Finance Debt Securities as are necessary in order that the net payment by WPC Finance or the Company, as applicable, of principal of, and premium, if any, and interest on, such WPC Finance Debt Securities to such holder, after such withholding or deduction, will not be less than the amount provided in such WPC Finance Debt Securities to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

  i.
  to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

  A.
  being or having been engaged in a trade or business in the United States, or having had a permanent establishment in the United States, or having had a qualified business unit which has the United States dollar as its functional currency;

  B.
  having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such WPC Finance Debt Securities, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

    C.
    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid U.S. federal income tax;

    D.
    being or having been a "10-percent shareholder" of the guarantor under the notes within the meaning of Section 871(h)(3) of the Code or any successor provision; or

    E.
    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business.

  ii.
  to any holder that is not the sole beneficial owner of a WPC Finance Debt Security, or a portion of such WPC Finance Debt Security, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

  iii.
  to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States, of the holder or beneficial owner of a WPC Finance Debt Security, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

  iv.
  to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

  v.
  to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

  vi.
  to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

  vii.
  to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any WPC Finance Debt Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

  viii.
  to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related U.S. Department of Treasury Regulations and pronouncements (the Foreign Account Tax Compliance Act, or "FATCA") or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

  ix.
  in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), and (viii).

        The WPC Finance Debt Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the WPC Finance Debt Securities. Except as specifically provided under this heading "—Payment of Additional Amounts," neither WPC Finance nor the Company, as applicable, will be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

        As used under this heading "—Payment of Additional Amounts" and under the heading "—Redemption for Tax Reasons," the term "United States" means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term "U.S. person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes; a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for Unites States income tax purposes; or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Redemption and Repurchase

        The WPC Finance Debt Securities of any series may be redeemable at WPC Finance's option or may be subject to mandatory redemption by WPC Finance as required by a sinking fund or otherwise. In addition, the WPC Finance Debt Securities of any series may be subject to repurchase by WPC Finance at the option of the holders thereof. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or optional repurchase of the WPC Finance Debt Securities of the particular series.

Redemption for Tax Reasons

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the Netherlands or the United States or any taxing authority thereof or therein, as applicable, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the issuance of the WPC Finance Debt Securities of a series, WPC Finance or the Company becomes or, based upon a written opinion of independent counsel selected by them, will become obligated to pay Additional Amounts as described herein under the heading "—Payment of Additional Amounts" with respect to the WPC Finance Debt Securities of such series, then WPC Finance may at any time at its option, having given not less than 30 nor more than 60 days prior notice to holders, redeem, in whole, but not in part, such WPC Finance Debt Securities at a redemption price equal to 100% of their principal amount of such WPC Finance Debt Securities, together with accrued and unpaid interest on such WPC Finance Debt Security to, but not including, the date fixed for redemption.

Merger, Consolidation and Transfer of Assets

        The WPC Finance Indenture provides that neither WPC Finance nor the Company may, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other person or (ii) sell, lease, assign, transfer or otherwise convey all or substantially all of the assets of WPC Finance or the Company, as applicable, and its subsidiaries, taken as a whole, to any other person, in each case, unless:

  •
  in such transaction or transactions, either (i) WPC Finance or the Company, as applicable, will be the continuing person (in the case of a merger) or (ii) the successor person (if other than WPC Finance or the Company, as applicable) formed by or resulting from the consolidation, amalgamation or merger or to which such assets will have been sold, leased, assigned, transferred or otherwise conveyed (A) is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands or a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof, as applicable, and (B) will, by a supplemental indenture to the WPC Finance Indenture, expressly assume the due and punctual performance of all of WPC Finance's or the Company's, as applicable, payment and other obligations under the WPC Finance Indenture and all of the WPC Finance Debt Securities and Guarantee outstanding thereunder;

  •
  immediately after giving effect to such transaction or transactions, no Event of Default under the WPC Finance Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the WPC Finance Indenture, will have occurred and be continuing; and

  •
  the Trustee will have received an officer's certificate and opinion of counsel from WPC Finance or the Company, as applicable, to the effect that all conditions precedent to such transaction or transactions have been satisfied.

        Upon any consolidation or amalgamation by WPC Finance or the Company, as applicable, with, or WPC Finance's or the Company's, as applicable, merger into, any other person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of WPC Finance or the Company, as applicable, and its subsidiaries, taken as a whole, to any person, in each case in accordance with the provisions of the WPC Finance Indenture described above, the successor person formed by the consolidation or amalgamation or into which WPC Finance or the Company, as applicable, is merged or to which such sale, lease, assignment, transfer or other conveyance is made, as applicable, will succeed to, and be substituted for, WPC Finance or the Company, as applicable, and may exercise every right and power of WPC Finance or the Company, as applicable, under the WPC Finance Indenture with the same effect as if such successor person had been named as WPC Finance or the Company, as applicable, in the WPC Finance Indenture; and thereafter, the predecessor person will be released from all of its obligations and covenants under the WPC Finance Indenture and the outstanding WPC Finance Debt Securities and the Guarantee, as applicable.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the WPC Finance Debt Securities of any series is defined in the WPC Finance Indenture as being:

  i.
  default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any WPC Finance Debt Security of that series;

  ii.
  default in payment of any principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of, or premium, if any, on, any WPC Finance Debt Security of that series when due, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

  iii.
  default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any WPC Finance Debt Security of that series;

  iv.
  default in the performance or observance, or breach, of any covenant or other agreement of WPC Finance or the Company, as applicable, in the WPC Finance Indenture or any WPC Finance Debt Security of that series not covered elsewhere in this section, other than a covenant or other agreement included in the WPC Finance Indenture solely for the benefit of a series of WPC Finance Debt Securities other than that series, which will not have been remedied for a period of 60 days after written notice to WPC Finance and the Company by the Trustee or to WPC Finance, the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the WPC Finance Debt Securities of that series then outstanding;

  v.
  default by WPC Finance or the Company, as applicable, to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any indebtedness for money borrowed by WPC Finance or the Company, as applicable, in excess of $50,000,000 principal amount, or a default under any such indebtedness resulting in the acceleration prior to the stated maturity of the principal amount of such indebtedness in excess of $50,000,000, and such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days thereafter;

  vi.
  specified events of bankruptcy, insolvency, or reorganization with respect to WPC Finance or the Company, as applicable, or their respective significant subsidiaries (as defined in Regulation S-X under the Securities Act);

  vii.
  the Guarantee ceasing to be in full force and effect or the taking of any action by WPC Finance or the Company to question the validity of the Guarantee; or

  viii.
  any other Event of Default established for the WPC Finance Debt Securities of that series.

        No Event of Default with respect to any particular series of WPC Finance Debt Securities necessarily constitutes an Event of Default with respect to any other series of WPC Finance Debt Securities. The Trustee is required to give notice to holders of the WPC Finance Debt Securities of the applicable series within 90 days after a responsible officer of the Trustee has actual knowledge of a default relating to such WPC Finance Debt Securities.

        If an Event of Default specified in clause (vi) above occurs, then the principal amount of all the outstanding WPC Finance Debt Securities and unpaid interest, if any, accrued thereon will automatically become immediately due and payable. If any other Event of Default with respect to the outstanding WPC Finance Debt Securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the WPC Finance Debt Securities of that series then outstanding may declare the principal amount of, or if WPC Finance Debt Securities of that series are OID securities such lesser amount as may be specified in the terms of, the WPC Finance Debt Securities of that series, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the WPC Finance Debt Securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

        The WPC Finance Indenture provides that no holders of WPC Finance Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the WPC Finance Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding WPC Finance Debt Securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of that series. Notwithstanding any other provision of the WPC Finance Indenture, each holder of a WPC Finance Debt Security will have the right, which is absolute and unconditional, to receive payment of principal of, and premium, if any, and interest, if any, and any Additional Amounts on, that WPC Finance Debt Security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the WPC Finance Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the WPC Finance Indenture at the request or direction of any of the holders of WPC Finance Debt Securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the WPC Finance Indenture or with any series of WPC Finance Debt Securities, such direction would not be unduly prejudicial to the rights of any other holder of WPC Finance Debt Securities of that series (or the WPC Finance Debt Securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Within 120 days after the close of each fiscal year, WPC Finance and the Company must deliver to the Trustee an officer's certificate stating whether or not the certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the WPC Finance Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

        The WPC Finance Indenture permits WPC Finance, the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of each series issued under the WPC Finance Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the WPC Finance Indenture or of the WPC Finance Debt Securities of the applicable series or the rights of the holders of the WPC Finance Debt Securities of the applicable series under the WPC Finance Indenture. However, no modification or amendment will, without the consent of the holder of each outstanding WPC Finance Debt Security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any instalment of interest, if any, on, or any Additional Amounts, if any, with respect to, any WPC Finance Debt Security; or

  •
  reduce the principal of, or premium, if any, on, any WPC Finance Debt Security or reduce the rate (or modify the calculation of such rate) of interest, if any, on, or the redemption or repurchase price of, or any Additional Amounts with respect to, any WPC Finance Debt Security or change WPC Finance's obligation to pay Additional Amounts; or

  •
  reduce the amount of principal of any OID security that would be due and payable upon acceleration of the maturity thereof; or

  •
  change the date(s) on which, or period(s) in which, any WPC Finance Debt Security is subject to redemption or repurchase or otherwise alter the provisions with respect to the redemption or repurchase of any WPC Finance Debt Security in a manner that is adverse to the interests of the holder of such WPC Finance Debt Security; or

  •
  change any place where, or the currency in which, any WPC Finance Debt Security is payable; or

  •
  impair the holder's right to institute suit to enforce the payment of any WPC Finance Debt Security on or after their stated maturity, or in the case of redemption, on or after the redemption date, or in the case of repurchase, on or after the date for repurchase; or

  •
  reduce the percentage of the outstanding WPC Finance Debt Securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such WPC Finance Indenture or specified defaults under the WPC Finance Indenture and their consequences; or

  •
  modify the provisions relating to the requirements for the modification or amendment of the WPC Finance Indenture with the consent of each holder, of the waiver of compliance with specific provisions of the WPC Finance Indenture or specified defaults under the WPC Finance Indenture, except to increase the percentage of holders of WPC Finance Debt Securities of any series outstanding under the WPC Finance Indenture required to effect that action or to provide that certain other provisions of the WPC Finance Indenture may not be modified or waived without the consent of the holder of each outstanding WPC Finance Debt Security affected thereby; or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable WPC Finance Debt Securities.

        The WPC Finance Indenture also contains provisions permitting WPC Finance, the Company and the Trustee, without the consent of the holders of any WPC Finance Debt Securities, to modify or amend the WPC Finance Indenture, among other things:

  •
  to add to the Events of Default for all or any series of WPC Finance Debt Securities;

  •
  to add to the covenants for the benefit of the holders of all or any series of WPC Finance Debt Securities;

  •
  to provide for security of WPC Finance Debt Securities of all or any series or to add guarantees (in addition to the Guarantee) in favor of WPC Finance Debt Securities of all or any series;

  •
  to establish the form or terms of WPC Finance Debt Securities of any series, and the form of the Guarantee of any series of WPC Finance Debt Securities;

  •
  to cure any mistake or ambiguity or correct or supplement any provision in the WPC Finance Indenture which may be defective or inconsistent with other provisions in the WPC Finance Indenture, or to make any other provisions with respect to matters or questions arising under the WPC Finance Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the WPC Finance Indenture under the Trust Indenture Act, in each case which will not adversely affect the interests of the holders of any WPC Finance Debt Securities;

  •
  to amend or supplement any provision contained in the WPC Finance Indenture, provided that the amendment or supplement does not apply to any outstanding WPC Finance Debt Securities issued before the date of the amendment or supplement and entitled to the benefits of that provision;

  •
  to conform the terms of the WPC Finance Indenture or the WPC Finance Debt Securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of those WPC Finance Debt Securities; or

  •
  to modify, alter, amend or supplement the WPC Finance Debt Securities in any other respect that will not adversely affect the interests of any of the holders of any WPC Finance Debt Securities.

        The holders of a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of any series may, on behalf of all holders of WPC Finance Debt Securities of that series, waive any continuing default under the WPC Finance Indenture with respect to the WPC Finance Debt Securities of that series and its consequences, except a default (i) in the payment of principal of, or premium, if any, or interest, if any, on, the WPC Finance Debt Securities of that series, or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding WPC Finance Debt Security of the affected series.

        The WPC Finance Indenture contains provisions for convening meetings of the holders of WPC Finance Debt Securities. A meeting may be called at any time by the Trustee, WPC Finance or the holders of at least 10% in aggregate principal amount of the outstanding WPC Finance Debt Securities of any series. Notice of a meeting must be given in accordance with the provisions of the WPC Finance Indenture. Except for any consent or waiver that must be given by the holder of each outstanding WPC Finance Debt Security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding WPC Finance Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding WPC Finance Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of WPC Finance Debt Securities of any series duly held in accordance with the WPC Finance Indenture will be binding on all holders of WPC Finance Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver that may be given by the holders of a supermajority in aggregate principal amount of the outstanding WPC Finance Debt Securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding WPC Finance Debt Securities of that series will constitute a quorum.

Book-entry Procedures, Delivery and Form

Global Clearance and Settlement

        Unless otherwise provided in the applicable prospectus supplement, the WPC Finance Debt Securities will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear Bank S.A./N.A as operator (the "Euroclear Operator") of the Euroclear system ("Euroclear") and International Clearstream ("Clearstream"). References to "global note(s)" in this "Description of WPC Finance Debt Securities and Guarantee" refer to such global note(s). Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear, Clearstream or their respective nominees.

        Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations specified in the applicable prospectus supplement. Investors may hold WPC Finance Debt Securities directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

        Owners of beneficial interests in the global notes will not be entitled to have the WPC Finance Debt Securities registered in their names, and, except as described herein, will not receive or be entitled to receive physical delivery of such WPC Finance Debt Securities in definitive form. So long as the common depositary for Euroclear and Clearstream is the registered owner of the global notes, the common depositary for all purposes will be considered the sole holder of the WPC Finance Debt Security represented by the global notes under the WPC Finance Indenture and the global notes. Except as provided below, beneficial owners will not be considered the owners or holders of a WPC Finance Debt Security under the WPC Finance Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the WPC Finance Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the WPC Finance Indenture. Under existing industry practices, if WPC Finance requests any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the WPC Finance Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

        Clearstream and Euroclear have indicated that they intend to use the following respective procedures for global notes. Clearstream and Euroclear may change these procedures from time to time. Neither the Company nor WPC Finance is responsible for these procedures. You should contact Clearstream and Euroclear or their respective participants directly to discuss these matters.

  Clearstream

        Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

        Distributions with respect to WPC Finance Debt Securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

  Euroclear

        Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no records of or relationship with persons holding through Euroclear participants.

        Distributions with respect to a WPC Finance Debt Security held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

  Euroclear and Clearstream Arrangements

        So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the WPC Finance Debt Securities represented by such global notes for all purposes under the WPC Finance Indenture and the WPC Finance Debt Securities. Payments of principal, premium, if any, interest and Additional Amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of WPC Finance, the Company, the Trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system's rules and procedures.

        Due to the fact that Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of Indirect Participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

  Initial Settlement

        WPC Finance understands that investors that hold WPC Finance Debt Securities through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, the WPC Finance Debt Securities will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for the value on the settlement date.

  Secondary Market Trading

        Due to the fact that the purchaser determines the place of delivery, it is important to establish at the time of trading of any WPC Finance Debt Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        WPC Finance understands that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

        Investors will only be able to make and receive deliveries, payments and other communications involving the WPC Finance Debt Securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or the Netherlands.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the WPC Finance Debt Securities, or to make or receive a payment or delivery of the WPC Finance Debt Securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

        Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the WPC Finance Debt Securities among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

  Exchange of Global Notes for Certificated Notes

        Subject to certain conditions, WPC Finance Debt Securities represented by global notes may not be exchanged for certificated notes in definitive form unless:

  •
  the common depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and WPC Finance fails to appoint a successor depositary within 60 days;

  •
  WPC Finance, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated notes; or

  •
  there has occurred and is continuing an Event of Default with respect to the WPC Finance Debt Securities.

        In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

        Payments (including principal, premium and interest and Additional Amounts) and transfers with respect to WPC Finance Debt Securities in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the paying agent specified in the applicable prospectus supplement) or, at WPC Finance's option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the WPC Finance Debt Securities (maintained by the registrar specified in the applicable prospectus supplement), provided that all payments (including principal, premium, interest and Additional Amounts) on WPC Finance Debt Securities in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

Discharge, Legal Defeasance and Covenant Defeasance

  Satisfaction and Discharge

        Upon WPC Finance's direction, the WPC Finance Indenture will cease to be of further effect with respect to the WPC Finance Debt Securities of any series specified by WPC Finance, subject to the survival of specified provisions of the WPC Finance Indenture, including (unless the accompanying prospectus supplement provides otherwise) WPC Finance's obligation to repurchase such WPC Finance Debt Securities at the option of the holders thereof, if applicable, and WPC Finance's obligation to pay Additional Amounts in respect of such WPC Finance Debt Securities to the extent described below, when:

  •
  either

  i.
  all outstanding WPC Finance Debt Securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

  ii.
  all WPC Finance Debt Securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and WPC Finance or the Company, as applicable, has irrevocably deposited with the Trustee, in trust, funds in the currency in which the WPC Finance Debt Securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the WPC Finance Debt Securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the WPC Finance Debt Securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by WPC Finance, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the WPC Finance Debt Securities of that series have become due and payable, or to the stated maturity or redemption date of the WPC Finance Debt Securities of that series, as the case may be;

  •
  WPC Finance or the Company, as applicable, has paid all other sums payable under the WPC Finance Indenture with respect to the WPC Finance Debt Securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officer's certificate and an opinion of counsel from WPC Finance and the Company to the effect that all conditions precedent to the satisfaction and discharge of the WPC Finance Indenture in respect of the WPC Finance Debt Securities of such series have been satisfied.

        If the WPC Finance Debt Securities of any series provide for the payment of Additional Amounts, WPC Finance or the Company, as applicable, will remain obligated, following the deposit described above, to pay Additional Amounts on those WPC Finance Debt Securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

  Legal Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, WPC Finance may elect with respect to the WPC Finance Debt Securities of the particular series either:

  •
  to defease and discharge each of itself and the Company, as applicable, from any and all obligations with respect to those WPC Finance Debt Securities ("WPC Finance Legal Defeasance"), except for, among other things:

  i.
  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those WPC Finance Debt Securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

  ii.
  the obligations to register the transfer or exchange of those WPC Finance Debt Securities,

  iii.
  the obligation to replace temporary or mutilated, destroyed, lost, or stolen WPC Finance Debt Securities,

  iv.
  the obligation to maintain an office or agent of WPC Finance in The City of New York or London, as applicable, in respect of those WPC Finance Debt Securities,

  v.
  the obligation to hold moneys for payment in respect of those WPC Finance Debt Securities in trust, and

  vi.
  the obligation, if applicable, to repurchase those WPC Finance Debt Securities at the option of the holders thereof, or

  •
  to be released from their obligations with respect to those WPC Finance Debt Securities under any covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an Event of Default with respect to those WPC Finance Debt Securities ("WPC Finance Covenant Defeasance"), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of funds in the currency in which those WPC Finance Debt Securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the WPC Finance Indenture) in an amount that, through the payment of principal and interest in accordance with their terms, will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank, to pay the principal thereof and premium, if any, and interest, if any, thereon, and, to the extent that (x) those WPC Finance Debt Securities provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by WPC Finance, in the exercise of its sole discretion, the Additional Amounts with respect to those WPC Finance Debt Securities, and any mandatory sinking fund or analogous payments on those WPC Finance Debt Securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

        The WPC Finance Legal Defeasance or WPC Finance Covenant Defeasance described above will only be effective if, among other things:

  •
  it will not result in a breach or violation of, or constitute a default under, the WPC Finance Indenture or any other agreement or instrument to which WPC Finance or the Company or any of their respective significant subsidiaries is a party or is bound;

  •
  in the case of WPC Finance Legal Defeasance, WPC Finance and the Company will have delivered to the Trustee an opinion of counsel confirming that:

  i.
  WPC Finance (or the Company as guarantor) has received from, or there has been published by, the IRS a ruling; or

  ii.
  since the date of the WPC Finance Indenture, there has been a change in applicable U.S. federal income tax law,

    in either case to the effect that, and based on this ruling or change the opinion of counsel will confirm that, the holders of the WPC Finance Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the WPC Finance Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the WPC Finance Legal Defeasance had not occurred;

  •
  in the case of WPC Covenant Defeasance, WPC Finance and the Company will have delivered to the Trustee an opinion of counsel to the effect that the holders of the WPC Finance Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the WPC Finance Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the WPC Finance Covenant Defeasance had not occurred;

  •
  if the cash and government obligations deposited are sufficient to pay the outstanding WPC Finance Debt Securities of the applicable series on a particular redemption date, WPC Finance will have given the Trustee irrevocable instructions to redeem those WPC Finance Debt Securities on that date;

  •
  no Event of Default or default that with notice or lapse of time or both would become an Event of Default with respect to WPC Finance Debt Securities of the applicable series will have occurred and be continuing on the date of the deposit into trust; and, solely in the case of WPC Finance Legal Defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to WPC Finance or the Company, as applicable, or default which with notice or lapse of time or both would become such an Event of Default will have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  WPC Finance and the Company will have delivered to the Trustee an officer's certificate and opinion of counsel to the effect that all conditions precedent to the WPC Finance Legal Defeasance or WPC Finance Covenant Defeasance, as the case may be, have been satisfied.

        In the event WPC Finance effects a WPC Finance Covenant Defeasance with respect to WPC Finance Debt Securities of any series and those WPC Finance Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which the WPC Finance Covenant Defeasance has been effected, which covenants would no longer be applicable to the WPC Finance Debt Securities of that series after the WPC Covenant Defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect the WPC Covenant Defeasance may not be sufficient to pay amounts due on the WPC Finance Debt Securities of that series at the time of any acceleration resulting from that Event of

Default. However, WPC Finance and the Company, as guarantor, would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the WPC Finance Debt Securities of a particular series.

Concerning the Trustee

        There may be more than one Trustee under the WPC Finance Indenture, each with respect to one or more series of WPC Finance Debt Securities. If there are different Trustees for different series of WPC Finance Debt Securities, each Trustee will be a trustee separate and apart from any other Trustee under the WPC Finance Indenture. Unless otherwise specified in the applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of WPC Finance Debt Securities for which it is the trustee under the WPC Finance Indenture. Any Trustee under the WPC Finance Indenture may resign or be removed with respect to one or more series of WPC Finance Debt Securities. All payments of principal of, and premium, if any, and interest, if any, on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the WPC Finance Debt Securities) of, the WPC Finance Debt Securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

        U.S. Bank National Association is the trustee under the WPC Finance Indenture. WPC Finance or the Company may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the WPC Finance Indenture at the request of any holder of WPC Finance Debt Securities unless offered indemnity or security reasonably acceptable to it by the holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the WPC Finance Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of WPC Finance (and the Company, as guarantor), to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with WPC Finance and the Company. If it acquires any conflicting interest relating to any of its duties with respect to the WPC Finance Debt Securities, however, it must eliminate the conflict or resign as Trustee.

        Unless otherwise specified in the applicable prospectus supplement, the Trustee will be the initial paying agent. WPC Finance may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that WPC Finance must maintain a paying agent in each place of payment for each series of WPC Finance Debt Securities.

Governing Law

        The WPC Finance Indenture and the WPC Finance Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

        All notices to holders of WPC Finance Debt Securities will be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee or by electronic means in the case of global securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
RELEVANT TO HOLDERS OF OUR COMMON STOCK

        The following is a summary of the material U.S. federal income tax considerations of holding shares of our Common Stock. The law firm of DLA Piper LLP (US) has acted as counsel and reviewed this summary. For purposes of this section, references to "we," "our" and "us" mean only W. P. Carey Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Department of Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that we will operate our Company and our subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies;

  •
  partnerships and trusts;

  •
  persons subject to the alternative minimum tax;

  •
  persons who hold our stock on behalf of other persons as nominees;

  •
  persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

  •
  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "constructive ownership transaction," "synthetic security" or other integrated investment;

  •
  "S" corporations;

and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  foreign investors.

        This summary assumes that investors will hold their shares of our Common Stock as a capital asset, which generally means as property held for investment.

        The holding of shares of our Common Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder holding our Common Stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, and local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Common Stock.

Taxation of W. P. Carey Inc.

        We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT.

        The law firm of DLA Piper LLP (US) is acting as our tax counsel and has provided an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code from February 15, 2012, our date of incorporation, through our taxable year ended December 31, 2018 and that our present and proposed organization, ownership and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we believe that we have been organized and operated and intend to continue to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion of DLA Piper LLP (US) is expressed as of the date issued. DLA Piper LLP (US) has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under the section titled "—Requirements for REIT Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See the section below titled "—Failure to Qualify."

        Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate and distribute currently is taxed only at the stockholder level upon distribution to our stockholders.

        Domestic stockholders that are individuals, trusts or estates are generally taxed on qualified corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See the section titled "—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        Any net operating losses and other tax attributes of ours generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See the section titled "—Taxation of Stockholders."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains;

  •
  For tax years beginning prior to January 1, 2018, we may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses;

  •
  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below;

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax (currently 21%);

  •
  If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income;

  •
  If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we would be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure;

  •
  If we should fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (A) the amounts that we actually distributed and (B) the amounts of income from the taxable year we retained and upon which we paid income tax at the corporate level;

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for REIT Qualification—General";

  •
  A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary ("TRS") (as described below) that do not reflect arm's-length terms;

  •
  If we acquire appreciated assets from a corporation that is or has been taxable under subchapter C of the Code in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the applicable recognition period following their acquisition from the subchapter C corporation;

  •
  The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to U.S. federal corporate income tax to the extent that such subsidiaries are taxable as subchapter C corporations; and

  •
  Our subsidiaries that are classified as partnerships for U.S. federal income tax purposes may be required to pay tax, penalties and interest in connection with an income tax audit.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for REIT Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  4.
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  7.
  which meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT. In our case, we elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. Our Charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of Common Stock. To do so, we must demand written statements each year from the record holders of significant percentages of our Common Stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Department of Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our taxable year-end, and thereby satisfy this requirement.

        The Code provides relief from violations of the REIT gross income requirements, as described below under "—Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Subsidiary Entities

Ownership of Partnership Interests

        If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Department of Treasury Regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

        The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under these rules (which generally are effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although the application of certain aspects of these rules is still unclear, it is possible that they could result in the operating partnership being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these rules in many respects depend on the promulgation of future regulations or other guidance by the U.S. Treasury. Stockholders are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our Common Stock.

Disregarded Subsidiaries

        If we own a corporate subsidiary that is a qualified REIT subsidiary (a "QRS"), that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A QRS is any corporation, other than a TRS (as described below), that is directly or indirectly (through other disregarded entities) wholly owned by a REIT. Other entities that are wholly owned by us, including single member, domestic limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Foreign Assets and Subsidiaries

        With respect to any foreign properties, we have maintained, and will continue to maintain, appropriate books and records for our foreign properties in local currencies. Accordingly, for U.S. federal income tax purposes, including the 75% and 95% gross income tests summarized herein, our income, gains and losses from our foreign operations that are not held in TRSs will generally be calculated first in the applicable local currency, and then translated into United States dollars at appropriate exchange rates. On the periodic repatriation of monies from such foreign operations to the United States, we will be required to recognize foreign exchange gains or losses; however, any foreign exchange gains we recognize from repatriation are expected to constitute "real estate foreign exchange gains" under Section 856(n)(2) of the Code, and will thus be excluded from the 75% and 95% gross income tests summarized above.

        In addition, we own interests in entities that are both TRSs and "controlled foreign corporations" for U.S. federal income tax purposes, and we are deemed to receive our allocable share of certain income, referred to as Subpart F Income, earned by such controlled foreign corporations whether or not that income is actually distributed to us. Numerous exceptions apply in determining whether an item of income is Subpart F Income, including exceptions for rent received from an unrelated person and derived in the active conduct of a trade or business. Rents from real property are generally treated as earned in an active trade or business if the landlord/licensor regularly performs active and substantial management and operational functions with respect to the property while it is leased, but only if such activities are performed through the landlord/licensor's own officers or staff of employees. We believe our controlled foreign corporations generally do not satisfy this active rental exception however, and as a result we may recognize material amounts of Subpart F Income. Based on advice of counsel, we believe that that the types of Subpart F Income most likely to be recognized by us qualify under the 95% gross income test. However, we do not believe our Subpart F Income qualifies under the 75% gross income test.

REIT Subsidiaries

        Some of our subsidiaries may also be taxable as REITs. Provided such entities qualify as REITs under the Code, our equity in such entities will be a qualifying REIT asset under the quarterly REIT asset tests described below, and any dividends and/or gain on disposition of such equity will be qualifying REIT gross income under both the 75% and 95% gross income tests discussed below.

Taxable REIT Subsidiaries

        We will jointly elect with certain of our U.S. and non-U.S. subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. A TRS also includes any corporation other than a REIT with respect to which one of our TRSs owns more than 35% of the total voting power or value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

        We are not generally treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income, gain, or return of capital, as applicable. This treatment can affect our income and asset test calculations, as described below. Because we do not generally include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we will use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions. Our ownership of securities of TRSs will not be subject to the 5% or 10% asset tests, but will be subject to the 20% asset test, described below.

Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, generally must be derived from investments relating to real property, mortgages on real property or interests in real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities or interests in real property), "rents from real property," distributions received from other REITs, and gains from the sale of real estate assets (for taxable years beginning after December 31, 2015, including debt instruments of publicly offered REITs (as defined below), other than nonqualified publicly offered REIT debt instruments as defined in Section 856(c)(5)(L)(ii) of the Code), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., generally income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. For purposes of either one or both of the 75% and 95% gross income tests, two categories of foreign currency gain may be excluded from gross income: "real estate foreign exchange gain" and "passive foreign exchange gain." Real estate foreign exchange gain is not treated as gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain includes gain derived from certain qualified business units of the REIT and foreign currency gain attributable to (i) qualifying income under the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or (iii) being an obligor on an obligation secured by mortgages on real property or on interests in real property. In addition, passive foreign exchange gain is not treated as gross income for purposes of the 95% gross income test only. Passive foreign exchange gain includes real estate foreign exchange gain and foreign currency gain attributable to (i) qualifying income under the 95% gross income test, (ii) the acquisition or ownership of obligations, or (iii) being the obligor on obligations and that, in the case of (ii) and (iii), does not fall within the scope of the real estate foreign exchange definition. In all cases, we intend that any foreign currency transactions will be structured in a manner that will not jeopardize our status as a REIT. No assurance can be given that any foreign currency gains that we recognize directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test. Notwithstanding the foregoing, for taxable years beginning after December 31, 2015, in the case of an obligation secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such collateral, such personal property is treated as real property and interest income from the arrangement is treated as allocable to real property.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee.

        Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent generally must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue and that meets certain other requirements or through a TRS. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the income from such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount equal to at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value (or assets or net profits, as applicable), in the lessee's equity.

        We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Department of Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and interests in mortgages on real property and, for taxable years after December 31, 2015, debt instruments issued by REITs which are required to file annual and periodic reports with the SEC under the Exchange Act ("publicly offered REITs"), interests in mortgages on interests in real property, interests secured by a mortgage of both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of such real property and personal property, and personal property leased in connection with a lease of real property for which the fair market rental value attributable to such personal property is not greater than 15% of the total fair market rental value of all real and personal property received under such lease. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        Second, the value of any one issuer's "securities" (defined to exclude "real estate assets") that we own (other than a TRS or QRS) may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 10% asset tests do not apply to securities of TRSs and QRSs and the 10% asset test by value does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test by value, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code, as well as our equity interest in the partnership, if any.

        Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets (25% for taxable years before 2018). Fifth, not more than 25% of the value of our total assets is represented by securities (other than those securities includable as "real estate assets.") Sixth, for taxable years after December 31, 2015, not more than 25% of the value of our total assets is represented by nonqualified publicly offered REIT debt instruments.

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT, other than a publicly traded REIT (for taxable years beginning after December 31, 2017), may not so qualify (such debt, however, will not be treated as a "security" for purposes of the 10% asset test by value, as explained below).

        Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (A) $50,000 per failure, and (B) the product of the net income generated by the assets that caused the failure multiplied by the corporate tax rate (currently 21%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% asset test by value, a Debt Security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        We believe that our holdings of securities and other assets comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor of Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See "—Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor, qualify as "straight debt" securities or qualify for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

        Some of our assets will consist of goodwill. We do not expect the value of any such goodwill to be significant, and, in any event, to negatively impact our compliance with the REIT asset tests.

        No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (i)
  the sum of

            (A)  90% of our "REIT taxable income," computed without regard to our net capital gains and the dividends paid deduction, and

            (B)  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

  (ii)
  the sum of specified items of non-cash income.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for dividends paid with respect to taxable years prior to 2015, to provide a tax deduction for us for such years, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents. For taxable years beginning after December 31, 2014, the preferential dividend rules no longer apply to publicly offered REITs. We are a publicly offered REIT.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (i) the amounts of capital gain distributions that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income.

        To the extent that we have available net operating losses carried forward from prior REIT tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions."

        If we should fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (A) the amounts actually distributed, and (B) the amounts of income for the taxable year we retained and on which we have paid corporate income tax.

        It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (i) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (ii) our inclusion of items in income for U.S. federal income tax purposes. Other potential sources of non-cash taxable income include:

  •
  "residual interests" in a real estate mortgage investment conduit or taxable mortgage pools;

  •
  loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

  •
  loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

        In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of stock or other property.

        We may be able to rectify a failure to pay sufficient dividends for any year by paying "deficiency dividends" to stockholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution.

        Under recent legislation, the deduction for net business interest is generally limited to 30% of the borrower's adjusted taxable income (excluding non-business income, net operating losses, business interest income, and, for taxable years beginning before January 1, 2022, computed without regard to depreciation and amortization). This limitation on the deductibility of net business interest could result in additional taxable income for us and our subsidiaries that are C corporations, including our TRSs, unless we or our subsidiaries qualify as real estate companies and elect not to be subject to such limitation in exchange for using longer depreciation periods that may otherwise be available.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in "Income Tests" and "Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including, for taxable years beginning prior to January 1, 2018, any applicable alternative minimum tax, on our taxable income at the regular corporate rate. We cannot deduct dividends to stockholders in any year in which we do not qualify to be taxed as a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at qualified dividend rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Sale-Leaseback Transactions

        Our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner, such as a financing arrangement or loan for U.S. federal income tax purposes. Even if our sale-leasebacks are treated as secured loans, for purposes of the REIT asset tests and the 75% gross income test, each "loan" would likely be considered to be collateralized by real property to the extent of the fair market value of the underlying property. As a result, we believe that we would continue to meet the REIT assets tests and gross income tests. However, it is possible that if one or more of our leases were recharacterized as a financing, the recharacterization of one or more of these transactions could cause us to fail to satisfy the REIT asset tests or gross income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned as a result of such recharacterization, and such failure could result in our failing to qualify as a REIT. In addition, if one or more of our leases were recharacterized as a loan, tax attributes associated with the ownership of real property—principally depreciation—would not be available to us, and the timing of our income inclusion would be affected. These changes in amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization could cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Prohibited Transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at the corporate rate.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

        We and our subsidiaries may enter into hedging transactions with respect to interest rate and foreign currency exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swaps, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Department of Treasury Regulations, any income from a hedging transaction will not constitute gross income for purposes of the 75% or 95% gross income tests if we entered into such hedging transaction (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Department of Treasury Regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, and (iii) for taxable years after December 31, 2015, primarily to manage risk with respect to a prior hedge entered into in connection with property that has been disposed of or liabilities that have been extinguished. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Redetermined Rents, Redetermined Deductions, Excess Interest and Redetermined TRS Service Income

        Any redetermined rents, redetermined deductions, excess interest or (for taxable years after December 31, 2015) redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our TRSs to any of our tenants, redetermined deductions and excess interest represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length agreements, and redetermined TRS service income is income of a TRS attributable to services provided to us or on our behalf that is less than the income that would have been earned from such services based on arm's length agreements. Rents we receive will not constitute redetermined rents if they qualify under the safe harbor provisions contained in the Code. We intend to deal with our TRSs on a commercially reasonable arm's length basis. However, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the difference between the arm's length amount and the amount actually paid.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

        In this section, the phrase "domestic stockholder" means a holder of shares of our Common Stock that for U.S. federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S federal income tax purposes, holds shares of our shares Inc. Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock.

  Distributions

        So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

  •
  qualified dividends received by the REIT from TRSs or other taxable C corporations; or

  •
  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, and, for taxable years beginning after December 31, 2015, to the extent that such gain does not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "—Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholders generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholders of record on a specified date in any such month will be treated as both paid by us and received by the stockholders on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        For taxable years beginning after December 31, 2017 and before January 1, 2026, a non-corporate U.S. stockholder may deduct 20% of ordinary REIT dividends (i.e., not including any REIT capital gain dividends or qualified dividends). The cumulative amount that a U.S. stockholder may deduct for any taxable year with respect to ordinary REIT dividends from all sources (together with certain other categories of income that are also eligible for such 20% deduction) may not exceed 20% of such U.S. stockholder's total taxable income (excluding any net capital gain). Under final U.S. Department of Treasury Regulations recently issued by the IRS, in order to qualify for this deduction with respect to a dividend on our common shares, a U.S. stockholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a stockholder's holding period during any period in which the stockholder has diminished its risk of loss with respect to the shares). Stockholders are urged to consult their tax advisors as to their ability to claim this deduction.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

  Dispositions of our stock

        In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (currently, of up to 37%) if the stock is held for one year or less, but will generally be eligible for the 20% deduction (described above). Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at the corporate rate (21%), whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Department of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that may not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

  Passive activity losses and investment interest limitations

        Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. If we make dividends to non-corporate domestic stockholders, the dividends will be treated as investment income for purposes of computing the investment interest limitation. However, net capital gain from the disposition of our stock (or distributions treated as such), capital gain dividends and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the domestic stockholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes.

        Certain domestic stockholders who are individuals, estates or trusts are also required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock.

Taxation of Non-U.S. Holders

        The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to certain non-U.S. holders. A "non-U.S. holder" is any person other than a domestic stockholder or an entity treated as a partnership for U.S. federal income tax purposes.

        The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

  Ordinary dividends

        The portion of distributions received by non-U.S. holders that (i) is payable out of our earnings and profits, (ii) is not attributable to our capital gains and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. We generally plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. holder unless either:

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  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, evidencing eligibility for that reduced rate with us; or

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  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income (i.e., certain income from taxable mortgage pools or Real Estate Mortgage Investment Conduits residual interests) allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder's share of our excess inclusion income. As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

        Subject to the discussion below, in general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) in the case of a non-U.S. holder that is a corporation.

  Non-dividend distributions

        Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the stockholder's proportionate share of our earnings and profits, plus (ii) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") (unless an exemption to FIRPTA applies for a specific non-U.S. holder, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

  Capital gain distributions

        Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or "USRPI capital gains," will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under "—Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder's U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

        A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend, if (i) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. The shares of our Common Stock are listed on the NYSE under the symbol "WPC." In addition, distributions to certain publicly traded non-U.S. holders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA and will instead be treated as ordinary dividend distributions, except to the extent owners of such qualified shareholder that are not also qualified shareholders own, actually or constructively, more than 10% of our Common Stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

  Dispositions of our stock

        Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock could be treated as a USRPI if 50% or more of our assets at any time during a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect to meet this 50% test.

        Even if the foregoing 50% test is met, however, our stock nonetheless will not constitute a USRPI if we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. In addition, effective as of December 18, 2015, any person that at all times during the testing period holds less than 5% of a class of our stock that is regularly traded on an established securities market in the United States is treated as a U.S. holder unless we have actual knowledge that such person is a non-U.S. holder. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA.

        In the event that we are not a domestically-controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable U.S. Department of Treasury Regulations, on an established securities market, a non-U.S. holder's sale of our Common Stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding Common Stock at all times during a specified testing period.

        If gain on the sale of our stock were subject to taxation under FIRPTA, or in the absence of a specific exemption for a non-U.S. holder, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        FIRPTA Exemption—Qualified Shareholders.    Subject to the exception discussed below, any distribution on or after December 18, 2015 to a "qualified shareholder" who holds stock of a REIT directly or indirectly (through one or more partnerships) will not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to special withholding rules under FIRPTA. While a "qualified shareholder" will not be subject to FIRPTA withholding on REIT distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of the stock of the REIT in which the "qualified shareholder" holds stock (whether or not by reason of the investor's ownership in the "qualified shareholder") may be subject to FIRPTA withholding.

        A "qualified shareholder" is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

        A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded (as defined in Section 7704(b) of the Internal Revenue Code, is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership for purposes of United States withholding taxes, and would be treated as a United States real property holding company if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        FIRPTA Exemption—Qualified Foreign Pension Funds.    Any distribution on or after December 18, 2015 to a "qualified foreign pension fund" or an entity all of the interests of which are held by a "qualified foreign pension fund" who holds REIT stock directly or indirectly (through one or more partnerships) will generally not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to the withholding rules under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (A) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employees or persons designated by such employees) as a result of services rendered by such employees to their employers or (B) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employees) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which an annual information reporting about its beneficiaries is provided or otherwise available to the relevant tax authorities in the country in which it is established or operates and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (B) taxation of any investment income of such organization or arrangement is deferred, excluded from gross income or such income is taxed at a reduced rate.

  Wash sales

        In general, special wash sale rules apply if a stockholder owning more than 5% of our Common Stock avoids a taxable distribution of gain recognized from the sale or exchange of USRPIs by selling our Common Stock before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our Common Stock. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of USRPIs in the same amount as if the avoided distribution had actually been received. Non-U.S. holders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. holders.

  Estate tax

        If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign Accounts

        The FATCA provisions of the Internal Revenue Code, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments (including dividends on our stock and, subject to the proposed U.S. Department of Treasury Regulations as discussed below, gross proceeds from the sale or other disposition of, our stock) made to "foreign financial institutions" and certain other non-United States entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. The requirements under FATCA may be modified by an intergovernmental agreement (an "IGA") between the United States and another country, such as the IGA between the United States and the Netherlands. Prospective investors should consult their tax advisors regarding this legislation and the applicability of any IGA in their home jurisdiction. Under the applicable U.S. Department of Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock. Proposed U.S. Department of Treasury Regulations have been issued that, when finalized, will provide that the 30% withholding tax will not apply to payments of gross proceeds from the sale, exchange or other disposition of our stock. In the preamble to the proposed U.S. Department of Treasury Regulations, the government provided that taxpayers may rely upon the proposed regulations until the issuance of final U.S. Department of Treasury Regulations.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt employee pension trust do not automatically constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (e.g., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock by value could be required to treat a percentage of its distributions as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a "pension-held REIT."

        Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state and local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

        We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholders who fails to certify its non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our Common Stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our Common Stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of Treasury. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.

  State, Local and Foreign Taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We own real property assets located in numerous jurisdictions, and will be required to file tax returns in some of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

  The Tax Cuts and Jobs Act

        The tax act commonly known as the TCJA was passed by Congress on December 20, 2017 and signed into law on December 22, 2017. The TCJA significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their shareholders. Technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on us or our stockholders. Potential investors should consult with their tax advisors regarding the effect of the TCJA on their particular circumstances (including the impact of other changes enacted as part of the TCJA that do not directly relate to REITs and thus are not discussed herein).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELEVANT
TO HOLDERS OF OUR DEBT SECURITIES

        The following is a general summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the Debt Securities covered by this prospectus. This discussion is for Holders (as defined below) that hold the Debt Securities as capital assets within the meaning of Section 1221 of the Code, and does not purport to discuss all U.S. federal income tax consequences that may be applicable to the individual circumstances of Holders in special tax situations, including but not limited to banks, insurance companies, other financial institutions, certain former citizens or residents of the United States, tax-exempt organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, brokers, dealers or traders in securities or currencies, mutual funds, regulated investment companies, REITs, S corporations, estates and trusts, a person subject to alternative minimum tax, a U.S. expatriate, Holders that hold the Debt Securities as part of a hedge, straddle, or an integrated or conversion transaction, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, or are partnerships or other pass-through entities. In all cases, prospective investors are advised to consult their own tax advisors regarding the U.S. federal income tax consequences of purchasing, owning, and disposing of Debt Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other taxing jurisdiction. In addition, this summary of certain U.S. federal income tax consequences is for general information only and is not tax advice for any particular Holder. Additionally, this summary does not address U.S. federal estate and gift tax consequences of holding the Debt Securities, the alternative minimum tax, or the tax laws of any state, locality or other political subdivision of the United States or other countries or jurisdictions.

        As we use the term, a "U.S. person" means any of the following:

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  an individual who, for U.S. federal income tax purposes, is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation without regard to its source; or

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  a trust if a court within the United States is able to exercise primary supervision over its administration and at least one U.S. person has authority to control all substantial decisions of the trust. Certain trusts in existence on August 20, 1996, that were treated as "U.S. persons" within the meaning of Section 7701(a)(30) of the Code before that date may have in effect an election to continue to be treated as U.S. persons in each case, whose status as a U.S. Holder is not overridden by an applicable tax treaty.

        "U.S. Holder" means a U.S. person that beneficially owns a Debt Security. "Non-U.S. Holder" means a beneficial owner of a Debt Security that is an individual, a corporation, an estate, or a trust that is not a U.S. person. "Holder" means either a U.S. Holder or a Non-U.S. Holder.

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Debt Securities, the treatment of a partner will generally depend upon the status of the particular partner and the activities of the partnership. If a partnership (or other entity or arrangement treated as such) holds Debt Securities, the partnership and its partners should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Debt Securities.

        The discussion below is based upon the Code, U.S. Department of Treasury Regulations thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date of this Prospectus Supplement and any of which may at any time be repealed, revoked or modified or subject to differing interpretations, potentially retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

        The summary of the U.S. federal income tax consequences set out below is for general information only. Prospective Holders should consult their own tax advisors regarding the tax consequences to them of purchasing, owning, and disposing of Debt Securities, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

Certain Contingent Payments

        In certain circumstances, we may redeem the Debt Securities at times earlier than the final maturity. In addition, in certain circumstances, we may be required to pay additional amounts to Non-U.S. Holders in respect of U.S. tax withholding or deductions. The possibility of such redemptions or the payment of such additional amounts may implicate the provisions of U.S. Department of Treasury Regulations relating to "contingent payment debt instruments." Under the applicable U.S. Department of Treasury Regulations, however, the possibility of redemption of the Debt Securities or the payment of additional amounts will not affect the amount, timing or character of income recognized by a Holder with respect to the Debt Securities if, as of the date the Debt Securities are issued, there is only a remote chance that we will redeem the Debt Securities or otherwise pay additional amounts on the Debt Securities, or certain other exceptions apply. We intend to take the position that the contingencies associated with any redemption or the payment of any additional amounts should not cause the Debt Securities to be subject to the contingent payment debt instrument rules. Our determination is binding on a Holder unless such Holder discloses its contrary position in the manner required by applicable U.S. Department of Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a Holder might be required to accrue interest income at a higher rate than the stated interest rate on the Debt Securities, and to treat as ordinary income any gain realized on the taxable disposition of a Debt Security. The remainder of this discussion assumes that the Debt Securities will not be treated as contingent payment debt instruments. Prospective Holders should consult their own tax advisors regarding the potential application to the Debt Securities of the contingent payment debt instrument rules and the consequences thereof.

U.S. Federal Income Tax Consequences to U.S. Holders

        Payments of Interest and Principal.    Payments of stated interest on the Debt Securities generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder's usual method of accounting for U.S. federal income tax purposes.

        Original Issue Discount.    It is expected that the issue price of the Debt Securities will equal the stated principal amount of the Debt Securities or the Debt Securities will be issued with no more than a de minimis amount of OID for U.S. federal income tax purposes.

        OID is treated as de minimis for U.S. federal income tax purposes if it is less than 0.25% of the principal amount of the Debt Securities multiplied by the number of complete years to maturity of the Debt Securities. If the Debt Securities are in fact issued at greater than de minimis OID or are treated as having been issued with OID under the U.S. Department of Treasury Regulations, then generally, the excess of the "stated redemption price at maturity" of the Debt Securities offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than "qualified stated interest payments" payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the Debt Securities offered hereunder are sold to the public) will constitute OID. A Holder must include OID in income over the term of the Debt Securities under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

        Under a provision enacted in the TCJA applicable to taxable years beginning after December 31, 2018, a U.S. Holder using an accrual method of income tax accounting and issuing a financial statement for certain purposes may be required to accrue any OID on the Debt Securities in the manner reported on such financial statement (rather than under the provisions described above) if the financial statement reporting results in earlier inclusion of income. U.S. Holders reporting results of operations on financial statements should consult their tax advisors regarding the application of this provision to their particular circumstances.

        Sale, Exchange and Redemption of Debt Securities.    When a U.S. Holder sells, exchanges or otherwise disposes of a Debt Security in a taxable transaction, including by retirement or redemption, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized on the disposition or retirement (not including any amount attributable to accrued but unpaid interest) and the U.S. Holder's adjusted tax basis in the Debt Security. Any amount realized on the disposition that is attributable to accrued but unpaid stated interest will be taxable to a U.S. Holder as ordinary interest income to the extent not previously included in the U.S. Holder's gross income in the manner described above under "—Payments of Interest and Principal". A U.S. Holder's adjusted tax basis in a Debt Security generally will equal the amount paid for the Debt Security, increased by the amount of any OID (if any) included in the U.S. Holder's income with respect to the Debt Security. Any such gain or loss will be characterized as capital gain or loss and will be long term capital gain or loss if the Debt Security was held by the U.S. Holder for more than one year.

        Potential Acceleration of Income.    Accrual method taxpayers that prepare an "applicable financial statement" (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income such as OID and possibly de minimis OID in gross income no later than the time such amounts are reflected on such a financial statement. (The applicable of this rule to income of a debt instrument with OID is effective for taxable years beginning after December 31, 2018). In Notice 2018-80, the IRS announced that it intends to issue proposed regulations providing that this new rule will not apply to market discount. This could result in an acceleration of income recognition for income items differing from the above description although the precise application of this rule is unclear at this time.

        Net Investment Income.    A tax of 3.8% is imposed on the "net investment income" of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

        Interest.    The Debt Securities are intended to be treated as notes issued in registered form for U.S. federal income tax purposes. Payments of interest (including accrual of OID, if any) on a Debt Security held by a Non-U.S. Holder will be subject to a 30% U.S. federal income tax withheld at source, unless:

  •
  such Non-U.S. Holder meets the requirements for the portfolio interest exemption for Non-U.S. Holders described below;

  •
  such Non-U.S. Holder meets the requirements for a reduced rate of or exemption from withholding under a tax treaty or other statutory exemption (e.g., Section 892 of the Code); or

  •
  the interest is effectively connected with a trade or business conducted by such Non-U.S. Holder within the United States and the Non-U.S. Holder provides the required certification on IRS Form W-8ECI (or successor form).

        In some circumstances, a Non-U.S. Holder may be able to claim amounts that are withheld as a refund or a credit against its U.S. federal income tax liability, provided the required information is timely provided to the IRS.

        Portfolio Interest Exemption for Non-U.S. Holders.    Payments of interest on a Debt Security held by a Non-U.S. Holder that are not effectively connected with a trade or business of the Non-U.S. Holder within the United States (or if an income tax treaty applies, are not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) generally will be exempt from U.S. federal income and withholding taxes if the following conditions are satisfied:

  •
  the person otherwise required to withhold (the "Withholding Agent") receives, in the manner provided by U.S. tax authorities, a certification that the Non-U.S. Holder is not a U.S. person. A Non-U.S. Holder may provide this certification either (a) by providing a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or other documentation as may be prescribed by U.S. tax authorities, (b) by holding its Debt Security directly through a qualified intermediary (generally, a foreign financial institution having a withholding agreement with the IRS) and certain conditions are satisfied or (c) if a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Debt Security on behalf of the Non-U.S. Holder certifies to the Withholding Agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a United States person and provides the Withholding Agent with a copy of such statement. The appropriate documentation must be effective as to interest on the Debt Securities and be provided prior to the payment of such interest. If a change in circumstances makes any information on such documentation incorrect, then the Non-U.S. Holder must report the change within 30 days and provide new documentation to the Withholding Agent.

  •
  the Non-U.S. Holder (1) is not a bank that receives payments on the Debt Securities that are described in Section 881(c)(3)(A) of the Code, (2) is not a "10-percent shareholder" within the meaning of Section 871(h)(3) of the Code with respect to the Company (and WPC Holdco, if applicable), and (3) is not a controlled foreign corporation related to us within the meaning of Section 881(c)(3)(C) of the Code.

        Payments of interest on a Debt Security held by a Non-U.S. Holder that are effectively connected with a trade or business of the Non-U.S. Holder within the United States (and if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) may be exempt from U.S. federal withholding taxes, provided the Non-U.S. Holder provides a properly completed Form W-8ECI (or successor form) to the Withholding Agent. Although exempt from the 30% U.S. federal withholding tax, such payments may be subject to U.S. federal income tax on a net basis at graduated rates as if such Non-U.S. Holder were a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation, may also be subject to U.S. federal branch profits tax.

        Sale, Exchange and Redemption of Debt Securities.    Generally, Non-U.S. Holders will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Debt Security (other than amounts attributable to accrued interest the treatment of which is governed by the rules discussed above under "—Interest" and "—Portfolio Interest Exemption for Non-U.S. Holders") unless:

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of sale, exchange, redemption, retirement or other taxable disposition and meets certain conditions;

  •
  such Non-U.S. Holder is subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates; or

  •
  the gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder, and if an income tax treaty applies, is attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder.

        If any gain realized on a taxable disposition of a Debt Security is effectively connected with a U.S. trade or business of a Non-U.S. Holder (and if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such payments may be subject to U.S. federal income tax on a net basis at graduated rates as if such Non-U.S. Holder were a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation, such gain may also be subject to U.S. federal branch profits tax.

Information Reporting and Backup Withholding

        Payments of interest (including accrual of OID, if any) on Debt Securities held by non-exempt U.S. Holders are required to be reported to the IRS and the U.S. Holders. Payments of interest (including accrual of OID, if any) on Debt Securities held by Non-U.S. Holders generally will be reported to the IRS and the Non-U.S. Holders.

        Backup withholding of U.S. federal income tax at the applicable rate may apply to payments made on the Debt Securities and payments of proceeds from the sale of a Debt Security. Backup withholding will apply to such payments to beneficial owners who are not exempt recipients and that fail to provide certain identifying information, such as their respective taxpayer identification numbers in the manner required. Generally, individuals are not exempt recipients, while certain entities and Non-U.S. Holders who certify their status as such are exempt recipients.

        If a Holder (other than an exempt recipient) sells a Debt Security before the stated maturity to (or through) certain brokers, the broker must report the sale to the IRS and the Holder unless, in the case of a Non-U.S. Holder, the Non-U.S. Holder certifies that it is not a U.S. person (and certain other conditions are met). The broker may be required to withhold U.S. federal income tax at the applicable rate on the entire sale price unless such Holder provides certain information and, in the case of a Non-U.S. Holder, the Non-U.S. Holder certifies that it is not a U.S. person (and certain other conditions are met).

        Any amounts withheld under the backup withholding rules from a payment to a Holder would be allowed as a refund or credit against such Holder's U.S. federal income tax liability, provided the required information is timely provided to the IRS.

FATCA Withholding

        Non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding regime generally applies to payments of interest on our Debt Securities, and is expected to generally apply to other "withholdable payments" (including, subject to the proposed U.S. Department of Treasury Regulations as discussed below, payments of gross proceeds from a sale, repayment, retirement, or other disposition of our Debt Securities). Proposed U.S. Department of Treasury Regulations have been issued that, when finalized, will provide that such "gross proceeds" withholding will not apply. In the preamble to the proposed U.S. Department of Treasury Regulations, the government provided that taxpayers may rely upon the proposed regulations until the issuance of final U.S. Department of Treasury Regulations. In general, to avoid withholding, any non-U.S. intermediary through which a holder owns our Debt Securities must establish its compliance with the foregoing regime, and a Non-U.S. Holder must provide certain documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required, its direct and indirect U.S. owners. Non-U.S. Holders and holders who hold our Debt Securities through a non-U.S. intermediary are urged to consult their own tax advisor regarding foreign account tax compliance.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the Securities offered pursuant to this prospectus to or through one or more underwriters or dealers or we may sell the Securities to investors directly on our own behalf in those jurisdictions where we are authorized to do so or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell the Securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also, from time to time, authorize dealers or agents to offer and sell the Securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the Securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions, and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, or commissions from the purchasers for whom they may act as agents.

        Shares of our Common Stock may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and/or commissions received by them and any profit realized by them on resale of the Securities, may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act under certain contractual agreements with us. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Securities (if any such Securities are purchased).

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any such purchaser will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.

        The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the Securities hereby, certain underwriters and selling group members, as well as their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC, pursuant to which such persons may bid for or purchase Securities for the purpose of stabilizing their market price. The underwriters in an offering of Securities may also create a "short position" for their account by selling more Securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either (i) purchasing Securities in the open market following completion of the offering of such Securities or (ii) exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering), for the account of the other underwriters, the selling concession with respect to Securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph (or comparable transactions that are described in any accompanying prospectus supplement) may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        Shares of our Common Stock are listed on the NYSE under the symbol "WPC." Any Debt Securities, series of Preferred Stock or Warrants we offer will be new issues of Securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which Securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of or trading market for any Securities sold by us.

        Selling securityholders may use this prospectus in connection with resales of the Securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the Securities. Selling securityholders may be deemed to be underwriters in connection with the Securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of W.P. Carey Inc. for the year ended December 31, 2018 and the audited historical financial statements of Corporate Property Associates 17—Global Incorporated included on Exhibit 99.1 of W.P. Carey Inc.'s Current Report on Form 8-K/A dated November 19, 2018 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC. We do not expect to receive any of the proceeds from the sale of Securities to which this prospectus relates that are offered by any selling securityholders.

 LEGAL MATTERS

        The legality of the Securities offered hereby is being passed upon for W. P. Carey and WPC Eurobond B.V. by DLA Piper LLP (US) and DLA Piper Nederland N.V. In addition, the descriptions of U.S. federal income tax consequences contained in the sections entitled "Material U.S. Federal Income Tax Considerations Relevant To Holders Of Our Common Stock" and "Material U.S. Federal Income Tax Consideration To Holders Of Our debt Securities" are based on the opinion of DLA Piper LLP (US), which opinion is subject to various assumptions and is based on current tax law of the United States. Certain legal matters may be passed upon for any of the underwriters or agents by counsel named in the applicable prospectus supplement.

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        % Senior Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

J.P. Morgan

Barclays

                , 2019